As filed with the Securities and Exchange Commission on June 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sustainable Projects Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	2834	81-5445107
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Tankedraget 7

Aalborg, Denmark DK-9000

305-814-2915

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sune Mathiesen

Chief Executive Officer

Tankedraget 7

Aalborg, Denmark DK-9000

305-814-2915

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ben A. Stacke

Griffin D. Foster

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

Telephone: (612) 766-7000

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 10, 2024

PROSPECTUS

Shares

Sustainable Projects Group Inc.

Common Stock

We are offering shares of common stock, $0.0001 par value per share (the “Shares”), of Sustainable Projects Group Inc., a Nevada corporation (the “Company”), in an underwritten public offering. We anticipate a public offering price between $        and $           per Share (this “Offering”). Prior to the Offering, and subject to receiving stockholder approval, we intend to change our name to “Lithium Harvest, Inc.”

Our common stock is currently quoted on the OTC Pink tier of the over-the-counter market (“OTC Pink”) maintained by OTC Markets Group, Inc. (“OTC Markets”) under the symbol “SPGX.” However, the trading market for our common stock is sporadic and extremely limited. On June 7, 2024, the closing price of our common stock on the OTC Pink was $0.188 per share. In connection with this Offering, we are applying to list our common stock on the New York Stock Exchange (the “NYSE”) under the symbol “LIHV.” There can be no assurance that we will be successful in listing our common stock on the NYSE or that the trading prices of our common stock on the OTC Pink will be indicative of the prices of our common stock if our common stock were traded on the NYSE.

This offering is being underwritten on a firm commitment basis. We have granted the underwriters an option to purchase up to an additional           Shares, solely to cover overallotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus.

	No Exercise of Over- Allotment		Full Exercise of Over- Allotment
	Per Share	Total	Per Share	Total
Public offering price	$	$	$	$
Underwriting discount (1)	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

(1) In addition, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” for additional information.

Investing in our securities involves significant risks. You should review carefully the “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2024

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You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We do not take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

For investors outside the United States: We have not taken any action to permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Shares, and the distribution of this prospectus outside the United States.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, including information from independent industry analysts and publications, as well as our own estimates and research.

Our estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and are based on such data and our knowledge of our industry, which we believe to be reasonable. The independent industry publications used in this prospectus were not prepared on our behalf. While we are not aware of any misstatements regarding any information presented in this prospectus, forecasts, assumptions, expectations, beliefs, estimates and projects involve risk and uncertainties and are subject to change based on various factors, including those described under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

FINANCIAL STATEMENT PRESENTATION

On February 14, 2023, we completed a reverse acquisition, resulting in us becoming the sole holder of 100% of the membership interests in Lithium Harvest ApS, and which resulted in all of the common units being exchanged for shares of our common stock. In this prospectus, we refer to this transaction as the “Exchange Transaction.”

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

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PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying our Shares in this Offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Special Note Regarding Forward-Looking Statements.” You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements. Unless the context otherwise requires, “SPGX,” “we,” “us,” “our,” and the “Company” refer to Sustainable Projects Group Inc., a Nevada corporation, and its subsidiary following the closing of the Exchange Transaction. Unless the context otherwise requires, all references to “Legacy Lithium Harvest” refer to Lithium Harvest ApS, a Denmark private limited liability company. All references herein to the “Board” refer to the board of directors of the Company.

Overview

Sustainable Projects Group Inc. (“SPGX,” “we,” “us,” our” or the “Company”) is a pure-play lithium company focused on supplying high performance lithium compounds to the fast-growing electric vehicle (“EV”) and broader battery markets. We have developed a proprietary technology to extract lithium from oilfield wastewater, which we believe will enable us to manufacture lithium compounds quickly, at an attractive cost, and with a minimal environmental footprint, which we expect to provide us with a competitive advantage over other lithium manufacturers. We believe this competitive advantage will enable us to capitalize on the acceleration of vehicle electrification and renewable energy adoption.

We plan to start construction of our first two lithium carbonate manufacturing facilities in North Dakota in the second half of 2024, which we anticipate will be capable of manufacturing up to a total of 2,800 metric tons of lithium carbonate, and we plan to begin manufacturing battery-grade lithium compounds at such facilities in the second half of 2025. No assurance can be given that we will be able to establish such facilities or begin manufacturing within this timeframe or at all.

On February 14, 2023, we entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Legacy Lithium Harvest, and all of the shareholders of Legacy Lithium Harvest (the “Legacy Lithium Harvest Shareholders”). Pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding shares of capital stock of Legacy Lithium Harvest in exchange for issuing to the Legacy Lithium Harvest Shareholders 206,667,233 shares of our common stock. The Exchange Transaction closed on February 14, 2023.

Prior to the Exchange Transaction, we were a business development company engaged in project development and holdings through value-based investments and collaborative partnerships, including a joint venture relationship with Hero Wellness Systems Inc. (“Hero Wellness”) and a purchase agreement with the inventors of the Soy-yer Dough product line. During September 2022, we decided to exit the joint venture with Hero Wellness, and following the Exchange Transaction, we have not made final plans on the Soy-yer Dough project. We impaired our intangible assets associated with this project as of December 31, 2021.

Our Technology and Products

Direct Lithium Extraction Technology. Our Direct Lithium Extraction (“DLE”) technology enables us to extract and manufacture lithium compounds from oilfield wastewater in a few hours. Competing technologies typically extract and manufacture lithium compounds from brine or hard rock through processes that take up to two to three years. Our DLE technology also allows us to adjust production according to customer needs, which we believe puts us in a favorable position to meet growing demand.

Lithium Carbonate and Lithium Hydroxide. We plan to produce battery-grade lithium carbonate and lithium hydroxide for use in high performance lithium-ion batteries for EVs and broader battery markets. We plan to produce both standardized and customer specific compounds.

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Our Growth Strategy

To fully capitalize on the growing demand for lithium compounds, our growth strategy will involve continued investment in manufacturing facilities, research and development, and our people. Essential features of our growth strategy include:

●	Build and expand manufacturing capacities. We plan to start construction of our first two lithium carbonate manufacturing facilities in North Dakota in the second half of 2024, which we anticipate will be capable of manufacturing up to a total of 2,800 metric tons of lithium carbonate, and we plan to begin manufacturing battery-grade lithium compounds at such facilities in the second half of 2025. We plan to continue to invest in manufacturing capacity and aim to have a total manufacturing capacity of approximately 6,000 metric tons of lithium carbonate by the end of 2026.

●	Enter new geographic areas and expand North American operations. We believe that the federal and state governments in the U.S. and international governments will increasingly support the local and sustainable production of critical minerals, including lithium compounds, for the green energy transition. Our first lithium carbonate manufacturing facilities are planned to be established in North Dakota, and we intend to continue to expand our operations in North America in the near term, and eventually expand to Europe.

●	Continued investment in research and development and the expansion of our product portfolio. We believe that the continued evolution of battery technologies will require new forms of lithium to be produced. To ensure that we are well-positioned to develop new products to keep pace with the evolving battery technology industry, we plan to continue to focus and invest in research and development. Further, we plan to utilize our proprietary technology to expand our product portfolio to also include nickel, magnesium, and vanadium in the future.

●	Focus on sustainability. We believe that lithium will continue to be an important component of the green energy transition. Likewise, we believe that there will be a continued and increased focus on responsible lithium production and the Environmental, Social and Governance issues and concerns related to the production of lithium. Operating in a socially conscious, ethical, safe, and sustainable manner is reflected in our core values. Further, we believe that our DLE technology has the lowest environmental footprint of any lithium extraction technology in the industry. We believe that our sustainable extraction technology and our local manufacturing will differentiate us from our competitors and help us build important strategic relationships with customers and other stakeholders.

●	Invest in our people. Our business depends on highly specialized research scientists, engineers, a technical sales force, and experienced management. We are committed to investing in our people through training and development. We aim to attract and retain talent by cultivating an inclusive and positive working environment that creates and supports diversity and provides equal opportunity and fairness in our management systems.

Competitive Strengths

We believe the following strengths underpin our ability to grow our business and profitability:

●	Direct Lithium Extraction. Our DLE technology enables us to extract and manufacture lithium compounds from oilfield wastewater in a few hours. Competing technologies typically extract and manufacture lithium compounds from brine and hard rock through a process that takes up to two to three years. Our DLE technology also allows us to adjust production according to customer needs, which we believe puts us in a favorable position to meet growing demand.

●	Stable and readily available lithium feedstock. We use our DLE technology to produce high performance lithium compounds from oilfield wastewater (also referred to as “produced water”). The global oil and gas industry produces more than 250 million barrels of produced water per day, which will provide a stable supply of lithium feedstock. Further, our DLE technology does not require us to acquire land and obtain drilling permits, which we believe will allow us to establish new lithium operations and ramp production quicker than our competitors.

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●	Lower capital expenditures. We intend to construct our facilities on the land of our oil and gas partners and next to the oilfield wastewater pipelines. This eliminates the need to acquire land and the associated cost for doing so. Our facilities are based on a modular design, which enables us to achieve significant savings in the construction. We believe that our lower capital expenditures will allow us to ramp production quicker.

●	Lower production cost. Our feedstock is readily available on the surface, which eliminates the cost to establish, run, and maintain wells. Our proprietary pretreatment technology conditions the feedstock before lithium extraction and allows us to achieve higher yields. We intend to do both extraction and refining in the same facility, which would eliminate ground transportation and associated costs for transportation to a secondary manufacturing site. We believe that our low cost of production will provide us with a competitive advantage.

●	Minimal project risk. Competing technologies require comprehensive environmental studies and permits and it typically take up to 10 to 12 years to bring new lithium operations online. Our technology is based on a modular design and as our feedstock is readily available on the surface, we expect to be able to bring new projects online in just 12 to 18 months with no risk of not obtaining permits to drill. As part of our feedstock agreements, we are obligated to return wastewater from our operations to our partners, which eliminates the risk of not obtaining disposal permits.

●	Local manufacturing. We plan to produce our products as close to our customers as possible. We believe that governments will be increasingly focused on the local supply of critical minerals, and recent regulatory developments in our geographical focus areas strongly incentivize consumers, battery, and vehicle manufacturers to source locally produced lithium products.

●	Sustainable production. Competing technologies typically use large amounts of water and chemicals in the manufacturing process as well as emit large amounts of CO2. Our technology saves up to 500,000 gallons of water and 15,000 kg of CO2 per metric ton of lithium carbonate produced compared to traditional mining technologies, which we believe will be an increasingly important sales parameter.

Our Market

The market for battery grade lithium compounds is global, and we plan to sell our products worldwide. Based on estimates by Benchmark Minerals, lithium demand is forecasted to rise from 350,000 tons in 2020 to more than 3 million tons in 2030 and over 7 million tons in 2040, with a positive long-term price trend estimate in excess of $15,000 per ton for battery-grade lithium carbonate and lithium hydroxide from 2025 to 2040. We believe that the continued electrification of transportation and transition to renewable energy sources will support continued significant growth in demand for lithium compounds over the next decade.

Intellectual Property

Our success depends in part upon our ability to protect and use our DLE technology and the intellectual property rights related to our DLE technology.

On February 8, 2023, we received a “Grant Approval” notification from the Danish Patent and Trademark Office. This patent, which covers the extraction of minerals such as lithium from oilfield wastewater, will expire in 2042. On September 21, 2023, we submitted a Patent Cooperation Treaty (“PCT”) application. The PCT application was published on April 4, 2024, and we believe this further strengthens our patent portfolio.

Further, we have a pending application for a U.S. patent, which also covers the extraction of minerals such as lithium from oilfield wastewater. We expect this patent to be granted in the third quarter of 2024. If granted, we expect this patent will expire in 2042.

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Listing on the NYSE

Our common stock is currently quoted on the OTC Pink under the symbol “SPGX.” In connection with this Offering, we are applying to list our common stock on the NYSE under the symbol “LIHV.” If our listing application is approved, we expect to list our common stock on the NYSE upon consummation of the Offering, at which point our common stock will cease to be traded on the OTC Pink. No assurance can be given that our listing application will be approved. The NYSE listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet the NYSE listing requirements, including but not limited to a reverse split of our outstanding common stock (as further discussed below). There can be no assurance that our common stock will be listed on the NYSE.

Reverse Stock Split

Prior to the Offering, and subject to receiving stockholder approval, we intend to effect a reverse stock split within the range of 1-for-20 to 1-for-100 of our issued and outstanding shares of common stock. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 500,000,000 shares. The share and per share information in this prospectus does not reflect the proposed reverse stock split of the issued and outstanding shares of our common stock to occur on or immediately following the effective date of the registration statement of which this prospectus forms a part. This prospectus will be amended by an amendment to this registration statement to reflect the reverse stock split ratio and the effect of such reverse stock split.

Recent Developments

Name Change

Prior to the Offering, and subject to receiving stockholder approval, we intend to change our name to “Lithium Harvest, Inc.”

Private Financings

Between March 30, 2023 and December 6, 2023, we entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”), pursuant to which we issued 1,500,000 shares of common stock at $0.25 per share on August 18, 2023, 4,006,000 shares of common stock at $0.35 per share on August 18, 2023 and 3,341,000 shares of common stock at $0.35 per share on December 22, 2023 (collectively, the “Private Placement Shares”). In total, 8,847,000 Private Placement Shares were purchased by the Investors, resulting in aggregate gross proceeds to the Company of $2,946,450. Each of the Purchase Agreements contains representations, warranties and covenants made by the Company that are customary for transactions of this type.

North Dakota Facility I

We have entered into a lithium feedstock supply agreement with a leading midstream water management company. Pursuant to the supply agreement, we intend to establish a manufacturing facility in North Dakota with an annual capacity of 1,300 metric tons of lithium carbonate. As part of the feedstock supply agreement, we have obtained a sub-lease agreement which allows our lithium extraction facility to be co-located at the produced water collection site. The facility is initially expected to become operational in the second half of 2025. The facility will utilize the Company’s proprietary lithium technology and will be constructed well-side to further reduce its environmental footprint.

North Dakota Facility II

We have entered into a second lithium feedstock supply agreement with a leading midstream water management company. Pursuant to the supply agreement, we intend to establish a second manufacturing facility in North Dakota with an annual capacity of 1,500 metric tons of lithium carbonate. As part of the feedstock supply agreement, we have obtained a sub-lease agreement which allows our lithium extraction facility to be co-located at the produced water collection site. The facility is initially expected to become operational in the second half of 2025. The facility will utilize the Company’s proprietary lithium technology and will be constructed well-side to further reduce its environmental footprint.

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Summary Risk Factors

Our ability to execute on our business strategy is subject to a number of risks, which are discussed more fully in the section titled “Risk Factors.” You should carefully consider these risks before making an investment in our common stock. These risks include, among others, the following:

Risks Related to Our Business

●	Demand and market prices for lithium will greatly affect the value of our investment in our lithium projects and our ability to develop them successfully.
●	There is risk to the growth of lithium markets.
●	Fluctuating construction costs can impact our business.
●	Our inability to protect our intellectual property rights, or being accused of infringing on intellectual property rights of third parties, could have a material adverse effect on our business, financial condition and results of operations.
●	If we are unable to retain key personnel or attract new skilled personnel, it could have an adverse effect on our business.
●	The development of non-lithium battery technologies could adversely affect our business.

Risks Related to Our Financial Condition

●	We will need to raise additional capital to fund ongoing operations, and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests.
●	Our required capital expenditures can be complex, may experience delays or other difficulties, and the costs may exceed our estimates.
●	Our business and financial results may be adversely affected by various legal and regulatory proceedings.

Risks Related to Our Securities

●	The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell the shares of common stock when you want or at prices you find attractive.
●	Future sales of our common stock in the public market or the issuance of our common stock or securities convertible into common stock could depress the price of our common stock.
●	Our common stock is not currently traded at high volumes, and you may be unable to sell at or near ask prices if you need to sell or liquidate a substantial number of shares at one time.

Risks Related to this Offering and our Reverse Stock Split

●	Resales of our common stock being offered in this Offering in the public market may cause the market price of our common stock to fall.
●	Our management will have broad discretion over the use of the net proceeds from this Offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
●	You will experience immediate and substantial dilution in the book value per Share you purchase.
●	There can be no assurances that our common stock will be listed on the NYSE or, if listed, will not be subject to potential delisting if we do not continue to maintain the listing requirements of the NYSE.
●	The offering price per Share in this Offering is not an indication of the fair value of our common stock.
●	Our reverse stock split may not result in a proportional increase in the per share price of our common stock.
●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

General Risk Factors

●	Adverse conditions in the global economy, and volatility and disruption of financial markets, can negatively impact our business and results of operations.
●	Our business and operations could suffer in the event of cybersecurity breaches, information technology system failures, or network disruptions.
●	Natural disasters or other unanticipated catastrophes could impact our results of operations.
●	Our insurance may not fully cover all potential exposures.
●	We may be exposed to certain regulatory and financial risks related to climate change.
●	We may become party to litigation or other proceedings.
●	We may have certain conflicts of interest.

Corporate Information

Our principal executive offices are located at Tankedraget 7, Aalborg, Denmark DK-9000. Our telephone number is 305-814-2915. Our websites are www.lithiumharvest.com and www.spgroupe.com. Information contained on our websites is not a part of this prospectus and the inclusion of our website addresses in this prospectus is an inactive textual reference only.

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THE OFFERING

Issuer	Sustainable Projects Group Inc.

Shares offered by us	We are offering up to Shares of common stock (or Shares of common stock if the underwriters exercise their option to purchase additional Shares in full).

Common stock to be outstanding immediately after this Offering(1)	shares of common stock.

Over-allotment option	We have granted to the underwriters an option, exercisable within 30 days after the closing of this Offering, to purchase up to an additional Shares at the public offering price, less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the Offering of the Shares by this prospectus.

Use of proceeds

We estimate the proceeds from this Offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $ million (or $            million if the underwriters exercise their option to purchase additional Shares in full), assuming a public offering price of $           per Share, which is the midpoint of the price range on the cover page of this prospectus.

We intend to use the net proceeds for working capital and general corporate purposes, which include, but are not limited to, establishing our first lithium extraction plant(s). See “Use of Proceeds” for more information.

Underwriter compensation	In connection with this Offering, the underwriters will receive an underwriting discount equal to 7.0% of the gross proceeds from the sale of common stock in the Offering. We will also reimburse the underwriters for certain actual out-of-pocket expenses related to the Offering. See “Underwriting.”

Current market for our shares	Our common stock is currently quoted on the OTC Pink under the symbol “SPGX”. However, the trading market for our common stock is sporadic and extremely limited.

Proposed NYSE trading symbol and listing	In connection with this Offering, we are applying to list our common stock on the NYSE under the symbol “LIHV.” No assurance can be given that such listing will be approved or that a liquid trading market will develop for our common stock.

Reverse stock split	Prior to the Offering, and subject to receiving stockholder approval, we intend to effect a reverse stock split within the range of 1-for-20 to 1-for-100 of our issued and outstanding shares of common stock. All share and per share information in this prospectus does not reflect the proposed reverse stock split of the issued and outstanding shares of our common stock to occur on or immediately following the effective date of the registration statement of which this prospectus forms a part.

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Risk factors	Investing in our common stock involves a high degree of risk and purchasers of our common stock may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Lock-up agreements	All of our directors and executive officers expect to enter into lock-up agreements in connection with this Offering, pursuant to which, subject to certain exceptions, they agreed not to sell or otherwise dispose of their shares of common stock or any securities convertible into or exchangeable for common stock for a period of at least days after the date of this prospectus without the prior written consent of the underwriters. See “Underwriting—Lock-Up Agreements.”

Transfer agent and registrar	Empire Stock Transfer Inc.

(1) The number of shares of our common stock to be outstanding immediately after this Offering is based on shares of our common stock outstanding as of            , 2024, but does not include:

●	shares of our common stock that are reserved for equity awards under the Company’s 2023 Equity Incentive Plan (the “Incentive Plan”);
●	shares of common stock issuable upon the vesting of outstanding restricted stock units (“RSUs”); and
●	Shares issuable upon the exercise of the underwriters’ option to purchase additional Shares in this Offering.

Except as otherwise indicated, all information in this prospectus assumes no exercise of the underwriters’ option to purchase additional Shares in this Offering.

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SUMMARY FINANCIAL INFORMATION

The following tables summarize our consolidated financial data for our business. We have derived the summary consolidated statements of operations and comprehensive loss and balance sheet data as of March 31, 2024 and for the three months ended March 31, 2024 and 2023 from our interim consolidated financial statements and related notes included elsewhere in this prospectus. We have derived the summary consolidated statements of operations and comprehensive loss and balance sheet data as of December 31, 2023 and for the years ended December 31, 2023 and 2022 from our audited consolidated financial statements and related notes included elsewhere in this prospectus. The interim consolidated financial statements, in management’s opinion, have been prepared on the same basis as the audited financial statements and the related notes included elsewhere in this prospectus, and include all adjustments, consisting only of normal recurring adjustments, that management considers necessary for a fair presentation of the information for the periods presented. Our financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. Our historical results are not necessarily indicative of our future results. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus and the information contained under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022

Operating and administrative expenses
Advertising and promotion	$33,391	$-
Amortized right of use assets	178,022	-
Consulting fees	104,988	-
Depreciation	33,659	-
General and administrative expenses	57,393	2,192
Interest on lease	134,324	-
Management fees	775,165	108,190
Office maintenance and utilities	128,651	-
Professional fees	329,116	102,777
Rent	58,823	-
Stock based compensation	492,708	-
Travel expenses	108,087	9,785
Vehicle expense	46,500	-
Wages and salaries	516,926	-

Total operating and administrative expenses	2,997,753	222,944

Operating loss before other items	(2,997,753)	(222,944)
Miscellaneous income	251,089	-
Interest expense	(1,288)	-
Net Loss	(2,747,952)	(222,944)
Translation loss	(44,375)	(4,585)

Net loss and comprehensive loss, attributed to shareholders	$(2,792,327)	$(227,529)

Basic and diluted loss per share	$(0.011)	$(4.551)
Weighted average number of common shares outstanding	254,941,752	50,000

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CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2024	March 31, 2023

Operating Expenses
Administrative and other operating expenses	101,030	19,064
Advertising and marketing	2,147	-
Depreciation	10,212	770
Amortization of ROU Assets	59,516	-
Management fees	267,581	201,591
Professional fees	77,942	83,308
Rent expense	-	49,607
Operating expenses	42,889	-
Wages and salaries	145,329	53,476
Travel expenses	29,718	7,018
Vehicle expenses	23,953	-
Lease liability expense	42,688	-
Research and development expense	7,770	-
Stock based payments	148,195	-
	958,970	414,834

Operating loss before other items	(958,970)	(414,834)
Miscellaneous income	87,172	21,574
Interest (expense) income	(810)	1,228

Net loss	(872,608)	(392,032)
Comprehensive gain (loss) - translation	51,820	(4,898)

Net loss and comprehensive loss attributed to shareholders	$(820,788)	$(396,930)

Loss per share of common stock
-Basic and diluted	$(0.003)	$(0.003)
Weighted average no. of shares of common stock
-Basic and diluted	296,037,813	147,958,345

	As of March 31, 2024	As of December 31, 2023
Balance Sheet Data
Cash and cash equivalents	$399,945	$847,724,
Working deficit	(876,027)	(205,103)
Total assets	2,393,357	3,069,604
Total liabilities	3,007,058	3,010,712
Total common stock	296,037,813	296,037,813
Total stockholders’ (deficit) equity	(613,701)	58,892

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in this prospectus. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

●	changes in economic and business conditions;
●	estimates of and volatility in lithium prices or demand for lithium;
●	our limited operating history in the lithium industry;
●	availability of raw materials;
●	increases in the cost of raw materials and energy;
●	the pace of adoption and cost of developing electric transportation and storage technologies dependent upon lithium batteries;
●	changes in our market in general;
●	the occurrence of regulatory actions, proceedings, claims or litigation;
●	changes in laws and government regulations impacting our operations;
●	the effects of climate change, including any regulatory changes to which we might be subject;
●	hazards associated with chemicals manufacturing;
●	changes in accounting standards;
●	our ability to access capital and the financial markets;
●	volatility and uncertainties in the debt and equity markets;
●	the development of an active trading market for our common stock;
●	the occurrence of cyber-security breaches, terrorist attacks, industrial accidents or natural disasters;
●	technology or intellectual property infringement, including through cyber-security breaches, and other innovation risks;
●	recruiting, training and developing employees;
●	our failure to successfully execute our growth strategy, including any delays in our future growth;
●	our ability to begin construction of our manufacturing facilities as planned;
●	our ability to enter into supply and other vendor agreements necessary to sustain our operations;
●	decisions we may make in the future;and
●	other specific risks that may be referred to in this prospectus.

All statements, other than statements of historical facts, included in this prospectus regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this prospectus, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements in this prospectus are reasonable, we cannot assure stockholders and potential investors that these plans, intentions, or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements, except as required by federal securities laws. See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on our future results.

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Risk Factors

Risks Related to Our Business

Demand and market prices for lithium will greatly affect the value of our investment in our lithium projects and our ability to develop them successfully.

The prices of commodities vary on a daily basis. Price volatility could have dramatic effects on the results of operations and our ability to execute our business plan. The year 2023 saw significant fluctuations in lithium prices from the highs of around $80,000 per ton to levels of around $13,500 per metric ton as of the end of 2023. While lithium prices have recovered somewhat in 2024, there are no guarantees that the price of lithium carbonate will remain stable or increase. The price of lithium materials may also be reduced by the discovery of new lithium deposits and production methods, which could not only increase the overall supply of lithium (causing downward pressure on its price), but could draw new firms into the lithium industry that could compete with us. Even if commercial quantities of lithium are produced by us, there is no guarantee that a profitable market will exist for the sale of the lithium. The development of our projects will be significantly affected by changes in the market price of lithium-based end products, such as lithium carbonate and lithium hydroxide. Factors beyond our control may affect the marketability of any lithium produced. The prices of various metals have experienced significant movement over short periods of time and are affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The supply of and demand for lithium is affected by various factors, including, among others, political events, economic conditions and production costs in major producing regions. Furthermore, the price of lithium products is significantly affected by their purity and performance, and by the specifications of end-user battery manufacturers. If the products produced from our projects do not meet battery-grade quality and/or do not meet customer specifications, pricing will be reduced from that expected for battery-grade product. In turn, the availability of customers may also decrease. We may not be able to effectively mitigate against pricing risks for our products. Depressed pricing for our products will affect the level of revenues expected to be generated by us, which in turn could affect our value, share price and the potential value of our properties. There can be no assurance that the price of lithium will be such that it can be produced at a profit.

Competition within our industry may adversely affect our businesses and results of operations.

We face strong competition from companies in connection with the production of lithium. Many of these companies have greater financial resources, operational experience and technical capabilities than us, and as a result, our competitors may be able to produce and sell lithium at a lower cost than us. Consequently, our prospects, revenues, operations and financial condition could be materially adversely affected.

There is risk to the growth of lithium markets.

Our lithium business is significantly dependent on the continued growth in demand for lithium batteries for EVs and energy storage. To the extent that such development, adoption and growth do not occur in the volume and/or manner that we contemplate, including for reasons described under the heading “The development of non-lithium battery technologies could adversely affect us” above, the long-term growth in the markets for lithium products may be adversely affected, which would have a material adverse effect on our business, financial condition and operating results.

Our business is subject to hazards common to chemical and natural resource extraction businesses, any of which could injure our employees or other persons, damage our facilities or other properties, interrupt our production and adversely affect our reputation and results of operations.

Our business is subject to hazards common to chemical manufacturing, storage, handling and transportation, as well as natural resource extraction, including explosions, fires, severe weather, natural disasters, mechanical failure, unscheduled downtime, transportation interruptions, remediation, chemical spills, discharges or releases of toxic or hazardous substances or gases and other risks. These hazards can cause personal injury and loss of life to our employees and other persons, severe damage to, or destruction of, property and equipment and environmental contamination. In addition, the occurrence of disruptions, shutdowns or other material operating problems at our facilities due to any of these hazards may diminish our ability to meet our output goals. Accordingly, these hazards and their consequences could adversely affect our reputation and have a material adverse effect on our operations as a whole, including our results of operations and cash flows, both during and after the period of operational difficulties.

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Our business is subject to a number of operational risks.

We are subject to a number of operational risks and may not be adequately insured for certain risks, including, among others, environmental contamination, liabilities arising from historic operations, accidents or spills, industrial and transportation accidents, which may involve hazardous materials, labor disputes, catastrophic accidents, fires, blockades or other acts of social activism, changes in the regulatory environment, the impact of non-compliance with laws and regulations, natural phenomena such as inclement weather conditions, floods, earthquakes, ground movements, cave-ins, and encountering unusual or unexpected geological conditions and technological failure of exploration methods.

There is no assurance that the foregoing risks and hazards will not result in damage to, or destruction of, our property, personal injury or death, environmental damage, increased costs, monetary losses and potential legal liability and adverse governmental action. These factors could all have an adverse impact on our future cash flows, earnings, results of operations and financial condition.

The resource extraction business is cyclical in nature.

The resource extraction business and the marketability of the products it produces are affected by worldwide economic cycles. At the present time, the significant demand for lithium and other commodities in many countries is driving increased prices, but it is difficult to assess how long such demand may continue. Fluctuations in supply and demand of resources in various regions throughout the world are common.

As our business is in the development stage and as we do not carry on commercial-scale production activities, our ability to fund ongoing development is affected by the availability of financing which is, in turn, affected by the strength of the economy and other general economic factors.

Electronic vehicle regulations and economic incentives may impact our business.

Demand for lithium-based end products, such as lithium-ion batteries for use in EVs, may be impacted by changes to government regulation and economic incentives. Government and economic incentives that support the development and adoption of EVs in the U.S. and abroad, including certain tax exemptions, tax credits and rebates, may be reduced, eliminated or exhausted from time to time. For example, previously available incentives favoring EVs in areas including Canada, Germany, Hong Kong, and California have expired or were cancelled or made temporarily unavailable, and in some cases were not replaced or reinstituted. Any similar developments, including as a result of the upcoming U.S. presidential and congressional elections in November 2024, could have a negative impact on overall prospects for growth of the lithium market and pricing, which in turn could have a negative effect on us and our projects.

Our business depends on adequate infrastructure.

Resource extraction activities depend on adequate infrastructure. Reliable roads, bridges, and power sources are important determinants which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, or community, government or other interference in the maintenance or provision of such infrastructure could adversely affect our operations, financial condition and results of operations.

Fluctuating construction costs can impact our business.

As a result of the substantial expenditures involved in resource extraction development projects, developments are prone to material cost overruns versus budget. The capital expenditures and time required to develop new projects are considerable and changes in cost or construction schedules can significantly increase both the time and capital required to build the project.

Construction costs and timelines can be impacted by a wide variety of factors, many of which are beyond our control. These include, but are not limited to, weather conditions, ground conditions, availability of material required for construction, availability and performance of contractors and suppliers, inflation, delivery and installation of equipment, design changes, accuracy of estimates and availability of accommodations for the workforce.

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Project development schedules are also dependent on obtaining the governmental approvals necessary for the operation of a project. The timeline to obtain these government approvals is often beyond our control.

Our business could be adversely affected by environmental, health and safety laws and regulations.

The nature of our business exposes us to risks of liability under environmental laws and regulations due to the production, storage, use, transportation and sale of materials that can cause contamination or personal injury if released into the environment. In the jurisdictions in which we operate, or plan to operate, we are or will be subject to numerous U.S. and non-U.S. national, federal, state and local environmental, health and safety laws and regulations, including those governing the discharge of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated properties. Liabilities associated with the investigation and cleanup of hazardous substances, as well as personal injury, property damages or natural resource damages arising from the release of, or exposure to, such hazardous substances may be imposed in many situations without regard to violations of laws or regulations or other fault, and may also be imposed jointly and severally (so that a responsible party may be held liable for more than its share of the losses involved, or even the entire loss). Such liabilities may also be imposed on many different entities, including, for example, current and prior property owners or operators, as well as entities that arranged for the disposal of the hazardous substances. Such liabilities may be material and can be difficult to identify or quantify.

Further, some of the raw materials we handle are subject to government regulation. These regulations affect the manufacturing processes, handling, uses and applications of our products. In addition, our production facilities require numerous operating permits. Due to the nature of these requirements and changes in our operations, our operations may exceed limits under permits or we may not have the proper permits to conduct our operations. Ongoing compliance with such laws, regulations and permits is an important consideration for us, and we expect to incur substantial capital and operating costs in our compliance efforts. Compliance with environmental laws generally increases the costs of manufacturing, registration/approval requirements, transportation and storage of raw materials and finished products, and storage and disposal of wastes, and could have a material adverse effect on our results of operations. We may incur substantial costs, including fines, damages, criminal or civil sanctions and remediation costs, or experience interruptions in our operations, for violations arising under these laws or permit requirements. Furthermore, environmental laws are subject to change and have become increasingly stringent in recent years. We expect this trend to continue and to require materially increased capital expenditures and operating and compliance costs.

We are subject to extensive foreign government regulation that can negatively impact our business.

We are subject to government regulation in non-U.S. jurisdictions in which we conduct our business, including Denmark, among others. These jurisdictions may have different tax codes, environmental regulations, labor codes and legal frameworks, which add complexity to our compliance with these regulations. The requirements for compliance with these laws and regulations may be unclear or indeterminate and may involve significant costs, including additional capital expenditures or increased operating expenses, or require changes in business practice, in each case that could result in reduced profitability for our business. Our having to comply with these foreign laws or regulations may provide a competitive advantage to competitors who are not subject to comparable restrictions or prevent us from taking advantage of growth opportunities. Determination of noncompliance can result in penalties or sanctions that could also adversely impact our operating results and financial condition.

Our inability to protect our intellectual property rights, or being accused of infringing on intellectual property rights of third parties, could have a material adverse effect on our business, financial condition and results of operations.

We rely on the ability to protect our intellectual property rights and depend on patent, trademark and trade secret legislation to protect our proprietary know-how. There can be no assurance that we have adequately protected or will be able to adequately protect our valuable intellectual property rights, or will at all times have access to all intellectual property rights that are required to conduct our business or pursue our strategies, or that we will be able to adequately protect ourselves against any intellectual property infringement claims. There is also a risk that our competitors could independently develop similar technology, processes or know-how; that our trade secrets could be revealed to third parties; that any current or future patents, pending or granted, will not be broad enough to protect our intellectual property rights; or that foreign intellectual property laws will adequately protect such rights. The inability to protect our intellectual property could have a material adverse effect on our business, results of operations and financial condition.

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We could face patent infringement claims from our competitors or others alleging that our processes or products infringe on their proprietary technologies. If we are found to be infringing on the proprietary technology of others, we may be liable for damages and we may be required to change our processes, redesign our products partially or completely, pay to use the technology of others, stop using certain technologies or stop producing the infringing product entirely. Even if we ultimately prevail in an infringement suit, the existence of the suit could prompt customers to switch to products that are not the subject of infringement suits. We may not prevail in intellectual property litigation and such litigation may result in significant legal costs or otherwise impede our ability to produce and distribute key products.

In addition to patents, we also rely upon unpatented proprietary manufacturing expertise, continuing technological innovation and other trade secrets to develop and maintain our competitive position. While we generally enter into confidentiality agreements with our employees and third parties to protect our intellectual property, we cannot assure you that our confidentiality agreements will not be breached, that they will provide meaningful protection for our trade secrets and proprietary manufacturing expertise or that adequate remedies will be available in the event of an unauthorized use or disclosure of our trade secrets or manufacturing expertise. In addition, our trade secrets and know-how may be improperly obtained by other means, such as a breach of our information technologies security systems or direct theft.

If we are unable to retain key personnel or attract new skilled personnel, it could have an adverse effect on our business.

Our success depends on our ability to attract and retain key personnel, including our management team. In light of the specialized and technical nature of our business, our performance is dependent on the continued service of, and on our ability to attract and retain, qualified management, scientific, technical, marketing and support personnel. Competition for such personnel is intense, and we may be unable to continue to attract or retain such personnel. In addition, because of our reliance on our senior management team, the unanticipated departure of any key member of our management team could have an adverse effect on our business. Our future success depends, in part, on our ability to identify and develop or recruit talent to succeed our senior management and other key positions throughout the organization. If we fail to identify and develop or recruit successors, we are at risk of being harmed by the departures of these key employees. Effective succession planning is also important to our long-term success. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution.

The development of non-lithium battery technologies could adversely affect us.

The development and adoption of new battery technologies that rely on inputs other than lithium compounds could significantly impact our prospects and future revenues. While current and next generation high energy density batteries for use in EVs rely on lithium compounds as a critical input, alternative materials and technologies are being researched with the goal of making batteries lighter, more efficient, faster charging and less expensive, and some of these technologies could be less reliant on lithium compounds. We cannot predict which new technologies may ultimately prove to be commercially viable and on what time horizon, but commercialized battery technologies that use no, or significantly less, lithium could materially and adversely impact our prospects and future revenues.

Risks Related to Our Financial Condition

We will need to raise additional capital to fund ongoing operations, and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests.

In order for us to fund ongoing operations, we will need to raise additional capital, which additional capital may not be available on reasonable terms or at all. Moreover, we will need to raise additional funds to accomplish the following:

●	construction of our first two lithium carbonate manufacturing facilities;

●	pursuing growth opportunities, including sale of lithium carbonate;

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●	making capital improvements to improve our infrastructure;

●	hiring and retaining qualified management and key employees;

●	responding to competitive pressures;

●	complying with regulatory requirements such as licensing and registration; and

●	maintaining compliance with applicable laws, regulations and auditing and filing requirements.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and also could result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Management has concluded that there is substantial doubt about our ability to continue as a going concern, and the report of our independent registered public accounting firm contains an explanatory paragraph as to our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

Because we have limited operations and have sustained operating losses resulting in a deficit, substantial doubt exists regarding our ability to remain as a going concern. Accordingly, the report of Centurion ZD CPA & Co., our new independent registered public accounting firm, with respect to our financial statements as of and for the year ended December 31, 2023, includes an explanatory paragraph as to our potential inability to continue as a going concern. The doubts regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all.

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We are exposed to fluctuations in currency exchange rates, which may adversely affect our operating results.

We conduct our business and incur costs in the local currency of most of the countries in which we operate. Changes in exchange rates between foreign currencies and the U.S. Dollar will affect the recorded levels of our assets, liabilities, net sales, cost of goods sold and operating margins and could result in exchange losses. The primary currencies to which we have exposure are the Danish Krone and Euro. Exchange rates between these currencies and the U.S. Dollar in recent years have fluctuated significantly and may do so in the future. In addition to currency translation risks, we incur currency transaction risks whenever one of our operating subsidiaries enters into either a purchase or a sales transaction using a different currency from its functional currency. Our operating results may be affected by any volatility in currency exchange rates and our ability to manage effectively our currency transaction and translation risks.

Changes in, or the interpretation of, tax legislation or rates throughout the world could materially impact our results.

Our effective tax rate and related tax balance sheet attributes could be impacted by changes in tax legislation throughout the world.

Our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, expirations of tax holidays or rulings, changes in the assessment regarding the realization of the valuation of deferred tax assets, or changes in tax laws and regulations or their interpretation. Recent developments, including the European Commission’s investigations on illegal state aid, as well as the Organization for Economic Co-operation and Development project on Base Erosion and Profit Shifting, may result in changes to long-standing tax principles, which could adversely affect our effective tax rates or result in higher cash tax liabilities.

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We are and will be subject to the regular examination of our income tax returns by various tax authorities. Examinations in material jurisdictions or changes in laws, rules, regulations or interpretations by local taxing authorities could result in impacts to tax years open under statute or to foreign operating structures currently in place. We regularly assess the likelihood of adverse outcomes resulting from these examinations or changes in laws, rules, regulations or interpretations to determine the adequacy of our provision for taxes. It is possible the outcomes from these examinations will have a material adverse effect on our financial condition and operating results.

Our required capital expenditures can be complex, may experience delays or other difficulties, and the costs may exceed our estimates.

Our capital expenditures generally consist of and will consist of expenditures to maintain and improve existing equipment, facilities and properties, and substantial investments in new or expanded equipment, facilities and properties. Execution of these capital expenditures can be complex, and commencement of production will require start-up, commission and certification of product quality by our customers, which may impact the expected output and timing of sales of product from such facilities. Construction of large chemical operations is subject to numerous risks and uncertainties, including, among others, the ability to complete a project on a timely basis and in accordance with the estimated budget for such project and our ability to estimate future demand for our products. In addition, our returns on these capital expenditures may not meet our expectations.

Future capital expenditures may be significantly higher, depending on the investment requirements of any of our business lines, and may also vary substantially if we are required to undertake actions to compete with new technologies in our industry. We may not have the capital necessary to undertake these capital investments. If we are unable to do so, we may not be able to effectively compete in some of our markets.

Our business and financial results may be adversely affected by various legal and regulatory proceedings.

We may be involved in legal and regulatory proceedings, which may be material in the future. The outcome of proceedings, lawsuits and claims may differ from our expectations, leading us to change estimates of liabilities and related insurance receivables.

Legal and regulatory proceedings, whether with or without merit, and associated internal investigations, may be time-consuming and expensive to prosecute, defend or conduct, may divert management’s attention and other resources, inhibit our ability to sell our products, result in adverse judgments for damages, injunctive relief, penalties and fines, and otherwise negatively affect our business.

Due to material weaknesses in our internal control over financial reporting related to impairment of intangible assets associated with YER Brands Inc. and treatment of the reverse acquisition of Legacy Lithium Harvest on February 14, 2023 within the reporting of subsequent events, we had to restate our previously issued consolidated financial statements for several prior periods, which has resulted in unanticipated costs and may adversely affect investor confidence, our stock price, our ability to raise capital in the future and our reputation, and may result in stockholder litigation and regulatory actions.

We have incurred unanticipated costs for accounting and legal fees in connection with the restatements, and the restatements may have the effect of eroding investor confidence in our Company and our financial reporting and accounting practices and processes and may raise reputational issues for our business. The restatements may negatively impact the trading price of our securities and make it more difficult for us to raise capital on acceptable terms, or at all. In addition, the restatements and related material weaknesses in our internal control over financial reporting may also result in stockholder litigation against us, or adverse regulatory consequences, including investigations, penalties or suspensions by the SEC. Any such regulatory consequences, litigation, claim or dispute, whether successful or not, could subject us to additional costs, divert the attention of our management, or impair our reputation. Each of these consequences could have a material adverse effect on our business, results of operations and financial condition.

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Risks Related to Our Securities

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell the shares of common stock when you want or at prices you find attractive.

The price of our common stock as traded on the OTC Pink marketplace changes frequently. We expect that the market price of our common stock will continue to fluctuate. Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include, among others:

●	actual or anticipated announcements of technological innovations;

●	actual or anticipated changes in laws and governmental regulations;

●	disputes relating to patents or proprietary rights;

●	changes in business practices;

●	developments relating to our efforts to obtain additional financing to fund or expand our operations;

●	announcements by us regarding potential acquisitions and strategic alliances;

●	changes in industry trends or conditions;

●	our issuance of additional debt or equity securities; and

●	sales of a significant number of our shares of common stock or other securities in the market.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many small-cap companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, regardless of our operating results.

We are subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which would likely make it difficult for our stockholders to sell their shares.

Rule 3a51-1 of the Securities Exchange Act of 1934 (the “Exchange Act”) establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification would severely and adversely affect any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that such person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and
●	the fact that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of stockholders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our stockholders will, in all likelihood, find it difficult to sell their common stock.

If we are unable to develop and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, it could have a material adverse effect on our business.

We are required to provide a quarterly management certification and an annual management assessment of the effectiveness of our internal control over financial reporting. As of December 31, 2023, we disclosed the following material weaknesses that have not yet been remediated: (1) we currently lack a functioning audit committee and lack a majority of outside directors on the Company’s board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) we currently have inadequate segregation of duties consistent with control objectives; (3) we have insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of generally accepted accounting principles in the United States (“US GAAP”) and SEC disclosure requirements; (4) we have ineffective controls over period end financial disclosure and reporting processes; (5) we have ineffective controls over timely impairments of intangible assets; and (6) we lack internal control over financial reporting in the controls over the accounting treatment of subsequent events.

In addition, due to the material weaknesses in internal control over financial reporting, we have also determined that our disclosure controls and procedures are ineffective.

We cannot assure that the measures we have taken to date, and may take in the future, will be sufficient to remediate the control deficiencies that led to our material weaknesses in internal control over financial reporting or that they will prevent or avoid potential future material weaknesses to be identified in the future. The effectiveness of our internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. Any failure to design, implement and maintain effective internal control over financial reporting and effective disclosure controls and procedures, or any difficulties encountered in their implementation or improvement, may result in additional material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations, which may adversely affect our business, financial condition and results of operations and subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable market or exchange listing rules.

There could also be a negative reaction in the financial markets due to a loss of investor confidence in our Company and the reliability of our financial statements, particularly in light of the restatement of the accompanying consolidated financial statements. Confidence in the reliability of our financial statements could also suffer if we are unable to remediate our existing material weaknesses or report additional material weaknesses in our internal control over financial reporting. This could materially adversely affect us and lead to a decline in the price of our common stock.

Future sales of our common stock in the public market or the issuance of our common stock or securities convertible into common stock could depress the price of our common stock.

Our Articles of Incorporation authorize our Board to issue shares of our common stock in excess of our current outstanding common stock. Any additional issuances of any of our authorized but unissued shares will not require the approval of stockholders and may have the effect of further diluting the equity interest of stockholders.

We may issue our common stock in the future for a number of reasons, including to attract and retain key personnel, to lenders, investment banks or investors in order to achieve more favorable terms from these parties and align their interests with our stockholders, to management and/or employees to reward performance, to finance our operations and growth strategy, to adjust our ratio of debt to equity, to satisfy outstanding obligations or for other reasons. If we issue securities, our existing stockholders may experience dilution. Future sales of our common stock, the perception that such sales could occur or the availability for future sale of shares of our common stock or securities convertible into or exercisable for our common stock could adversely affect the market prices of our common stock prevailing from time to time. The sale of shares issued upon the exercise of any derivative securities could also further dilute the holdings of our then existing stockholders.

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Our common stock is not currently traded at high volumes, and you may be unable to sell at or near ask prices if you need to sell or liquidate a substantial number of shares at one time.

Our common stock is currently traded, but with very low, if any, volume, based on quotations on the OTC Pink marketplace, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. In addition, many institutional investors, which account for significant trading activity, are restricted from investing in stocks that trade below specified prices, have less than specified market capitalizations or have less than specified trading volume. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of our common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations. Rule 144 permits, under certain circumstances, the sale of securities, without any limitation, by our stockholders that are non-affiliates that have satisfied a six-month holding period. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our common stock.

Our directors, executive officers and controlling persons as a group have significant voting power and may take actions that may not be in the best interest of stockholders.

Our directors, executive officers and controlling persons as a group beneficially own approximately 87% of our common stock. They will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, they could dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to you. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in a company with controlling affiliated stockholders.

We do not plan to pay dividends to holders of our common stock.

We do not anticipate paying cash dividends to the holders of our common stock at any time. Accordingly, investors in our securities must rely upon subsequent sales after price appreciation as the sole method to realize a gain on investment. There are no assurances that the price of our common stock will ever appreciate in value. Investors seeking cash dividends should not buy our securities.

Risks Related to this Offering and our Reverse Stock Split

Resales of our common stock being offered in this Offering in the public market may cause the market price of our common stock to fall.

Sales of a substantial number of shares of our common stock, including the Shares being offered in this Offering, in the public market could occur at any time. These resales could have the effect of depressing the market price for our common stock.

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If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after the expiration of applicable legal restrictions on resale and the lock-up agreements, the trading price of our stock could decline.

Our management will have broad discretion over the use of the net proceeds from this Offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this Offering and could use them for purposes other than those contemplated at the time of commencement of this Offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our Company.

You will experience immediate and substantial dilution in the book value per Share you purchase.

The public offering price per Share is substantially higher than the net tangible book value (deficit) per share of our common stock. Therefore, if you purchase Shares in this Offering, you will pay an effective price per Share you acquire that substantially exceeds our net tangible book value (deficit) per share of common stock after this Offering. Accordingly, you will experience immediate dilution of $            per Share, representing the difference between our as adjusted net tangible book value (deficit) per share of common stock after giving effect to this Offering and the public offering price per Share. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this Offering.

There can be no assurances that our common stock will be listed on the NYSE or, if listed, will not be subject to potential delisting if we do not continue to maintain the listing requirements of the NYSE.

We have applied to list the shares of our common stock on the NYSE under the symbol “LIHV.” Any approval of our listing application by the NYSE will be subject to, among other things, our fulfilling all the listing requirements of the NYSE. In addition, the NYSE has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing (i.e., being de-listed from the NYSE), would make it more difficult for stockholders to sell our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

The offering price per Share in this Offering is not an indication of the fair value of our common stock.

In determining the offering price per Share in the Offering, our board of directors considered a number of factors, including, but not limited to, our need to raise capital in the near term to continue and expand our operations, the current and historical trading prices of our common stock, a price that would increase the likelihood of participation in this Offering and the cost and availability of capital from other sources. No valuation consultant or investment banker has opined upon the fairness or adequacy of the offering price per Share. You should not consider the offering price per Share as an indication of the value of our Company or our common stock.

Our reverse stock split may not result in a proportional increase in the per share price of our common stock.

The effect of the reverse stock split on the market price for our common stock cannot be accurately predicted. In particular, we cannot assure you that the prices for shares of the common stock after the reverse stock split will increase proportionately to prices for shares of our common stock immediately before the reverse stock split. The market price of our common stock may also be affected by other factors which may be unrelated to the reverse stock split, or the number of shares issued and outstanding.

Furthermore, even if the market price of our common stock does rise following the reverse stock split, we cannot assure you that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our common stock. There is also the possibility that liquidity may be adversely affected by the reduced number of shares which would be issued and outstanding when the reverse stock split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse stock split is affected. Accordingly, our total market capitalization after the reverse stock split may be lower than the market capitalization before the reverse stock split.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our Company. If no securities or industry analysts commence coverage of our Company, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

General Risk Factors

Adverse conditions in the global economy, and volatility and disruption of financial markets, can negatively impact our business and results of operations.

Global financial conditions have been subject to continued volatility. Government debt, the risk of sovereign defaults, bank failures, political instability and wider economic concerns in many countries have been causing significant uncertainties in the markets. Disruptions in the credit and capital markets can have a negative impact on the availability and terms of credit and capital. Uncertainties in these markets could have a material adverse effect on our liquidity, ability to raise capital and cost of capital. High levels of volatility and market turmoil could also adversely impact commodity prices, exchange rates and interest rates and have a detrimental effect on our business.

Global economic and geopolitical events, such as the war in Ukraine and sanctions imposed on Russia, the war in Gaza and higher energy costs coupled with supply concerns, have been disruptive to the world economy, with increased volatility in commodity markets, international trade and financial markets and oil and gasoline prices, all of which have a trickle-down effect on supply chains, equipment and construction. There is substantial uncertainty about the extent to which each of these events will continue to impact economic and financial affairs, as the numerous issues arising from each event are in flux and there is the potential for escalation of conflict within Europe, the Middle East and globally. There is a risk of substantial market and financial turmoil arising from further conflict, which could have a material adverse effect on the economics of our projects and our ability to operate our business and advance project development. There is also a risk of recession in the United States and elsewhere, which may cause decreases in asset values and may result in impairment losses, which could adversely impact our operations.

Our business and operations could suffer in the event of cybersecurity breaches, information technology system failures, or network disruptions.

Attempts to gain unauthorized access to our information technology systems become more sophisticated over time. These attempts, which might be related to industrial or other espionage, include covertly introducing malware to our computers and networks and impersonating authorized users, among others. In some cases, we might be unaware of an incident or its magnitude and effects. The theft, unauthorized use or publication of our intellectual property and/or confidential business information could harm our competitive position, reduce the value of our investment in research and development and other strategic initiatives or otherwise adversely affect our business. To the extent that any cybersecurity breach results in inappropriate disclosure of our customers’ or licensees’ confidential information, we may incur liability as a result. The devotion of additional resources to the security of our information technology systems in the future could significantly increase the cost of doing business or otherwise adversely impact our financial results.

In addition, risks associated with information technology systems failures or network disruptions, including risks associated with upgrading our systems or in successfully integrating information technology and other systems in connection with the integration of any businesses we acquire, could disrupt our operations by impeding our processing of transactions, financial reporting and our ability to protect our customer or company information, which could adversely affect our business and results of operations.

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Natural disasters or other unanticipated catastrophes could impact our results of operations.

The occurrence of natural disasters, such as hurricanes, floods, wildfires or earthquakes, pandemics, or other unanticipated catastrophes at any of the locations in which we or our key partners, suppliers and customers do business, could cause interruptions in our operations. A global or regional pandemic or similar outbreak in a region of ours, our customers or our suppliers could disrupt business. If similar or other weather events, natural disasters or other catastrophic events occur in the future, they could negatively affect the results of operations at our sites in the affected regions as well as have adverse impacts on the global economy.

Our insurance may not fully cover all potential exposures.

Our insurance may not cover all risks associated with the hazards of our business and is subject to limitations, including deductibles and coverage limits. We may incur losses beyond the limits, or outside the coverage, of our insurance policies, including liabilities for environmental remediation. In addition, from time to time, various types of insurance for companies in the specialty chemical industry have not been available on commercially acceptable terms or, in some cases, have not been available at all. We are potentially at additional risk if one or more of our insurance carriers fail. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the ratings and survival of some insurers. Future downgrades in the ratings of enough insurers could adversely impact both the availability of appropriate insurance coverage and its cost. In the future, we may not be able to obtain coverage at current levels, if at all, and our premiums may increase significantly on coverage that we maintain.

We may be exposed to certain regulatory and financial risks related to climate change.

Growing concerns about climate change may result in the imposition of additional regulations or restrictions to which we may become subject. Climate changes include changes in rainfall and in storm patterns and intensities, water shortages, significantly changing sea levels and increasing atmospheric and water temperatures, among others. A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to climate change, including regulating greenhouse gas emissions and the SEC’s recently announced rule to require public companies to make additional climate change related disclosures. Potentially, additional U.S. federal regulation will be forthcoming with respect to greenhouse gas emissions (including carbon dioxide) and/or legislation that could impact our operations. In addition, we may in the future have operations in the EU, which has agreed to implement measures to achieve objectives under the 2015 Paris Climate Agreement, an international agreement linked to the United Nations Framework Convention on Climate Change, which set targets for reducing greenhouse gas emissions.

The outcome of new legislation or regulation in the U.S. and other jurisdictions in which we operate may result in new or additional requirements, additional charges to fund energy efficiency activities, and fees or restrictions on certain activities. While certain climate change initiatives may result in new business opportunities for us by increasing the demand for EVs and lithium-ion batteries, compliance with these initiatives may also result in additional costs to us, including, among other things, increased production costs, additional taxes, reduced emission allowances or additional restrictions on production or operations. Adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Even without such regulation, increased public awareness and adverse publicity about potential impacts on climate change emanating from us or our industry could harm us. We may not be able to recover the cost of compliance with new or more stringent laws and regulations, which could adversely affect our business and negatively impact our growth. Furthermore, the potential impact of climate change and related regulation on our customers is highly uncertain and there can be no assurance that it will not have an adverse effect on our financial condition and results of operations.

We may become party to litigation or other proceedings.

In the ordinary course of our business, we may become party to new litigation or other proceedings in local or international jurisdictions in respect of any aspect of our business, whether under criminal law, contract or otherwise. The causes of potential litigation cannot be known and may arise from, among other things, business activities, employment matters, including compensation issues, environmental, health and safety laws and regulations, tax matters, failure to comply with disclosure obligations or labor disruptions at our project sites. Regulatory and government agencies may initiate investigations relating to the enforcement of applicable laws or regulations, and we may incur expenses in defending them and be subject to fines or penalties in case of any violation and could face damage to our reputation. We may attempt to resolve disputes involving foreign contractors/suppliers through arbitration in another country, and such arbitration proceedings may be costly and protracted, which may have an adverse effect on our financial condition. Litigation may be costly and time-consuming and can divert the attention of management and key personnel from our operations and, if adjudged adversely to us, may have a material and adverse effect on our cash flows, results of operations and financial condition.

We may have certain conflicts of interest.

Our directors and officers may become directors or officers of other mineral resource companies or reporting issuers or may acquire or have significant shareholdings in other mineral resource companies. To the extent that such other companies may participate in ventures in which we may participate or wish to participate, our directors and officers may have a conflict of interest with respect to such opportunities or in negotiating and concluding terms respecting the extent of such participation.

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USE OF PROCEEDS

We estimate that our net proceeds from this Offering will be approximately $        million, or approximately $        million if the underwriters exercise their option to purchase additional Shares in full, assuming a public offering price of $           per Share, which is the midpoint of the price range on the cover page of this prospectus, and after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this Offering for working capital and general corporate purposes, which include, but are not limited to, the establishment of our first lithium extraction plant(s).

A $1.00 increase (decrease) in the assumed public offering price of $           per Share, the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the aggregate net proceeds to us from this Offering by approximately $          million, assuming the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

The expected use of the net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures depend on numerous factors, including the progress of our development efforts, and any unforeseen cash needs are difficult to predict. As a result, we cannot currently specify in more detail the percentage of the net proceeds that we may use for each of the listed purposes. Accordingly, we will have broad discretion in the use of the net proceeds from this Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock.

Pending the use of the proceeds from this Offering, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities, certificates of deposit or government securities.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

Our common stock is currently quoted on the OTC Pink under the symbol “SPGX”. However, the trading market for our common stock is sporadic and extremely limited. On June 7, 2024, the reported closing price of our common stock was $0.188 per share. As of June 7, 2024, we had approximately 118 holders of record of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer Inc.

Dividend Policy

We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2024:

●	on an actual basis; and

●	on an as adjusted basis to reflect the sale of $ million in Shares by us in this Offering, assuming a public offering price of $ per share (the midpoint of the price range set forth on the cover page of this prospectus), after deducting the underwriting discount and estimated offering expenses payable by us. The as adjusted basis assumes no exercise of the underwriters’ option to purchase additional Shares.

You should read this table in conjunction with our historical financial statements and related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus.

	As of March 31, 2024
	Actual	As Adjusted
Cash	$399,945
Long-term debt:	$0
Stockholders’ equity (deficit):
Common Stock, $0.0001 par value per share; authorized 500,000,000 shares; 296,037,813 shares issued and outstanding as of March 31, 2024	$29,604	$
Additional paid-in capital	3,586,468
Accumulated deficit	(4,232,365)
Other accumulated comprehensive gain (loss)	2,592
Total stockholders’ (deficit) equity	(613,701)
Total capitalization	$(613,701)

The number of shares of common stock issued and outstanding actual and as adjusted in the table above is based on         shares of our common stock outstanding as of            , 2024, but does not include:

●	shares of our common stock that are reserved for equity awards under the Incentive Plan; and

●	shares of common stock issuable upon the vesting of outstanding RSUs.

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DILUTION

If you invest in our Shares, your interest will be diluted to the extent of the difference between the public offering price per Share that you pay and the pro forma net tangible book value (deficit) per share of our common stock after this Offering. Net tangible book value (deficit) per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of common stock outstanding. Our historical net tangible book value (deficit) as of March 31, 2024 was $(644,924) or $(0.002) per share, based on 296,037,813 shares of common stock outstanding as of March 31, 2024.

Net tangible book value (deficit) dilution per share represents the difference between the price per Share paid by new investors who purchase Shares from us in this Offering and the pro forma net tangible book value (deficit) per share of common stock immediately after completion of this Offering. As of March 31, 2024, after giving effect to our sale of the $        of Shares in this Offering at an assumed public offering price of $         per share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discount and estimated Offering expenses payable by us, our pro forma net tangible book value would have been $                   , or $        per Share. This represents an immediate increase in pro forma net tangible book value (deficit) of $        per share of common stock to existing stockholders, and an immediate dilution in pro forma net tangible book value of $        per share of common stock to new investors purchasing Shares in this Offering. The table below illustrates this per Share dilution as of March 31, 2024.

	Before Offering	After Offering
Assumed public offering price per Share	$	$
Net tangible book value (deficit) per Share as of March 31, 2024	$(0.002)
Increase in pro forma net tangible book value (deficit) per Share attributable to new investors participating in this Offering	$	$
Pro forma net tangible book value (deficit) per Share after this Offering		$
Dilution of pro forma net tangible book value (deficit) per Share to new investors		$

The dilution information discussed above is illustrative only and may change based on the actual public offering price and other terms of this offering. A $1.00 increase (decrease) in the assumed public offering price of $            per share of common stock, the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma net tangible book value (deficit) per share after this Offering by $            per share and increase (decrease) the dilution to new investors by $            per share, in each case assuming the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discount and estimated offering expenses payable by us.

If the underwriters exercise their option to purchase additional Shares in full, the pro forma net tangible book value (deficit) per share of our common stock after giving effect to this Offering would be approximately $        per share of common stock and the dilution in adjusted net tangible book value (deficit) per share to investors in this Offering would be approximately $        per share of common stock.

The following table sets forth, on an as adjusted basis as of March 31, 2024, the number of shares of common stock purchased or to be purchased from us, the total consideration paid or to be paid and the average price per share of common stock paid or to be paid by existing holders of common stock and by new investors, at a public offering price of $        per Share, the midpoint of the price range set forth on the cover page of this prospectus, and before deducting the underwriting discount and estimated offering expenses payable by us.

	SHARES PURCHASED			TOTAL CONSIDERATION			AVERAGE PRICE PER
	NUMBER	PERCENT		AMOUNT	PERCENT		SHARE
Existing stockholders	269,037,8132		%	$		%	$
New investors			%			%
Total		100%		$	100%		$

The foregoing discussion and tables are based on shares of our common stock outstanding as of            , 2024, but does not include:

●	shares of our common stock that are reserved for equity awards under the Incentive Plan; and

●	shares of common stock issuable upon the vesting of outstanding RSUs.

If we issue additional shares of common stock in the future, there could be further dilution to investors participating in this Offering. In addition, we anticipate needing to raise additional capital before generating positive cash flows, and we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion of our financial condition and results of operations and is intended to assist in the understanding and assessment of significant changes and trends related to our results of operations and financial position. This discussion should be read in conjunction with our audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022, as well as the interim consolidated financial statements for the quarters ended March 31, 2024 and 2023, and the accompanying notes appearing elsewhere in this prospectus.

Overview

We are a pure-play lithium company focused on supplying high performance lithium compounds to the fast-growing EV and broader battery markets. We have developed a proprietary technology to extract lithium from oilfield wastewater, which we believe will enable us to manufacture lithium compounds quickly, at an attractive cost, and with a minimal environmental footprint, which we expect to provide us with a competitive advantage over other lithium manufacturers. We believe this competitive advantage will enable us to capitalize on the acceleration of vehicle electrification and renewable energy adoption.

We plan to start construction of our first two lithium carbonate manufacturing facilities in North Dakota in the second half of 2024, which we anticipate will be capable of manufacturing up to a total of 2,800 metric tons of lithium carbonate, and we plan to begin manufacturing battery-grade lithium compounds at such facilities in the second half of 2025. We plan to continue to invest in manufacturing capacity and aim to have a total manufacturing capacity of approximately 6,000 metric tons of lithium carbonate by the end of 2026. No assurance can be given that we will be able to establish such facilities or begin manufacturing within this timeframe or at all.

On February 14, 2023, we entered into the Exchange Agreement with Legacy Lithium Harvest and all of the Legacy Lithium Harvest Shareholders. Pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares of capital stock of Legacy Lithium Harvest in exchange for issuing to the Legacy Lithium Harvest Shareholders 206,667,233 shares of our common stock. The Exchange Transaction closed on February 14, 2023.

Prior to the Exchange Transaction, we were a business development company engaged in project development and holdings through value-based investments and collaborative partnerships, including a joint venture relationship with Hero Wellness and a purchase agreement with the inventors of the Soy-yer Dough product line. During September 2022, we decided to exit the joint venture with Hero Wellness, and following the Exchange Transaction, we have not made final plans on the Soy-yer Dough project. We impaired our intangible assets associated with this project as of December 31, 2021.

In order to meet our targets, management will focus on the achievement of several critical missions over the next year:

Site Selection. Our proprietary technology operates on a vastly smaller footprint compared to traditional lithium production. While conventional production facilities require up to 65 acres for solar evaporation brine extraction and 115 acres for hard rock mining per 1,000 metric tons of lithium carbonate production, our production facilities require only 1.4 acres and can be located in remote areas or co-located with existing oil mining operation sites.

We have entered into two sub-lease agreements with a leading midstream water management company to establish two manufacturing facilities in North Dakota. The sub-leases at the produced water collection sites allow us to establish our lithium extraction facilities at the source of produced water. This eliminates transportation cost of feedstock to a secondary manufacturing site.

Lithium feedstock. We are dependent on a continued supply of produced water. Currently, the disposal of produced water is a costly undertaking for oil well operators and carries a large environmental footprint. We believe our proprietary technology offers significant cost savings for oil well operators as water is cleaned and used for re-injection or other purposes.

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The current U.S. production of produced water is more than 50 million barrels per day. Not all produced water is suitable for lithium production, but we estimate that the current U.S. production of produced water is sufficient to produce more than 500,000 metric tons of lithium carbonate annually.

North Dakota Facility I

We have entered into a lithium feedstock supply agreement with a leading midstream water management company. Pursuant to the supply agreement, we intend to establish a manufacturing facility in North Dakota with an annual capacity of 1,300 metric tons of lithium carbonate. As part of the feedstock supply agreement, we have obtained a sub-lease agreement which allows our lithium extraction facility to be co-located at the produced water collection site. The facility is initially expected to become operational in the second half of 2025. The facility will utilize the Company’s proprietary lithium technology and will be constructed well-side to further reduce its environmental footprint.

North Dakota Facility II

We have entered into a second lithium feedstock supply agreement with a leading midstream water management company. Pursuant to the supply agreement, we intend to establish a second manufacturing facility in North Dakota with an annual capacity of 1,500 metric tons of lithium carbonate. As part of the feedstock supply agreement, we have obtained a sub-lease agreement which allows our lithium extraction facility to be co-located at the produced water collection site. The facility is initially expected to become operational in the second half of 2025. The facility will utilize the Company’s proprietary lithium technology and will be constructed well-side to further reduce its environmental footprint.

Sourcing of Components. We source the major components for our proprietary lithium extraction process from blue-chip international suppliers. Management currently anticipates timely access to all major components. However, supply chain difficulties as seen during late 2021 and early 2022 could delay production start dates. We have identified our major vendors and are currently in contract discussions.

Hiring of Key Personnel. While our production process is largely automated, we will require significant additions to our personnel to achieve production start targets. Key areas of expansion are anticipated to include management, research and development, sales, project management and administration. We currently have 13 full-time employees and are in the process of hiring additional key personnel.

Results of Operations For the Year Ended December 31, 2023 and 2022

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022

Operating and administrative expenses
Advertising and promotion	$33,391	$-
Amortized right of use assets	178,022	-
Consulting fees	104,988	-
Depreciation	33,659	-
General and administrative expenses	57,393	2,192
Interest on lease	134,324	-
Management fees	775,165	108,190
Office maintenance and utilities	128,651	-
Professional fees	329,116	102,777
Rent	58,823	-
Stock based compensation (Note 13)	492,708	-
Travel expenses	108,087	9,785
Vehicle expense	46,500	-
Wages and salaries	516,926	-

Total operating and administrative expenses	2,997,753	222,944

Operating loss before other items	(2,997,753)	(222,944)
Miscellaneous income	251,089	-
Interest expense	(1,288)	-
Net Loss	(2,747,952)	(222,944)
Translation loss	(44,375)	(4,585)

Net loss and comprehensive loss, attributed to shareholders	$(2,792,327)	$(227,529)

Basic and diluted loss per share	$(0.011)	$(4.551)
Weighted average number of common shares outstanding	254,941,752	50,000

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During the year ended December 31, 2023, we had revenues of $0 compared to $0 during the year 2022. This is attributable to the fact that the Company is still in the process of developing its first lithium extraction plant.

Operating Expenses. The Company’s operating expenses for the year ended December 31, 2023 were $2,997,753 as compared to $222,944 for the prior fiscal year. The increase in operating expenses can be primarily attributed to the expansion of business activities following the reverse acquisition of Legacy Lithium Harvest. The most significant cost drivers are related to management fees, which increased from 108,190 in the year ended December 31, 2022 to $775,165 during the year ended December 31, 2023 as the Company expanded its management team.

Additionally, the increase in operating expenses was affected by a significant increase in wages and salaries, which increased to $516,926 for the year ended December 31, 2023 as compared to $0 in the year ended December 31, 2022.

The third major driver of operating expenses was the cost of stock based compensation, which amounted to $492,708 for the year ended December 31, 2023 as compared to $0 during the year ended December 31, 2022. The stock based compensation was in the form of RSUs, and settlement is subject to stockholder approval.

Additionally, the increase in operating expenses can be attributed to the expansion of our headquarters located in Denmark. Rights of use amortization related to the long term rent agreement on our office space for the year ended December 31, 2023 amounted to $178,022 as compared to $0 for the year ended December 31, 2022.

Miscellaneous Income. During the year ended December 31, 2023, the Company had miscellaneous income of $251,089, compared to $0 during the year ended December 31, 2022. This increase in miscellaneous income was attributable to income from sub-leases of office space at our Denmark office.

Net Loss. During the year ended December 31, 2023, the Company had a net loss of $2,747,952, compared to $222,944 during the year ended December 31, 2022. The loss was generally attributable to increased expenses in ramping up our business activities following the reverse acquisition of Legacy Lithium Harvest. As disclosed above, the largest cost increases experienced during the year ended December 31, 2023 were management fees, wages and salaries, and stock based compensation.

Translation Loss. During the year ended December 31, 2023, the Company had a translation loss of $44,375 as compared to $4,585 during the year ended December 31, 2022. This translation loss stems from variability in the exchange rate between U.S. Dollars and Danish Krone.

Liquidity and Capital Resources

As of December 31, 2023, we had cash of $847,724 compared to a cash balance of $0 at December 31, 2022. The increase in cash balance was primarily due to private placements of common stock, as well as miscellaneous income from sub-leases at our Denmark office. During the 12-month period following the date of issuance of the consolidated financial statements and related notes included elsewhere in this prospectus, management anticipates that the Company will not generate sufficient revenues to continue the development of current projects and projects in the pipeline. Accordingly, the Company will be required to obtain additional financing in order to continue its plan of operations. Management may attempt to secure debt financing for future growth, but due to the absence of meaningful assets and limited operating history, debt financing may not be available to the Company. Management anticipates that additional funding will be in the form of equity financing from the sale of the Company’s common stock, as well as debt if available. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in the Company. However, the Company does not have any financing arranged and cannot provide investors with any assurance that it will be able to raise sufficient funding from the sale of its common stock to fund its plan of operations. In the absence of such financing, the Company will not be able to develop its products or facilities and its business plan will fail. Even if the Company is successful in obtaining equity financing and developing its business, additional development of its lithium extraction facilities will be required. If the Company does not continue to obtain additional financing, it will be forced to abandon its business and plan of operations.

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As of December 31, 2023, we had total assets of $3,069,604, and a working capital deficit of $205,103, compared with total assets of $42,269 and a working capital deficit of $221,332 at December 31, 2022. The decrease in the working capital deficit was primarily due to a significant increase in cash to $847,724 and prepaid expenses and deposits of $398,067 for the year ended December 31, 2023. This compares to cash of $0 and prepaid expenses and deposits of $10,089 for the year ended December 31, 2022. Additionally, amounts due to related parties was $502,397 for the year ended December 31, 2023 as compared to $146,402 for the year ended December 31, 2022. We also saw an increase in accounts payable, which increased to $449,952 for the year ended December 31, 2023 as compared to $117,199 for the year ended December 31, 2022.

Net Cash Used in Operating Activities

During the year ended December 31, 2023, net cash used in operating activities was $1,331,262 compared to $2,373 for the year ended December 31, 2022. The increase in cash used in operating activities was primarily due to the expansion of our operating activities. The largest components of this increase in cash used in operating activities were from stock based compensation and amounts due to related parties for accrued salaries.

Additionally, we saw an increase in accounts payable related to expenses incurred in the expansion of our business, particularly in rental expenses and consulting fees. Furthermore, we saw an increase in amortization of right of use assets relating to our long-term lease for our Danish offices.

Net Cash Used in Investing Activities

During the year ended December 31, 2023, net cash used in investing activities was $178,596 compared to $0 for the year ended December 31, 2022. This increase in net cash used can largely be attributed to investments in office furniture and equipment. Additional factors were investments in filtration equipment and intangible assets related to our patent application.

Net Cash Provided by Financing Activities

During the year ended December 31, 2023, net cash provided by financing activities was $2,386,574 as compared with financing activities of $0 for the year ended December 31, 2022. The net cash generated in financing activities was due to private placements of common stock.

Off-Balance Sheet Arrangements

During the periods presented, we did not have, nor do we currently have, any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. We do not engage in off-balance sheet financing arrangements. In addition, we do not engage in trading activities involving non-exchange traded contracts. We therefore believe that we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in these relationships.

Significant Accounting Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

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A critical accounting estimate is defined as a financial statement item where significant judgment is required in the selection of accounting policies and the determination of estimates. The accounting estimates that require more significant judgment are included below:

1.	Revenue recognition: We use judgment in determining the timing of revenue recognition and the amount of revenue to be recognized. This judgment is based on the timing of delivery, customer acceptance and other factors. Our revenue recognition policies are subject to periodic review and changes, and any changes could have a material impact on our financial statements.

2.	Allowance for doubtful accounts: We estimate the allowance for doubtful accounts based on historical data, current economic conditions and other factors. The actual amount of uncollectible accounts may differ from our estimates, and any significant changes could impact our financial statements.

3.	Inventory valuation: We estimate the value of inventory based on historical cost, estimated future demand and other factors. We regularly review our inventory and may write down the value if it is deemed to be obsolete or overvalued. Any significant changes to our inventory valuation could impact our financial statements.

4.	Depreciation and amortization: We estimate the useful lives of our property, plant and equipment and intangible assets, and the residual values used in our depreciation and amortization calculations. Our estimates are subject to change based on economic conditions, technological advancements and other factors, and any changes could have a material impact on our financial statements.

5.	Impairment of long-lived assets: We periodically review our long-lived assets for impairment and estimate the fair value of those assets. Our estimates are based on a variety of factors, including market conditions and future plans for the assets. If the estimated fair value of the assets is lower than the carrying value, we recognize an impairment charge. Any changes to our estimates could result in impairment charges and have a material impact on our financial statements.

6.	Exchange rates and translational risks: We are exposed to exchange rate fluctuations and translational risks, particularly with respect to the Danish Krone. We estimate the impact of these fluctuations on our financial statements and make adjustments as necessary. The fluctuations in exchange rates could have a significant impact on the value of our assets and liabilities denominated in foreign currencies, and on our results of operations when translating these amounts into our functional currency. Any material changes in exchange rates could have a significant impact on our financial statements.

Going Concern

We have limited operations and have sustained operating losses resulting in a deficit. In view of these matters, realization values may be substantially different from carrying values as shown. As of December 31, 2023, we have accumulated a deficit of $3,359,757 since inception and have yet to achieve profitable operations and further losses are anticipated in the development of our business. Our ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. We had $847,724 in cash as of December 31, 2023. Cash used by operations was $1,331,262 for the year ended December 31, 2023. We will need to raise additional cash in order to fund ongoing operations over the next 12 months. We expect to finance our operations through public or private equity, debt or other available financing transactions. However, there is no assurance that such additional funds will be available for us on acceptable terms, if at all.

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Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries YER Brands Inc. and, prior to September 30, 2022, our joint venture, Hero Wellness Systems Inc. (formerly Vitalizer Americas Inc.) (“Hero Wellness”). The Company controls 55% of Hero Wellness. At September 30, 2022, Hero Wellness’ assets were impaired and the Company impaired its investment and eliminated Hero Wellness’ accounts from the consolidated financial statements. Previously, pursuant to ASC Topic 810, the joint venture company was considered as a variable interest entity that required the Company to consolidate its account. All intercompany balances and transactions were eliminated in this consolidation. The operating results of the joint venture were included in the Company’s consolidated financial statements and the non-controlling interest that was not attributable to the Company was reported separately.

Equity Investments

We invest in equity securities of public and non-public companies for business and strategic purposes. Investments in public companies are carried at fair value based on quoted market prices. Investments in equity securities without readily determinable fair values are carried at cost, minus impairment, if any. We review our equity securities without readily determinable fair values on a regular basis to determine if the investment is impaired. For purposes of this assessment, we consider the investee’s cash position, earnings and revenue outlook, liquidity and management ownership, among other factors in our review. If management’s assessment indicates that an impairment exists, we estimate the fair value of the equity investment and recognize in current earnings an impairment loss that is equal to the difference between the fair value of the equity investment and its carrying amount.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued guidance on the recognition of Revenue from Contracts with Customers. The core principle of the guidance is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration which the company expects to receive in exchange for those goods or services. To achieve this core principle, the guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. The guidance addresses several areas, including transfer of control, contracts with multiple performance obligations, and costs to obtain and fulfill contracts. The guidance also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses.” The provision sets forth a “current expected credit loss” model which requires us to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable supportable forecasts. This replaces the prior incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost and applies to some off-balance sheet credit exposures. SPGX adopted this standard as of December 31, 2022, with no impact.

We adopt new pronouncements relating to US GAAP applicable to us as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncement not yet effective but recently issued would, if adopted, have a material effect on the accompanying consolidated financial statements.

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Results of Operations for the Quarter Ended March 31, 2024 Compared to the Quarter Ended March 31, 2023

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2024	March 31, 2023
	(Unaudited)	(Unaudited)
Operating Expenses
Administrative and other operating expenses	101,030	19,064
Advertising and marketing	2,147	-
Depreciation	10,212	770
Amortization of ROU Assets	59,516	-
Management fees	267,581	201,591
Professional fees	77,942	83,308
Rent expense	-	49,607
Operating expenses	42,889	-
Wages and salaries	145,329	53,476
Travel expenses	29,718	7,018
Vehicle expenses	23,953	-
Lease liability expense	42,688	-
Research and development expense	7,770	-
Stock based payments	148,195	-
	958,970	414,834

Operating loss before other items	(958,970)	(414,834)
Miscellaneous income	87,172	21,574
Interest (expense) income	(810)	1,228

Net loss	(872,608)	(392,032)
Comprehensive gain (loss) – translation	51,820	(4,898)

Net loss and comprehensive loss attributed to shareholders	$(820,788)	$(396,930)

Loss per share of common stock
-Basic and diluted	$(0.003)	$(0.003)
Weighted average no. of shares of common stock
-Basic and diluted	296,037,813	147,958,345

Operating Expenses. The Company’s operating expenses during the three months ended March 31, 2024 were $958,970 as compared to $414,834 for the same time period of the prior fiscal year. The increase in operating expenses can be primarily attributed to the expansion of business activities following the reverse acquisition of Legacy Lithium Harvest. The most significant cost drivers are related to stock based compensations, which increased from $0 in the first quarter of 2023 to $148,195 during the first quarter of 2024. As disclosed above, the stock based compensation in the form of RSUs requires stockholder approval prior to settlement Additionally, the increase in operating expenses was affected by a significant increase in wages and salaries, which increased to $145,329 for the three months ending March 31, 2024 as compared to $53,476 in the corresponding quarter for the year 2023. The third major driver of operating expenses was increased administrative and other operating expenses, which increased from $19,064 for the quarter ending March 31, 2023 to $101,030 during the quarter ending March 31, 2024. This increase in cost is largely attributed to expansion of our operating activities. Additionally, management fees increased from $201,591 for the quarter ending March 31, 2023 to $267,581 for the quarter ending March 31, 2024.

Miscellaneous Income. During the three months ended March 31, 2024, the Company had miscellaneous income of $87,172, compared to $21,574 during the same prior fiscal year period. This increase in miscellaneous income was attributable to income from sub-leases of office space at our Denmark office.

Net Loss. During the three months ended March 31, 2024, the Company had a net loss of $872,608, compared to a net loss of $392,032 in the same prior fiscal year period. The increased loss was generally attributable to increased expenses in ramping up our business activities following the reverse acquisition of Legacy Lithium Harvest. As disclosed above, the largest cost increases experienced during the three-month period ended March 31, 2024 stock based compensation, administrative and other operating expenses, wages and management fees.

Translation Gain (Loss). During the three-month period ended March 31, 2024, the Company had a translation gain of $51,820 as compared to a translation loss of $4,898 during the same period during the year 2023. This translation gain stems from variability in the exchange rate between U.S. Dollars and Danish Krone.

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Liquidity and Capital Resources

As of March 31, 2024, we had cash of $399,945, compared to a cash balance of $847,724 at December 31, 2023. The decrease in cash balance was primarily due to increasing operating expenses as disclosed above. During the 12-month period following the date of issuance of the interim consolidated financial statements and related notes included elsewhere in this prospectus, management anticipates that the Company will not generate sufficient revenues to continue the development of current projects and projects in the pipeline. Accordingly, the Company will be required to obtain additional financing in order to continue its plan of operations. Management may attempt to secure debt financing for future growth, but due to the absence of meaningful assets and limited operating history, debt financing may not be available to the Company. Management anticipates that additional funding will be in the form of equity financing from the sale of the Company’s common stock, as well as debt if available. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in the Company. However, the Company does not have any financing arranged and cannot provide investors with any assurance that it will be able to raise sufficient funding from the sale of its common stock to fund its plan of operations. In the absence of such financing, the Company will not be able to develop its products or facilities and its business plan will fail. Even if the Company is successful in obtaining equity financing and developing its business, additional development of its lithium extraction facilities will be required. If the Company does not continue to obtain additional financing, it will be forced to abandon its business and plan of operations.

As of March 31, 2024, we had total assets of $2,393,357, and a working capital deficit of $876,027, compared with total assets of $3,069,604 and a working capital deficit of $205,103 at December 31, 2023. The increase in the working capital deficit was primarily due to a significant decrease in cash from $847,724 on December 31, 2023 to $399,945 on March 31, 2024.Furthermore, the increase in working capital was driven by amounts due to related parties.

Net Cash (Used in) Provided by Operating Activities

During the quarter ended March 31, 2024, net cash used in operating activities was $389,075 compared to net cash provided of $393,498 for the quarter ended March 31, 2023. The increase in cash used in operating activities was primarily related to the expansion of business activities following the reverse acquisition of Legacy Lithium Harvest. As disclosed above, the largest drivers of this increase in net cash used in operating activities were increased stock based compensation, administrative and operating expenses, wages and salaries.

Net Cash Used in Investing Activities

During the quarter ended March 31, 2024, net cash used in investing activities was $25,611 compared to $47,240 for the quarter ended March 31, 2023. The decrease in cash used in investing activities was primarily due to decreased spending for office equipment and the completion of our website design process.

Net Cash Used in Financing Activities

During the quarter ended March 31, 2024, net cash flows used in financing activities was $85,843 as compared with $280,038 for the quarter ended March 31, 2023. During the quarter ended March 31, 2024, net cash used in financing activities was due to lease payments. During the quarter ended March 31, 2023, net cash used in financing activities was largely due to share issuances related to the Exchange Transaction.

Going Concern

We have limited operations and have sustained operating losses resulting in a deficit. In view of these matters, realization values may be substantially different from carrying values as shown. As of March 31, 2024, we have accumulated a deficit of $4,232,365 since inception and have yet to achieve profitable operations and further losses are anticipated in the development of our business. Our ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. We had $399,945 in cash as of March 31, 2024. Cash used by operations was $389,075 for the quarter ended March 31, 2024. We will need to raise additional cash in order to fund ongoing operations over the next 12 months. We expect to finance our operations through public or private equity, debt or other available financing transactions. However, there is no assurance that such additional funds will be available for us on acceptable terms, if at all.

Inflation

Management anticipates increased inflation in all areas of operations. High rates of inflation could impact the Company’s development costs for its first production plant expected to be operational in 2025. During the construction of our first production plant, we expect to rely on the delivery of certain components from third party vendors, such as filtration equipment, piping and other goods. We cannot rule out that inflation could affect the cost of these components during the construction process, leading to increased development costs. Additionally, the Company could suffer from negative effects from wage inflation. We anticipate increasing our number of employees for the construction and operation phase of our first lithium production plant. Wage inflation could lead to higher than anticipated employee expenses during this hiring process.

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Critical Accounting Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated interim financial statements and the reported amounts of expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

A critical accounting estimate is defined as a financial statement item where significant judgment is required in the selection of accounting policies and the determination of estimates. The accounting estimates that require more significant judgment are included below:

1.	Revenue recognition: We use judgment in determining the timing of revenue recognition and the amount of revenue to be recognized. This judgment is based on the timing of delivery, customer acceptance and other factors. Our revenue recognition policies are subject to periodic review and changes, and any changes could have a material impact on our financial statements.

2.	Allowance for doubtful accounts: We estimate the allowance for doubtful accounts based on historical data, current economic conditions and other factors. The actual amount of uncollectible accounts may differ from our estimates, and any significant changes could impact our financial statements.

3.	Inventory valuation: We estimate the value of inventory based on historical cost, estimated future demand and other factors. We regularly review our inventory and may write down the value if it is deemed to be obsolete or overvalued. Any significant changes to our inventory valuation could impact our financial statements.

4.	Depreciation and amortization: We estimate the useful lives of our property, plant and equipment and intangible assets, and the residual values used in our depreciation and amortization calculations. Our estimates are subject to change based on economic conditions, technological advancements and other factors, and any changes could have a material impact on our financial statements.

5.	Impairment of long-lived assets: We periodically review our long-lived assets for impairment and estimate the fair value of those assets. Our estimates are based on a variety of factors, including market conditions and future plans for the assets. If the estimated fair value of the assets is lower than the carrying value, we recognize an impairment charge. Any changes to our estimates could result in impairment charges and have a material impact on our financial statements.

6.	Exchange rates and translational risks: We are exposed to exchange rate fluctuations and translational risks, particularly with respect to the Danish Krone. We estimate the impact of these fluctuations on our financial statements and make adjustments as necessary. The fluctuations in exchange rates could have a significant impact on the value of our assets and liabilities denominated in foreign currencies, and on our results of operations when translating these amounts into our functional currency. Any material changes in exchange rates could have a significant impact on our financial statements.

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BUSINESS

Overview

We are a pure-play lithium company focused on supplying high performance lithium compounds to the fast-growing EV and broader battery markets. We have developed a proprietary technology to extract lithium from oilfield wastewater, which we believe will enable us to manufacture lithium compounds quickly, at an attractive cost, and with a minimal environmental footprint, which we expect to provide us with a competitive advantage over other lithium manufacturers. We believe this competitive advantage will enable us to capitalize on the acceleration of vehicle electrification and renewable energy adoption.

We plan to start construction of our first two lithium carbonate manufacturing facilities in North Dakota in the second half of 2024, which we anticipate will be capable of manufacturing up to a total of 2,800 metric tons of lithium carbonate, and we plan to begin manufacturing battery-grade lithium compounds at such facilities in the second half of 2025. No assurance can be given that we will be able to establish such facilities or begin manufacturing within this timeframe or at all.

On February 14, 2023, we entered into the Exchange Agreement with Legacy Lithium Harvest and all of the Legacy Lithium Harvest Shareholders. Pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding shares of capital stock of Legacy Lithium Harvest in exchange for issuing to the Legacy Lithium Harvest Shareholders 206,667,233 shares of our common stock. The Exchange Transaction closed on February 14, 2023.

Prior to the Exchange Transaction, we were a business development company engaged in project development and holdings through value-based investments and collaborative partnerships, including a joint venture relationship with Hero Wellness and a purchase agreement with the inventors of the Soy-yer Dough product line. During September 2022, we decided to exit the joint venture with Hero Wellness, and following the Exchange Transaction, we have not made final plans on the Soy-yer Dough project. We impaired our intangible assets associated with this project as of December 31, 2021.

Our Technology and Products

Direct Lithium Extraction Technology. Our DLE technology enables us to extract and manufacture lithium compounds from oilfield wastewater in a few hours. Competing technologies typically extract and manufacture lithium compounds from brine or hard rock through processes that take up to two to three years. Our DLE technology also allows us to adjust production according to customer needs, which we believe puts us in a favorable position to meet growing demand.

Lithium Carbonate and Lithium Hydroxide. We plan to produce battery-grade lithium carbonate and lithium hydroxide for use in high performance lithium-ion batteries for EVs and broader battery markets. We plan to produce both standardized and customer specific compounds.

Our Growth Strategy

To fully capitalize on the growing demand for lithium compounds, our growth strategy will involve continued investment in manufacturing facilities, research and development, and our people. Essential features of our growth strategy include:

●	Build and expand manufacturing capacities. We plan to start construction of our first two lithium carbonate manufacturing facilities in North Dakota and Ohio in the second half of 2024, which we anticipate will be capable of manufacturing up to a total of 2,800 metric tons of lithium carbonate, and we plan to begin manufacturing battery-grade lithium compounds at such facilities in the second half of 2025. We plan to continue to invest in manufacturing capacity and aim to have a total manufacturing capacity of approximately 6,000 metric tons of lithium carbonate by the end of 2026.

●	Enter new geographic areas and expand North American operations. We believe that U.S. and international governments will increasingly support the local and sustainable production of critical minerals, including lithium compounds, for the green energy transition. Our first lithium carbonate manufacturing facilities are planned to be established in North Dakota and Ohio, and we intend to continue to expand our operations in North America in the near term, and eventually expand to Europe.

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●	Continued investment in research and development and the expansion of our product portfolio. We believe that the continued evolution of battery technologies will require new forms of lithium to be produced. To ensure that we are well-positioned to develop new products to keep pace with the evolving battery technology industry, we plan to continue to focus and invest in research and development. Further, we plan to utilize our proprietary technology to expand our product portfolio to also include nickel, magnesium, and vanadium.

●	Focus on sustainability. We believe that lithium will continue to be an important component of the green energy transition. Likewise, we believe that there will be a continued and increased focus on responsible lithium production and the Environmental, Social and Governance issues and concerns related to the production of lithium. Operating in a socially conscious, ethical, safe and sustainable manner is reflected in our core values. Further, we believe that our DLE technology has the lowest environmental footprint of any lithium extraction technology in the industry. We believe that our sustainable extraction technology and our local manufacturing will differentiate us from our competitors and help us build important strategic relationships with customers and other stakeholders.

●	Invest in our people. Our business depends on highly specialized research scientists, engineers, a technical sales force and experienced management. We are committed to investing in our people through training and development. We aim to attract and retain talent by cultivating an inclusive and positive working environment that creates and supports diversity and provides equal opportunity and fairness in our management systems.

Competitive Strengths

We believe the following strengths underpin our ability to grow our business and profitability:

●	Direct Lithium Extraction. Our DLE technology enables us to extract and manufacture lithium compounds from oilfield wastewater in a few hours. Competing technologies typically extract and manufacture lithium compounds from brine and hard rock through a process that takes up to two to three years. Our DLE technology also allows us to adjust production according to customer needs, which we believe puts us in a favorable position to meet growing demand.

●	Stable and readily available lithium feedstock. We use our DLE technology to produce high performance lithium compounds from oilfield wastewater (also referred to as “produced water”). The global oil and gas industry produces more than 250 million barrels of produced water per day, which will provide a stable supply of lithium feedstock. Further, our DLE technology does not require us to acquire land and obtain drilling permits, which we believe will allow us to establish new lithium operations and ramp production quicker than our competitors.

●	Lower capital expenditures. We intend to construct our facilities on the land of our oil and gas partners and next to the oilfield wastewater pipelines. This eliminates the need to acquire land and the associated cost for doing so. Our facilities are based on a modular design, which enables us to achieve significant savings in the construction. We believe that our lower capital expenditures will allow us to ramp production quicker.

●	Lower production cost. Our feedstock is readily available on the surface, which eliminates the cost to establish, run, and maintain wells. Our proprietary pretreatment technology conditions the feedstock before lithium extraction and allows us to achieve higher yields. We intend to do both extraction and refining in the same facility, which would eliminate ground transportation and associated costs for transportation to a secondary manufacturing site. We believe that our low cost of production will provide us with a competitive advantage.

●	Minimal project risk. Competing technologies require comprehensive environmental studies and permits and it typically take up to 10 to 12 years to bring new lithium operations online. Our technology is based on a modular design and as our feedstock is readily available on the surface, we expect to be able to bring new projects online in just 12 to 18 months with no risk of not obtaining permits to drill. As part of our feedstock agreements, we are obligated to return wastewater from our operations to our partners, which eliminates the risk of not obtaining disposal permits.

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●	Local manufacturing. We plan to produce our products as close to our customers as possible. We believe that governments will be increasingly focused on the local supply of critical minerals, and recent regulatory developments in our geographical focus areas strongly incentivize consumers, battery, and vehicle manufacturers to source locally produced lithium products.

●	Sustainable production. Competing technologies typically use large amounts of water and chemicals in the manufacturing process as well as emit large amounts of CO2. Our technology saves up to 500,000 gallons of water and 15,000 kg of CO2 per metric ton of lithium carbonate produced compared to traditional mining technologies, which we believe will be an increasingly important sales parameter.

Our Market

The market for battery grade lithium compounds is global, and we plan to sell our products worldwide. Based on estimates by Benchmark Minerals, lithium demand is forecasted to rise from 350,000 tons in 2020 to more than 3 million tons in 2030 and over 7 million tons in 2040, with a positive long-term price trend estimate of $15,000 per ton for battery-grade lithium carbonate and lithium hydroxide from 2025 to 2040. We believe that the continued electrification of transportation and transition to renewable energy sources will support continued significant growth in demand for lithium compounds over the next decade.

Raw Materials

Lithium

We plan to produce our lithium products from oilfield wastewater. The annual global production of produced water is more than 250 million barrels per day. The U.S. production of produced water is more than 50 million barrels per day. Not all produced water is suitable for lithium production, but we estimate that the current U.S. production of produced water is sufficient to produce more than 500,000 metric tons of lithium carbonate annually.

We have entered into two lithium feedstock supply agreements with a leading midstream water management company. As part of the feedstock supply agreements, we have obtained sub-lease agreements which allow our lithium extraction facilities to be co-located at the produced water collection sites.

Water

All fresh water used in our production will be reused water from the production of oil and natural gas. We do not require any additional fresh water supplies.

Energy

Our production relies on a steady source of energy. We expect to use solar energy to the extent possible, but we will require an external supply of energy for our equipment.

Other raw materials

We use a range of raw materials and chemical intermediates in our production processes. We generally expect to satisfy our requirements through spot purchases but likely will rely on medium-to-long-term agreements for the supply of certain raw materials.

Generally, we are not expecting supply chain constraints, but temporary shortages of certain raw materials may occur and cause temporary price increases. During periods of high demand, our raw materials are subject to significant price fluctuations that may have an adverse impact on our results of operations. In addition, there could be inflationary pressure on the costs of raw materials.

Competition

Our products will compete with other lithium compounds available in the market. Many of our competitors are large companies with long-term experience in the industry. The market for battery grade lithium compounds faces barriers to entry, including access to a stable and sufficient supply of lithium feedstock, the ability to produce a sufficient quality and quantity of lithium, technical know-how, and sufficient lead time to develop new lithium mining projects. We believe that our DLE technology enables us to produce high quality products quickly, at an attractive cost, and with a minimal environmental footprint, which we believe will differentiate us from our competitors. We intend to continue to invest in research and development to further improve our products, develop new products, and build market share.

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Intellectual Property

Our success depends in part upon our ability to protect and use our DLE technology and the intellectual property rights related to our DLE technology.

On February 8, 2023, we received a “Grant Approval” notification from the Danish Patent and Trademark Office. This patent, which covers the extraction of minerals such as lithium from oilfield wastewater, will expire in 2042. On September 21, 2023, we submitted a Patent Cooperation Treaty (“PCT”) application. The PCT application was published on April 4, 2024, and we believe this further strengthens our patent portfolio.

Further, we have a pending application for a U.S. patent, which also covers the extraction of minerals such as lithium from oilfield wastewater. We expect this patent to be granted in the third quarter of 2024. If granted, we expect this patent will expire in 2042.

Customers

We intend to sell our products to customers in the EV and broader battery markets, and plan to initially sell lithium locally to customers in the regions close to our manufacturing facilities.

Sales and Marketing

We intend to initially sell our products directly to customers in the U.S. and anticipate that we will subsequently sell our products to customers throughout North America, Asia and Europe.

Manufacturing

We plan to start construction of our first two lithium carbonate manufacturing facilities in North Dakota in the second half of 2024, which we anticipate will be capable of manufacturing up to a total of 2,800 metric tons of lithium carbonate, and we plan to begin manufacturing battery-grade lithium compounds at such facilities in the second half of 2025.

Research and Development

We conduct research and development to optimize our DLE technology and our lithium products and to develop new product candidates and technologies.

Seasonality

Our operations are generally not impacted by seasonality. However, production is expected to be marginally lower during the summer due to the U.S. vacation season.

Government Controls and Regulations

We are subject to and will incur capital and operating costs to comply with U.S. federal, state and local environmental, health and safety laws and regulations, including those governing employee health and safety, the composition of our products, the discharge of pollutants into the air and water, and the management and disposal of hazardous substances and wastes.

In June 2016, modifications to the Toxic Substances Control Act in the United States were signed into law, requiring chemicals to be assessed against a risk-based safety standard and for the elimination of unreasonable risks identified during risk evaluation. Other initiatives in Asia and potentially in other regions will require toxicological testing and risk assessments of a wide variety of chemicals, including chemicals used or produced by us. These assessments may result in heightened concerns about the chemicals involved and additional requirements being placed on the production, handling, labeling or use of the subject chemicals. Such concerns and additional requirements could also increase the cost incurred by our customers to use our chemical products and otherwise limit the use of these products, which could lead to a decrease in demand for these products.

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To the extent we manufacture or import products into the European Union (“EU”) or downstream users of our products are located in the EU, we may be subject to the European Community Regulation on the Registration, Evaluation, Authorization and Restriction of Chemicals (“REACH”). REACH imposes obligations on EU manufacturers and importers of chemicals and other products into the EU to compile and file comprehensive reports, including testing data, on each chemical substance, and perform chemical safety assessments. Currently, certain lithium products are undergoing a risk assessment review under REACH, which may eventually result in restrictions in the handling or use of lithium carbonate and other lithium products that we produce, which may increase our production costs. In addition, REACH regulations impose significant additional responsibilities and costs on chemical producers, importers, downstream users of chemical substances and preparations, and the entire supply chain. REACH, if applicable to the sale or manufacture of our products, may lead to increases in the costs of raw materials we may purchase and the products we may sell in the EU, which could increase the costs of our products and result in a decrease in their overall demand.

We use and generate hazardous substances and wastes in our operations and may become subject to claims and substantial liability for personal injury, property damage, wrongful death, loss of production, pollution and other environmental damages relating to the release of such substances into the environment. Depending on the frequency and severity of such incidents, it is possible that the Company’s revenues, operating costs, insurability and relationships with customers, employees and regulators could be impaired.

Human Capital Management

We had 13 full-time employees as of June 7, 2024. None of our employees are represented by a labor organization or are a party to a collective bargaining arrangement. We have not experienced any work stoppages, and we consider our relations with our employees to be good.

Available Information

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy and information statements and other reports required by the SEC under the Exchange Act. Reports, proxy and information statements and other information regarding issuers that file electronically with the SEC are available to the public free of charge on the SEC’s website at www.sec.gov.

Properties

Our corporate headquarters are located at Tankedraget 7, Aalborg, Denmark DK-9000 and are subject to a long-term lease contract.

Our U.S. headquarters, which we lease on an annual basis, are located at 2316 Pine Ridge Rd #383, Naples, Florida, 34109.

Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our Company, nor is any such litigation threatened as of the date of this prospectus.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position
Sune Mathiesen	49	Chairman, President, Chief Executive Officer and Director
Stefan Muehlbauer	45	Chief Financial Officer and Secretary
Paw Juul	45	Chief Technology Officer and Director*

* Mr. Juul’s appointment as a director is effective 10 days following the mailing of an information statement that satisfies the requirements of Rule 14F-1 under the Exchange Act to the Company’s stockholders.

Sune Mathiesen. Mr. Mathiesen has served as Chairman, President and Chief Executive Officer of the Company since February 14, 2023. Prior to joining the Company, Mr. Mathiesen served as the President and Chief Executive Officer of Legacy Lithium Harvest since August 2020. Prior to co-founding Legacy Lithium Harvest, Mr. Mathiesen served as Chief Executive Officer and a Director of LiqTech International Inc. (Nasdaq: LIQT) from July 2014 to May 2022. Mr. Mathiesen has also served as a CEO and Director of Masu A/S, a Danish company, since February 2013. He is the owner and Chief Executive Officer of Sune Mathiesen Holding ApS, which he founded in August 2020, and Masu Consult ApS, which he founded in January 2018. He previously served as CEO and Director of Provital A/S from June 2012 to August 2015. Before that he served as Country Manager of Broen Lab Group from July 2010 to May 2011 and as Country Manager of GPA Flowsystem from August 1997 to June 2010. Mr. Mathiesen has been working hands-on with technical products within the valves and fittings industry for the past 20 years. He holds a degree in commercial science. The Board has concluded that Mr. Mathiesen should serve as the Chairman, President and Chief Executive Officer because his significant experience in management and business development enables him to make valuable contributions to the Company.

Stefan Muehlbauer. Mr. Muehlbauer has served as Chief Financial Officer and Company Secretary of the Company since February 14, 2023. Mr. Muehlbauer has also served as the Chief Executive Officer of the Company from May 2018 to February 2023, as Chief Financial Officer from January 2018 to May 2018, as Chief Communications Officer from July 2018 to February 2023, as a director from February 2017 to February 2023, and as the Treasurer and Corporate Secretary from January 2018 to February 2023. Mr. Muehlbauer has also served as Chief Executive Officer of Arma Communications Inc., a business development and marketing agency, since 2013. Previously, Mr. Muehlbauer held positions with several leading investment banks in Europe, including as the Chief Operating Officer at Silvia Quandt & Cie AG, where he was responsible for building up the institution’s research and corporate finance activities. Mr. Muehlbauer received his degree in Finance from the University of Miami. The Board has concluded that Mr. Muehlbauer should serve as Chief Financial Officer and Company Secretary because of his significant business experience, investment banking background, and knowledge of financial markets.

Paw Juul. Mr. Juul has served as the Chief Technology Officer of the Company since February 14, 2023. Prior to joining the Company, Mr. Juul served as the Chief Technology Officer of Legacy Lithium Harvest since August 2020. Prior to co-founding Legacy Lithium Harvest, Mr. Juul served as the Chief Executive Officer of LiqTech Water A/S, a subsidiary of LiqTech International Inc. from September 2014 until March 2022. Mr. Juul co-founded Pivotal A/S in 2009 and served as its Chief Technology Officer until August 2014. Mr. Juul has also been the Chief Executive Officer of QLT Water ApS since May 2022 and FENO Holding ApS since January 2018. Mr. Juul has extensive experience in new business development, specifically in the water treatment industry. Mr. Juul holds a master’s degree in Biomedical Engineering from Aalborg University in Aalborg, Denmark. The Board has concluded that Mr. Juul should serve as Chief Technology Officer and Director because his significant experience in management, business development and the water treatment industry enables him to make valuable contributions to the Company.

Family Relationships

There are no family relationships among any of the directors or executive officers.

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Corporate Governance

Director Independence

The Company’s board of directors currently consists of Sune Mathiesen. Pursuant to Item 407(a)(1)(ii) of Regulation S-K of the Securities Act, the Company’s board of directors has adopted the definition of “independent director” as set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules. In summary, an “independent director” means a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director.

The Company has also adopted the heightened definitions of independence applicable to members of audit and compensation committees under the Nasdaq Listing Rules. The Company’s board of directors has determined that none of the Company’s directors as of the date of this prospectus are “independent” for purposes of 5605(a)(2) of the Nasdaq Listing Rules and the rules applicable to audit and compensation committee members.

Committees of the Board of Directors

Our board of directors currently has no separate committees, and the board of directors acts as the audit committee and the compensation committee. The functions of those committees are being undertaken by our board of directors because we do not currently have any independent directors. We do not yet have an audit committee financial expert serving on the board of directors.

In connection with this Offering, we intend to establish an audit committee, a compensation committee, and a nominating and corporate governance committee of the board of directors, and we may have such other committees as the board of directors shall determine from time to time. We anticipate that each of the standing committees of the board of directors will have the composition and responsibilities described below.

Audit Committee

We anticipate that following completion of this Offering, our audit committee will consist of                   ,                   , and                   , each of whom is expected to be independent under the rules of the SEC and the listing standards of the NYSE. As required by the rules of the SEC and the listing standards of the NYSE, the audit committee will consist solely of independent directors. SEC rules also require that a public company disclose whether or not its audit committee has an “audit committee financial expert” as a member. We anticipate that                    will satisfy the SEC’s definition of “audit committee financial expert.”

The audit committee will oversee our corporate accounting and financial reporting process and assist the board of directors in its oversight of (i) the integrity of our financial statements, (ii) the independent auditor’s qualifications, independence and performance, (iii) our internal control over financial reporting and (iv) our compliance with certain legal and regulatory requirements. We expect to adopt an audit committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the listing standards of the NYSE.

Compensation Committee

We anticipate that the compensation committee will consist of at least two directors who will be “independent” under the rules of the SEC and the listing standards of the NYSE. This committee will oversee our compensation policies, plans and benefits programs.  We expect to adopt a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the listing standards of the NYSE. We anticipate that our compensation committee will consist of                         ,                         , and                         , each of whom is expected to be independent under the rules of the SEC and the listing standards of the NYSE. We also believe that each member of the compensation committee will be a non-employee director, as defined in Section 16b-3 of the Exchange Act.

Nominating and Corporate Governance Committee

We anticipate that the nominating and corporate governance committee will consist of at least two directors who will be “independent” under the rules of the SEC and the listing standards of the NYSE. This committee will oversee and assist the board of directors in reviewing and recommending director nominees. We expect to adopt a nominating and corporate governance committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the listing standards of the NYSE. We anticipate that our nominating and corporate governance committee will consist of                         ,                         , and                         , each of whom is expected to be independent under the rules of the SEC and the listing standards of the NYSE.

Code of Ethics

The Company has adopted a financial code of ethics that applies to all its executive officers and employees, including its CEO and CFO. See Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for more information. The Company undertakes to provide any person with a copy of its financial code of ethics free of charge. Please contact the Company at 305-814-2915 to request a copy of the Company’s financial code of ethics. Management believes the Company’s financial code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our named executive officers for fiscal 2023 and 2022.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non- Equity Incentive Plan ($) (g)	Non- qualified Deferred Compensation Earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)
Sune Mathiesen, CEO	*2023	285,020	nil	300,000	nil	nil	nil	nil	585,020
	*2022	nil	nil	nil	nil	nil	nil	nil	nil

Paw Juul, CTO	2023	285,020	nil	300,000	nil	nil	nil	nil	585,020
	2022	nil	nil	nil	nil	nil	nil	nil	nil

Stefan Muehlbauer, CFO	2023	120,625	nil	125,000	nil	nil	nil	nil	245,000
	2022	nil	nil	nil	nil	nil	nil	nil	nil

*In 2022, the Company incurred management fees from a company controlled by Sune Mathiesen of $108,190. In 2023, the Company incurred additional management fees from a company controlled by Sune Mathiesen of $83,000.

Amounts in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs computed in accordance with Financial Accounting Standards Board ASC Topic 718. Disclosure of the relevant assumptions related to the valuation of awards is provided in Note 13 of the consolidated financial statements and related notes included elsewhere in this prospectus.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
Name	(#)	(#)	(#)	($)
(a)	(g)	(h)	(i)	(j)
Sune Mathiesen	6,111,111	$1,772,222	nil	nil
Stefan Muehlbauer	1,736,111	$503,472	nil	nil
Paw Juul	5,625,000	$1,631,250	nil	nil

On May 10, 2023, the Company granted RSU awards to certain key employees and directors under the Incentive Plan. The settlement of these RSU awards is subject to stockholder approval. The Company is authorized to grant options and other stock-based awards to executive officers, directors, employees and consultants enabling them to acquire up to 45,000,000 shares of common stock of the Company. The exercise price of each option equals the market price of the Company’s shares of common stock as calculated on the date of the grant. The maximum term and/or vesting period shall not be more than ten years from the grant date. The vesting period for all options is at the discretion of the board of directors of the Company and shall not be more than ten years from the grant date. The options are non-transferable.

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Restricted stock and RSU awards are subject to vesting spread over time at the discretion of the committee administering the Incentive Plan. Upon the vesting of RSUs and the Company’s determination that any necessary conditions precedent to the release of vested shares have been satisfied, such vested shares will then be made available to the participants. Except as otherwise provided in the Incentive Plan or award agreement, the participants with a restricted stock award shall have all the rights of a stockholder, including the right to vote the shares of restricted stock. The RSU awards granted on May 10, 2023 provide that the recipients do not have rights of a stockholder prior to vesting. The fair value of the Company’s common stock on the grant date was $0.072 per share. At March 31, 2024, the stock based compensation expense was $640,902.

The table below sets forth the vesting schedule with respect to the RSUs granted on May 10, 2023.

			Vesting Schedule (Number of Shares)
Name	Title	Total RSUs	May 10, 2024	May 10, 2025	May 10, 2026
Sune Mathiesen	CEO, Director	6,111,111	2,037,037	2,037,037	2,037,037
Paw Juul	CTO, Director	5,625,000	1,875,000	1,875,000	1,875,000
Stefan Muehlbauer	CFO, Secretary	1,736,111	578,704	578,704	578,703
Kristian Jensen	Director	1,458,333	486,111	486,111	486,111
			4,976,852	4,976,852	4,976,851

On February 1, 2024, the Company received the resignation of Kristian Jensen as director. In accordance with the Incentive Plan, the unvested RSU award granted to Mr. Jensen in the amount of 1,458,333 units was forfeited. Below is the updated vesting schedule as at March 31, 2024:

			Vesting Schedule (Number of Shares)
Name	Title	Total RSUs	May 10, 2024	May 10, 2025	May 10, 2026
Sune Mathiesen	CEO, Director	6,111,111	2,037,037	2,037,037	2,037,037
Paw Juul	CTO, Director	5,625,000	1,875,000	1,875,000	1,875,000
Stefan Muehlbauer	CFO, Secretary	1,736,111	578,704	578,704	578,703
		13,472,222	4,490,741	4,490,741	4,490,740

Director Compensation

	Fees earned or paid in cash	Stock awards	Total
Name	($)	($)	($)
(a)	(b)	(c)	(h)
Kristian Jensen	nil	$105,000	$105,000

For the year ending December 31, 2023, the Company had one independent director, Kristian Jensen. As part of the equity awards program described above, Mr. Jensen received 1,458,333 RSUs, which had a grant date fair value of $105,000.

Employment Agreements

In connection with the Exchange Transaction, the Company entered into employment agreements with each of Sune Mathiesen, Stefan Muehlbauer and Paw Juul to serve as the Chief Executive Officer, Chief Financial Officer and the Chief Technology Officer, respectively, of the Company.

Transition Employment Agreement with Sune Mathiesen

On February 14, 2023, we entered into an executive service agreement with Mr. Mathiesen, effective as of January 14, 2023, providing for his employment as our Chief Executive Officer (the “CEO Agreement”).

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Pursuant to the CEO Agreement, Mr. Mathiesen is entitled to an initial annual base salary of $300,000 and annual pension contributions that amount to 10% of Mr. Mathiesen’s annual base salary. The CEO Agreement also indicates that Mr. Mathiesen shall be eligible to receive (i) an annual cash bonus of up to 150% of his base salary pursuant to a separate bonus agreement and (ii) a stock-based bonus of up to 100% of his annual base salary pursuant to a separate stock grant agreement. Under the CEO Agreement, Mr. Mathiesen is also entitled to a company car, and we will pay for all expenses related to such company car. During the year ended December 31, 2023, Mr, Mathiesen did not receive a company car.

The CEO Agreement is non-terminable until December 31, 2025, after which date, upon providing 12 months advance notice, the CEO Agreement may be terminated by either Mr. Mathiesen or us.

The CEO Agreement contains a perpetual confidentiality requirement.

U.S. Employment Agreement with Sune Mathiesen

Upon Mr. Mathiesen’s relocation to the U.S., we intend to enter into a new executive employment agreement with him to replace the CEO Agreement and provide for Mr. Mathiesen’s continued employment as our Chief Executive Officer (the “U.S. CEO Agreement”) through December 31, 2025 (the “U.S. CEO Agreement Expiration Date”), except upon the earlier termination of the U.S. CEO Agreement as discussed below. Following the U.S. CEO Agreement Expiration Date, the U.S. CEO Agreement may be terminated by Mr. Mathiesen or us for any reason.

Pursuant to the U.S. CEO Agreement, Mr. Mathiesen is entitled to an annual base salary of approximately $300,000 and is eligible to participate in our retirement plan, subject to the eligibility terms and conditions of such plan. The U.S. CEO Agreement also indicates that Mr. Mathiesen shall be eligible to receive (i) an annual cash bonus of up to 150% of his base salary pursuant to a separate bonus agreement and (ii) a stock-based bonus of up to 100% of his base salary pursuant to a separate stock grant agreement. Under the U.S. CEO Agreement, Mr. Mathiesen also is: (i) entitled to a company car, and we pay for all expenses related to such company car; (ii) the reimbursement of reasonable moving costs to the Houston area; and (iii) for so long as Mr. Mathiesen remains employed by us, for up to the initial two consecutive years following the date Mr. Mathiesen relocates to the Houston area, reimbursement for reasonable housing costs in the Houston area, up to a total amount of $5,000 per month.

Pursuant to the U.S. CEO Agreement, if Mr. Mathiesen’s employment is involuntarily terminated by us without Cause (as defined below) or by reason of his death or Disability (as defined below), then, subject to his timely execution and non-revocation of a release of claims, in addition to compensation that has been earned but not yet paid, he will be entitled to a severance amount equal to his then current base monthly salary from the date of his termination until the U.S. CEO Agreement Expiration Date, or, if such termination occurs after the U.S. CEO Agreement Expiration Date, his then current base monthly salary for a period of 12 months following his date of termination.

For purposes of the U.S. CEO Agreement, “Cause” means: (i) any act by Mr. Mathiesen that is materially detrimental to our best interests or that constitutes common law fraud, a felony or any other criminal act involving moral turpitude; (ii) gross misconduct, material neglect or any act of disloyalty or dishonesty by Mr. Mathiesen related to or connected with Mr. Mathiesen’s employment by us or otherwise likely to cause material harm to us or our reputation; (iii) a material violation by Mr. Mathiesen of our written policies, codes of conduct or direction of our board of directors; (iv) wrongful appropriation by Mr. Mathiesen of our funds or property or other material breach of Mr. Mathiesen’s fiduciary duties to us; or (v) the material breach of the U.S. CEO Agreement by Mr. Mathiesen, or any other written agreement between us and Mr. Mathiesen.

For purposes of the U.S. CEO Agreement, “Disability” means the inability of Mr. Mathiesen to perform on a full-time basis the duties and responsibilities of Mr. Mathiesen’s employment with us by reason of Mr. Mathiesen’s illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of 120 days or more during any 180 day period. A period of inability is “uninterrupted” unless and until Mr. Mathiesen returns to full time work for a continuous period of at least 30 days.

The U.S. CEO Agreement required Mr. Mathiesen to enter into a confidentiality and restrictive covenant agreement, which contains a 12 month post-termination non-solicitation requirement and a perpetual confidentiality requirement, among other terms and conditions.

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Employment Agreement with Stefan Muehlbauer

On May 17, 2024, we entered into an executive employment agreement with Stefan Muehlbauer providing for his employment as our Chief Financial Officer (the “CFO Agreement”), through December 31, 2025 (the “CFO Expiration Date”), except upon the earlier termination of the CFO Agreement as discussed below. Following the CFO Expiration Date, the CFO Agreement may be terminated by Mr. Muehlbauer or us for any reason.

Pursuant to the CFO Agreement, Mr. Muehlbauer is entitled to an annual base salary of $200,000 and is eligible to participate in our retirement plan, subject to the eligibility terms and conditions of such plan. The CFO Agreement also indicates that Mr. Muehlbauer shall be eligible to receive (i) an annual cash bonus of up to 100% of his base salary pursuant to a separate bonus agreement and (ii) a stock-based bonus of up to 100% of his base salary pursuant to a separate stock grant agreement. Under the CFO Agreement, Mr. Muehlbauer also is: (i) entitled to a company car, and we pay for all expenses related to such company car; (ii) the reimbursement of reasonable moving costs to the Houston area; and (iii) for so long as Mr. Muehlbauer remains employed by us, for up to the initial two consecutive years following the date Mr. Muehlbauer relocates to the Houston area, reimbursement for reasonable housing costs in the Houston area, up to a total amount of $5,000 per month.

Pursuant to the CFO Agreement, if Mr. Muehlbauer’s employment is involuntarily terminated by us without Cause (as defined below) or by reason of his death or Disability (as defined below), then, subject to his timely execution and non-revocation of a release of claims, in addition to compensation that has been earned but not yet paid, he will be entitled to a severance amount equal to his then current base monthly salary from the date of his termination until the CFO Expiration Date, or, if such termination occurs after the CFO Expiration Date, his then current base monthly salary for a period of 12 months following his date of termination.

For purposes of the CFO Agreement, “Cause” means: (i) any act by Mr. Muehlbauer that is materially detrimental to our best interests or that constitutes common law fraud, a felony or any other criminal act involving moral turpitude; (ii) gross misconduct, material neglect or any act of disloyalty or dishonesty by Mr. Muehlbauer related to or connected with Mr. Muehlbauer’s employment by us or otherwise likely to cause material harm to us or our reputation; (iii) a material violation by Mr. Muehlbauer of our written policies, codes of conduct or direction of our board of directors; (iv) wrongful appropriation by Mr. Muehlbauer of our funds or property or other material breach of Mr. Muehlbauer’s fiduciary duties to us; or (v) the material breach of the CFO Agreement by Mr. Muehlbauer, or any other written agreement between us and Mr. Muehlbauer.

For purposes of the CFO Agreement, “Disability” means the inability of Mr. Muehlbauer to perform on a full-time basis the duties and responsibilities of Mr. Muehlbauer’s employment with us by reason of Mr. Muehlbauer’s illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of 120 days or more during any 180 day period. A period of inability is “uninterrupted” unless and until Mr. Muehlbauer returns to full time work for a continuous period of at least 30 days.

The CFO Agreement also required Mr. Muehlbauer to enter into a confidentiality and restrictive covenant agreement, which contains a 12 month post-termination non-solicitation requirement and a perpetual confidentiality requirement, among other terms and conditions.

Transition Employment Agreement with Paw Juul

On February 14, 2023, we entered into an executive service agreement with Mr. Juul, effective as of January 14, 2023, providing for his employment as our Chief Technology Officer (the “CTO Agreement”).

Pursuant to the CTO Agreement, Mr. Juul is entitled to an initial annual base salary of approximately $300,000 and annual pension contributions that amount to 10% of Mr. Juul’s annual base salary. The CTO Agreement also indicates that Mr. Juul shall be eligible to receive (i) an annual cash bonus of up to 150% of his base salary pursuant to a separate bonus agreement and (ii) a stock-based bonus of up to 100% of his annual base salary pursuant to a separate stock grant agreement. Under the CTO Agreement, Mr. Juul is also entitled to a company car, and we will pay for all expenses related to such company car.

The CTO Agreement is non-terminable until December 31, 2025, after which date, upon providing 12 months advance notice, the CTO Agreement may be terminated by either Mr. Juul or us.

The CTO Agreement contains a perpetual confidentiality requirement.

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U.S. Employment Agreement with Paw Juul

Upon Mr. Juul’s relocation to the U.S., we intend to enter into a new executive employment agreement with him to replace the CTO Agreement and provide for Mr. Juul’s continued employment as our Chief Technology Officer (the “U.S. CTO Agreement”) through December 31, 2025 (the “U.S. CTO Agreement Expiration Date”), except upon the earlier termination of the U.S. CTO Agreement as discussed below. Following the U.S. CTO Agreement Expiration Date, the U.S. CTO Agreement may be terminated by Mr. Juul or us for any reason.

Pursuant to the U.S. CTO Agreement, Mr. Juul will be entitled to an annual base salary of $300,000 and will be eligible to participate in our retirement plan, subject to the eligibility terms and conditions of such plan. The U.S. CTO Agreement also indicates that Mr. Juul shall be eligible to receive (i) an annual cash bonus of up to 150% of his base salary pursuant to a separate bonus agreement and (ii) a stock-based bonus of up to 100% of his base salary pursuant to a separate stock grant agreement. Under the U.S. CTO Agreement, Mr. Juul also will be: (i) entitled to a company car, and we will pay for all expenses related to such company car; (ii) the reimbursement of reasonable moving costs to the Houston area; and (iii) for so as Mr. Juul remains employed by us, for up to the initial two consecutive years following the date Mr. Juul relocates to the Houston area, reimbursement for reasonable housing costs in the Houston area, up to a total amount of $5,000 per month.

Pursuant to the U.S. CTO Agreement, if Mr. Juul’s employment is involuntarily terminated by us without Cause (as defined below) or by reason of his death or Disability (as defined below), then, subject to his timely execution and non-revocation of a release of claims, in addition to compensation that has been earned but not yet paid, he will be entitled to a severance amount equal to his then current base monthly salary from the date of his termination until the U.S. CTO Agreement Expiration Date, or, if such termination occurs after the U.S. CTO Agreement Expiration Date, his then current base monthly salary for a period of 12 months following his date of termination.

For purposes of the U.S. CTO Agreement, “Cause” means: (i) any act by Mr. Juul that is materially detrimental to our best interests or that constitutes common law fraud, a felony or any other criminal act involving moral turpitude; (ii) gross misconduct, material neglect or any act of disloyalty or dishonesty by Mr. Juul related to or connected with Mr. Juul’s employment by us or otherwise likely to cause material harm to us or our reputation; (iii) a material violation by Mr. Juul of our written policies, codes of conduct or direction of our board of directors; (iv) wrongful appropriation by Mr. Juul of our funds or property or other material breach of Mr. Juul’s fiduciary duties to us; or (v) the material breach of the U.S. CTO Agreement by Mr. Juul, or any other written agreement between us and Mr. Juul.

For purposes of the U.S. CTO Agreement, “Disability” means the inability of Mr. Juul to perform on a full-time basis the duties and responsibilities of Mr. Juul’s employment with us by reason of Mr. Juul’s illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of 120 days or more during any 180 day period. A period of inability is “uninterrupted” unless and until Mr. Juul returns to full time work for a continuous period of at least 30 days.

The U.S. CTO Agreement required Mr. Juul to enter into a confidentiality and restrictive covenant agreement, which contains a 12 month post-termination, non-solicitation requirement and a perpetual confidentiality requirement, among other terms and conditions.

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Equity Compensation Plan Information

The following table sets forth information regarding outstanding grants and shares available for grant under our 2023 Equity Incentive Plan. All information is as of December 31, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)			(c)
Equity compensation plans approved by security holders	nil		$	nil		nil
Equity compensation plans not approved by security holders	14,930,555	(1)		nil	(2)	30,069,445	(3)
Total	14,930,555		$	nil		30,069,445

(1) Represents shares that may be issued pursuant to outstanding RSUs granted under the Incentive Plan. The settlement of these RSU awards is subject to stockholder approval.

(2) The RSUs, once vested, convert into shares of our common stock on a one-for-one basis for no additional consideration.

(3) Represents shares available for future issuance under the Incentive Plan.

On August 22, 2023, the Company’s board of directors approved the Incentive Plan, pursuant to which. the Company is authorized to grant options and other stock-based awards to executive officers, directors, employees and consultants enabling them to acquire up to 45,000,000 shares of common stock of the Company. Any shares subject to an award under the Incentive Plan that expires, is cancelled or forfeited, is settled for cash or otherwise does not result in the issuance of all of the shares subject to such award shall, to the extent of such cancellation, forfeiture, expiration, cash settlement or non-issuance, again become available for awards under the Incentive Plan. In addition, if (i) payment of the exercise price of any award or satisfaction of any tax withholding obligations arising from any award is made through the tendering of shares or by the withholding of shares by the Company, or (ii) any shares are repurchased by the Company with proceeds received from the exercise of a stock option issued under the Incentive Plan, then the shares so tendered, withheld or repurchased shall become available for awards under the Incentive Plan.

The exercise price of each option equals the market price of the Company’s shares of common stock as calculated on the date of the grant. The maximum term and/or vesting period shall not be more than ten years from the grant date. The vesting period for all options is at the discretion of the board of directors of the Company and shall not be more than ten years from the grant date. The options are non-transferable.

Restricted stock and RSU awards are subject to vesting spread over time at the discretion of the committee administering the Incentive Plan. Upon the vesting of RSUs and the Company’s determination that any necessary conditions precedent to the release of vested shares have been satisfied, such vested shares will then be made available to the participants. Except as otherwise provided in the Incentive Plan or award agreement, the participants with a restricted stock award shall have all the rights of a stockholder, including the right to vote the shares of restricted stock. The RSU awards granted on May 10, 2023 provide that the recipients do not have rights of a stockholder prior to vesting, and the settlement of these RSU awards is subject to stockholder approval.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. Non-employee directors will be compensated through cash and equity grants, while other directors are compensated through equity grants only.

Our current non-employee director compensation is as follows:

	Cash	RSUs
Director Fee	$35,000	$35,000	*
Chairman Fee (supplement)	$35,000	$35,000
Audit Committee Fee (supplement)	$5,000	N/A
Compensation and Nominating and Governance Committee Fee (supplement)	$3,000	N/A

*Newly appointed directors will receive an initial RSU grant with a three-year vesting period.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock on June 7, 2024 by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, which includes the power to dispose of or to direct the disposition of the security or the right to acquire such powers within 60 days. In computing the number of shares of our common stock beneficially owned by a person or entity and the percentage ownership, the Company deemed outstanding shares of its common stock subject to options held by that person or entity that are currently exercisable or exercisable within 60 days of June 7, 2024. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise noted, the address of each beneficial owner is c/o Tankedraget 7, Aalborg, Denmark DK-9000.

The beneficial ownership of the Company’s common stock is based on 296,037,813 shares of the Company’s common stock issued and outstanding as of June 7, 2024.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(2)

Greater than 5% Stockholders

Kestrel Flight Fund LLC(1)	71,797,703	24.3%

AØNP14 ApS (2)	21,700,059	7.3%

Directors and Executive Officers

Sune Mathiesen(3)	92,483,587	31.2%

Stefan Muehlbauer	1,000,000	0.3%

Paw Juul(4)	92,483,587	31.2%

All directors and executive officers as a group (3 persons)	185,967,174	62.2%

*	Less than one percent of outstanding shares.

(1)	Albert Hanser is the Managing Partner of Kestrel Flight Fund LLC. The address of Kestrel Flight Fund LLC is 149 Meadowbrook Road, Weston, Massachusetts 02493.

(2)	Aldo Petersen is the managing director of AØNP14 ApS. The address of AØNP14 ApS is Amaliegade 6, DK-1256 København K.

(3)	Consists of 92,483,587 shares owned directly by Sune Mathiesen Holding ApS. Mr. Mathiesen is the managing director of Sune Mathiesen Holding ApS.

(4)	Consists of 92,483,587 shares owned by FENO Holding ApS. Mr. Juul is the managing director of FENO Holding ApS.

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TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

We describe below transactions or series of similar transactions, since January 1, 2022, or currently proposed, to which we were a party or will be a party, in which, the amounts involved exceeded $120,000 or 1% of the Company’s total assets, whichever is less; and

●	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Transactions with Directors & Officers

Stefan Muehlbauer resigned as a director of the Company on February 14, 2023 and is currently the Chief Financial Officer (“CFO”) of the Company. During the year ended December 31, 2023, the Company incurred management fees to the CFO totaling an aggregate of $120,625. At December 31, 2023, $140,875 was owing to the CFO for management fees, consisting of current and past due amounts, and $2,020 for reimbursement of out of pocket expenses.

On February 14, 2023, Tiffany Muehlbauer resigned as Chief Technology Officer of the Company. At December 31, 2023, $12,766 was owing to Ms. Muehlbauer for past due salaries and $25,500 for management fees.

At December 31, 2023, the Company owed a company controlled by Stefan Muehlbauer and Tiffany Muehlbauer the amount of $20,647 for office expenses.

On February 14, 2023, Sune Mathiesen became a director and Chief Executive Officer (“CEO”) of the Company. During the year ended December 31, 2023, Legacy Lithium Harvest incurred management fees payable to the CEO totaling an aggregate of $285,020 (DKK 1,925,000). At December 31, 2023, $151,764 (DKK 1,025,000) was owing to the CEO for salaries, and $2,771 (DKK 18,714) for reimbursement of out of pocket expenses.

In 2022, the Company incurred management fees from a company controlled by Sune Mathiesen of $108,190. In 2023, the Company incurred additional management fees from a company controlled by Sune Mathiesen of $83,000.

At December 31, 2023, a company controlled by the director and CEO was owed $40,425 (DKK 273,027) for out of pocket expenses, current and past due. During the year ended December 31, 2023, Legacy Lithium Harvest entered into two notes payable with a company controlled by the CEO of the Company, with one note in the principal amount of $17,173 (DKK 118,000) and the other in the principal amount of $2,183 (DKK 15,000), and each with a 3% interest rate per annum that was due on or before May 1, 2023. During the year ended December 31, 2023, the loans were repaid.

On February 14, 2023, Paw Juul became the Chief Technology Officer (“CTO”) of the Company. During the year ended December 31, 2023, Legacy Lithium Harvest incurred management fees from the CTO totaling an aggregate of $285,020 (DKK 1,925,000). At December 31, 2023, $143,895 (DKK 971,850) was owing to the CTO for salaries.

On April 28, 2023, a Company controlled by a director and CTO of the Company, Paw Juul, loaned the Company $14,506 (DKK 99,000). The loan had a 3% interest rate that was due on or before June 30, 2023. During the year ended December 31, 2023, the loan was repaid.

Securities Exchange Agreement

On February 14, 2023, we entered into the Exchange Agreement with Legacy Lithium Harvest and the Legacy Lithium Harvest Shareholders. Pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding shares of capital stock of Legacy Lithium Harvest in exchange for issuing to the Legacy Lithium Harvest Shareholders 206,667,233 shares of the Company’s common stock. The Exchange Transaction closed on February 14, 2023.

Following the issuance to the Legacy Lithium Harvest Shareholders of the shares of the Company’s common stock, the Legacy Lithium Harvest Shareholders hold approximately 72% of the outstanding voting power and capital stock of the Company and the holders of SPGX’s common stock prior to the Exchange Transaction hold approximately 3%. The Legacy Lithium Harvest Shareholders include Sune Mathiesen Holding ApS, of which Mr. Mathiesen is the managing director; FENO Holding ApS, of which Mr. Juul is the managing director; and AØNP14 ApS, of which Mr. Petersen is the managing director, which entities hold 31.2%, 31.2% and 7.3%, respectively, of the outstanding voting power and capital stock of the Company. Kestrel Flight Fund LLC, which held a convertible loan issued by the Company prior to the Exchange Transaction, holds approximately 24.3% of the outstanding voting power and capital stock of the Company.

The Company’s Related Party Transactions

As described above, Albert Hanser is the Managing Partner of Kestrel Flight Fund LLC and directly or indirectly holds 24.3% of the issued and outstanding shares in the Company. Kestrel Flight Fund LLC loaned the Company $100,000 pursuant to a Loan Agreement dated July 21, 2021, by and between the Company and Kestrel Flight Fund LLC, which was subsequently amended on June 22, 2022, to increase the loan amount by $25,000 to a total of $125,000 (the “Loan”). The Loan accrued interest at the rate of 10% per annum and converted into the Company’s common stock upon the effectiveness of the Exchange Transaction.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and certain provisions of our Articles of Incorporation and By-laws are summaries. Copies of these documents are filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share. As of June 7, 2024, 296,037,813 shares of our common stock were outstanding

Description of Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.0001 per share. Holders of our common stock are entitled to one vote per share. Our Articles of Incorporation, as amended (the “Articles of Incorporation”), do not provide for cumulative voting, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are fully paid and non-assessable.

Voting Rights. Holders of shares of our common stock are entitled to one vote for each share of common stock standing in such stockholder’s name on the records of the Company on all matters submitted to a stockholder vote, with no cumulative voting rights.

Conversion and Redemption Rights. Shares of our common stock have no conversion rights and are not subject to any rights of redemption by operation of a sinking fund or otherwise.

Dividend Rights. We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

Preemptive or Similar Rights. Our common stock has no preemptive or conversion rights or other subscription rights, nor are there any redemption or sinking fund provisions applicable to our common stock.

Anti-Takeover Effects of Provisions of Our By-laws and Nevada Law

Meetings of Stockholders. Our By-laws provides that a special meeting of stockholders may be called only by the president or the secretary of the Company, by resolution of the directors or on the written request of the stockholders owning a majority of the issued and outstanding shares and entitled to vote. Business transactions at any special meeting of stockholders is limited to the purpose stated in the notice.

Anti-Takeover Provisions

Section 78.438 of the Nevada Revised Statutes prohibits a Nevada corporation with 200 or more stockholders of record from engaging in a business combination with an interested stockholder (generally defined as a person which together with its affiliates owns, or within the last two years has owned, 10% of our voting stock) unless the business combination is approved in a prescribed manner. Further, Nevada law contains provisions governing “acquisition of controlling interest” in Sections 78.378 through 78.3793 of the Nevada Revised Statutes. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The Control Share Acquisition Act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the Control Share Acquisition Act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3% to 50%; or more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the Control Share Acquisition Act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our By-laws currently exempt our common stock from the Control Share Acquisition Act. At such time as they may apply, the provisions of the Control Share Acquisition Act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer Inc.

Listing

Our common stock is currently quoted on the OTC Pink under the symbol “SPGX”. In connection with this Offering, we are applying to list our common stock on the NYSE under the symbol “LIHV.”

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SHARES ELIGIBLE FOR FUTURE SALE

Our common stock is currently traded only on the OTC Pink. In connection with this Offering, we have applied to apply to list our common stock on the NYSE. No assurance can be given that our application will be approved. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of our common stock. Upon completion of this Offering, we will have an aggregate of shares of common stock issued and outstanding, assuming the underwriters do not exercise their option to purchase additional Shares. All the common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act by persons other than by our affiliates.

Certain of the shares of common stock after the offering will be held by our existing shareholders. Upon consummation of the Offering, approximately % of our issued and outstanding common stock will be subject to such lock-up agreements.

Rule 144

In general, under Rule 144 of the Securities Act, a person or entity that has beneficially owned our common stock for at least six months and is not our “affiliate” will be entitled to sell our common stock, subject only to the availability of current public information about us, and will be entitled to sell shares held for at least one year without any restriction. A person or entity that is our “affiliate” and has beneficially owned our common stock for at least six months will be able to sell, within a rolling three month period, the number of shares that does not exceed the greater of the following:

(i) 1% of the then outstanding common stock; and

(ii) the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates under Rule 144 must be made through unsolicited brokers’ transactions. They are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Lock-Up Agreements

Each of our directors and executive officers expect to enter into lock-up agreements in connection with this Offering, pursuant to which, subject to certain exceptions, they agreed not to sell or otherwise dispose of their shares of common stock or any securities convertible into or exchangeable for common stock for a period of at least                 days after the date of this prospectus without the prior written consent of the underwriters.

Equity Incentive Plans

We intend to file one or more registration statements on Form S-8 under the Securities Act with the SEC to register the offer and sale of shares of our common stock that are issuable under the Incentive Plan. Any such registration statements will become effective immediately on filing. Shares covered by these registration statements will then be eligible for sale in the public markets, subject to vesting restrictions, any applicable lock-up agreements described below, and Rule 144 limitations applicable to affiliates.

53

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF THE COMPANY’S COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of the Company’s common stock included in this Offering, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, Treasury regulations promulgated thereunder, published administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or be subject to differing interpretations, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. No ruling on the U.S. federal, state, local or other tax considerations relevant to the Company’s operations or to the purchase, ownership or disposition of its shares, has been requested from the U.S. Internal Revenue Service, or the IRS, or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary also does not address the tax considerations arising under any U.S. federal tax laws other than income tax laws, the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws. In addition, this summary does not address U.S. federal income tax considerations applicable to a non-U.S. holder’s particular circumstances or to non-U.S. holders that may be subject to special tax rules, including, without limitation:

● banks, insurance companies or other financial institutions, regulated investment companies or real estate investment trusts;

● persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

● tax-exempt organizations or governmental organizations;

● tax-qualified retirement plans;

● “controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

● brokers or dealers in securities or currencies;

● traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

● persons that own, or are deemed to own, more than five percent of the Company’s capital stock (except to the extent specifically set forth below);

● U.S. expatriates and former citizens or long-term residents of the United States;

● partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

● persons who hold the Company’s common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

● “qualified foreign pension funds” as defined in Section 897(l)(2) of the Internal Revenue Code and entities all of the interests of which are held by qualified foreign pension funds;

● persons subject to special tax accounting rules as a result of any item of gross income with respect to common stock being taken into account in an applicable financial statement;

● persons who hold or receive the Company’s common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

● persons who do not hold the Company’s common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code; or

● persons deemed to sell the Company’s common stock under the constructive sale provisions of the Internal Revenue Code.

54

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds the Company’s common stock, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold the Company’s common stock, and partners in such partnerships, should consult their tax advisors.

This discussion is for informational purposes only and is not tax advice. You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the Company’s common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined For purposes of this discussion, you are a non-U.S. holder (other than a partnership) if you are a beneficial owner of the Company’s common stock other than:

● an individual citizen or resident of the United States (for U.S. federal income tax purposes);

● a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, or other entity treated as such for U.S. federal income tax purposes;

● an estate whose income is subject to U.S. federal income tax regardless of its source; or

● a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Market for our Common Stock and Related Stockholder Matters— Dividend Policy,” the Company has never declared or paid cash dividends on its common stock and does not anticipate paying any dividends on its common stock in the foreseeable future. However, if the Company does make distributions of cash or property on its common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both the Company’s current and its accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in the Company’s common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “—Gain on the Sale or Other Taxable Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must timely provide us or the applicable withholding agent with a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate version of IRS Form W-8 or applicable certifying qualification for the reduced rate. A non-U.S. holder of shares of the Company’s common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to the Company or its paying agent, either directly or through other intermediaries.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States) are generally exempt from the withholding tax described above. In order to obtain this exemption, you must provide us or the applicable withholding agent with a valid IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal income withholding tax, are taxed for U.S. federal income tax purposes at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

55

Gain on the Sale or other Taxable Disposition of Common Stock

Subject to the discussion below regarding information reporting, backup withholding and foreign accounts, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the Company’s common stock unless:

● the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by you in the United States);

● you are a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

● the Company’s common stock constitutes a United States real property interest, or USRPI, by reason of its status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding your sale or other taxable disposition of the Company’s common stock, or (ii) your holding period for its common stock.

The Company believes that it is not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination whether the Company is a USRPHC depends on the fair market value of its USRPIs relative to the fair market value of its other business assets, there can be no assurance that the Company will not become a USRPHC in the future. Even if the Company becomes a USRPHC, however, as long as its common stock is regularly traded on an established securities market, the common stock you own will be treated as a USRPI only if you actually or constructively hold more than five percent of the Company’s outstanding common stock at any time during the shorter of (i) the five-year period preceding your disposition of the Company’s common stock, or (ii) your holding period for the stock.

If you are a non-U.S. holder described in the first bullet above, you will generally be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided you have timely filed U.S. federal income tax returns with respect to such losses). You should consult any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, the Company or an applicable withholding agent must report annually to the IRS, regardless of whether any tax was withheld, the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the sale or disposition of stock made to you may be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on a timely provided and valid IRS Form W-8BEN, IRS Form W-8BEN-E, or another appropriate version of IRS Form W-8 or applicable documentation. Proceeds of a sale or other disposition of the Company’s common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

Sections 1471 through 1474 of the Internal Revenue Code, known as the Foreign Account Tax Compliance Act, or FATCA, impose withholding tax at a rate of 30% on, dividends on and (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale or other disposition of, the Company’s common stock paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of the Company’s common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity (i) provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, (ii) certifies that there is none or (iii) otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends on our common stock. Although potential withholding under FATCA would also have applied also to of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Withholding agents may rely on these proposed Treasury regulations until final Treasury regulations are issued. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in the Company’s common stock.

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UNDERWRITING

We have entered into an underwriting agreement with the several underwriters listed in the table below. is the representative of the underwriters. We refer to the several underwriters listed in the table below as the “underwriters.” Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the Shares.

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of Shares set forth opposite its name below:

Underwriter	Number of Shares

Total

The underwriting agreement provides that the obligation of the underwriters to purchase the Shares offered by this prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the Shares offered hereby if any of the Shares are purchased.

We have granted the underwriters an option to purchase up to an additional             Shares from us at the public offering price, less the underwriting discount, to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus; however, the underwriters may only exercise the option once.

Discounts and Expenses

The underwriters propose to offer the Shares purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $             per Share. After this Offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

In connection with the sale of the Shares to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of the underwriting discount. The underwriters’ discount will be % of the gross proceeds of this Offering, or $            per Share, based on the public offering price per share set forth on the cover page of this prospectus.

We have also agreed to reimburse the underwriters at closing for legal expenses incurred by it in connection with the Offering up to a maximum of $                    .

The following table shows the underwriting discount payable to the underwriters by us in connection with this Offering (assuming both the exercise and non-exercise of the option to purchase additional Shares we have granted to the underwriters):

	Per Share		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Public offering price	$	$
Underwriting discount paid by us	$	$

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

57

Lock-Up Agreements

We have agreed not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock; (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock; or (iii) file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, without the prior written consent of                        for a period of                        days following the date of this prospectus (the “Lock-up Period”). This consent may be given at any time without public notice. These restrictions on future issuances are subject to exceptions for (i) the issuance of shares of our common stock sold in this offering, (ii) the issuance of shares of our common stock upon the exercise of outstanding options or warrants and the vesting of restricted stock awards or units, and (iii) the issuance of employee stock options not exercisable during the Lock-up Period and the grant, redemption or forfeiture of restricted stock awards or restricted stock units pursuant to our equity incentive plans or as new employee inducement grants.

In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of             , for a period of                   days from the closing date of this offering. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are subject to exceptions for (i) one or more bona fide gift transfers of securities to immediate family members who agree to be bound by these restrictions and (ii) transfers of securities to one or more trusts for bona fide estate planning purposes. Each officer and director shall be immediately and automatically released from all restrictions and obligations under the lock-up agreement in the event that he or she ceases to be a director or officer of our Company and has no further reporting obligations under Section 16 of the Exchange Act.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacities as underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the Offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of shares in excess of the number of Shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of Shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of Shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

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●	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase Shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

59

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this Offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (the “PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to be distributed, directly or indirectly, to the public in France.

60

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this Offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa) (“CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

61

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

New Zealand

The shares of common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

●	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;
●	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;
●	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or
●	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

62

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP. The underwriters are being represented in connection with this offering by                    .

EXPERTS

The financial statements included in this prospectus have been audited by Centurion ZD CPA & Co., an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph relating to our ability to continue as a going concern, appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

64

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Shares offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available over the internet at the website of the SEC referred to above. We also maintain the websites www.lithiumharvest.com and www.spgroupe.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our websites is not a part of this prospectus and the inclusion of our website addresses in this prospectus is an inactive textual reference only.

65

LITHIUM HARVEST INC.

F-1

Report of Independent Public Accountant

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Sustainable Projects Group, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sustainable Projects Group Inc. and its subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows, for the years ended December 31, 2023 and 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its cash flows for the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had a significant working capital deficiency and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Centurion ZD CPA & Co.

We have served as the Company’s auditor since 2023.

Hong Kong, China

April 4, 2024

PCAOB ID: 2769

F-2

LITHIUM HARVEST INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022

ASSETS
Current Assets:
Cash	$847,724	$-
Other receivables – Note 4	-	32,180
Prepaid expenses and deposits	398,067	10,089
	1,245,791	42,269

Right Of Use Assets – Note 9	1,688,003	-
Equipment – Note 5	102,907	-
Intangible assets – Note 7	32,903	-

TOTAL ASSETS	$3,069,604	$42,269

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
CURRENT LIABILITIES:
Accounts payable and accrued liabilities – Note 8	$449,952	$117,199
Amounts due to related parties – Note 12	502,397	146,402
Payroll liabilities	149,148	-
Other payables – Note 4	19,334	-
Notes and interest payable – Note 10	69,605	-
Deposits received	76,545	-
Lease liability, current portion – Note 9	183,913	-
TOTAL CURRENT LIABILITIES	1,450,894	263,601

NON-CURRENT LIABILITIES
Lease liability obligation – long term – Note 9	1,559,818	-
TOTAL NON-CURRENT LIABILITIES	1,559,818	-

TOTAL LIABILITIES	3,010,712	263,601

STOCKHOLDERS’ DEFICIT
Common Stock – Note 11 Par Value: $0.0001 Authorized 500,000,000 shares Common Stock Issued: 296,037,813 (Dec 31, 2022 – Capital Shares 50,000)	29,604	7,940
Additional Paid in Capital	3,438,273	-
Accumulated Deficit	(3,359,757)	(224,419)
Other Accumulated Comprehensive Loss	(49,228)	(4,853)
TOTAL STOCKHOLDERS’ DEFICIT	58,892	(221,332)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,069,604	$42,269

See accompanying notes to consolidated financial statements.

F-3

LITHIUM HARVEST INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the	For the
	Year Ended	Year Ended
	December 31	December 31
	2023	2022

Operating and administrative expenses
Advertising and promotion	$33,391	$-
Amortized right of use assets	178,022	-
Consulting fees	104,988	-
Depreciation	33,659	-
General and administrative expenses	57,393	2,192
Interest on lease	134,324	-
Management fees	775,165	108,190
Office maintenance and utilities	128,651	-
Professional fees	329,116	102,777
Rent	58,823	-
Stock based compensation (Note 13)	492,708	-
Travel expenses	108,087	9,785
Vehicle expense	46,500	-
Wages and salaries	516,926	-

Total operating and administrative expenses	2,997,753	222,944

Operating loss before other items	(2,997,753)	(222,944)
Miscellaneous income	251,089	-
Interest expense	(1,288)	-
Net Loss	(2,747,952)	(222,944)
Translation loss	(44,375)	(4,585)

Net loss and comprehensive loss, attributed to shareholders	$(2,792,327)	$(227,529)

Basic and diluted loss per share	$(0.011)	$(4.551)
Weighted average number of common shares outstanding	254,941,752	50,000

See accompanying notes to the consolidated financial statements.

F-4

LITHIUM HARVEST INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2023 and 2022

	Common	Par Value at $0.0001	Share	Additional Paid-in	Shares	Accumulated	Accumulated Other Comprehensive
For December 31, 2023	Shares	Amount	Capital	Capital	Subscribed	Deficit	Loss	Total
Balance, December 31, 2022	50,000	$-	$7,940	$-	$-	$(224,419)	$(4,853)	$(221,332)
Common stock issued in reverse merger*	287,140,813	28,719	(7,940)	-	-	(387,386)	-	(366,607)
Net loss and comprehensive loss	-	-	-	-	-	(392,032)	(4,898)	(396,930)

Balance, March 31, 2023	287,190,813	$28,719	$-	$-	$-	$(1,003,837)	$(9,751)	$(984,869)
Shares subscribed at $0.25 per share	-	-	-	-	877,100	-	-	877,100
Shares subscribed at $0.35 per share	-	-	-	-	375,000	-	-	375,000
Stock based payments	-	-	-	164,236	-	(164,236)	-	-
Net loss and comprehensive loss	-	-	-	-	-	(606,457)	(6,959)	(613,416)

Balance, June 30, 2023	287,190,813	$28,719	$-	$164,236	$1,252,100	$(1,774,530)	$(16,710)	$(346,185)
Shares subscribed at $0.35 per share	-	-	-	-	994,350	-	-	994,350
Shares issued at $0.25 per share	1,500,000	150	-	374,850	(375,000)	-	-	-
Shares issued at $0.35 per share	4,006,000	401	-	1,401,699	(1,402,100)	-	-	-
Stock based payments	-	-	-	164,236	-	(164,236)	-	-
Net loss and comprehensive loss	-	-	-	-	-	(679,498)	23,867	(655,631)

Balance, September 30, 2023	292,696,813	$29,270	$-	$2,105,021	$469,350	$(2,618,264)	$7,157	$(7,466)
Shares subscribed at $0.35 per share	-	-	-	-	700,000	-	-	700,000
Shares issued at $0.35 per share	3,341,000	334	-	1,169,016	(1,169,350)	-	-	-
Stock based payments	-	-	-	164,236	-	(164,236)	-	-
Net loss and comprehensive loss	-	-	-	-	-	(577,257)	(56,385)	(633,642)
Balance, December 31, 2023	296,037,813	$29,604	$-	$3,438,273	$-	$(3,359,757)	$(49,228)	$58,892

*	Including 71,979,703 shares of common stock issued pursuant to a convertible loan settlement, as disclosed in Note 11.

				Other
	Common	Share	Accumulated	Accumulated
For December 31, 2022	Shares	Capital	Deficit	Comprehensive	Total

Balance, December 31, 2021	50,000	$7,940	$(1,475)	$(268)	$6,197
Net loss for the period	-	-	(175)	(133)	(308)

Balance, March 31, 2022	50,000	$7,940	$(1,650)	$(401)	$5,889
Net loss for the period	-	-	(5,056)	(140)	(5,196)

Balance, June 30, 2022	50,000	$7,940	$(6,706)	$(541)	$693
Net loss for the period	-	-	(3,243)	61	(3,182)

Balance September 30 2022	50,000	$7,940	$(9,949)	$(480)	$(2,489)
Net loss for the period	-	-	(214,470)	(4,373)	(218,843)

Balance, December 31, 2022	50,000	$7,940	$(224,419)	$(4,853)	$(221,332)

See accompanying notes to the consolidated financial statements.

F-5

LITHIUM HARVEST INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year ended December 31, 2023	For the Year ended December 31, 2022
Cash Flows from operating activities:
Net loss	$(2,747,952)	$(222,944)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	33,659	-
Amortized right of use assets	178,022	-
Stock based compensation	492,708	-
Interest on lease payments	134,324	-
Changes in current assets and liabilities
Prepaid expenses and deposits	(387,978)	(10,089)
Other receivables	32,180	(32,180)
Accounts payable and accrued expenses	332,753	116,438
Payroll liabilities	149,148	-
Other payables	19,334
Deposits received	76,545	-
Amount due to related parties	355,995	146,402
Net cash used in operating activities	(1,331,262)	(2,373)

Cash Flows from investing activities:
Office furniture and equipment	(121,409)	-
Filtration equipment	(21,220)	-
Intangible assets	(35,967)	-
Net cash used in investing activities	(178,596)	-

Cash Flows from financing activities:
Common stock issued in reverse acquisition	(366,607)	-
Lease payment	(262,874)	-
Common stock issued in private placements	2,946,450
Proceeds from note payable and interest payable	69,605	-
Net cash provided by financing activities	2,386,574	-

Effect of foreign exchange on cash	(28,992)	(4,585)

Net increase (decrease) in cash	847,724	(6,958)
Cash at beginning of period	-	6,958
Cash at end of period	$847,724	$-

Supplemental Disclosures
Cash paid for:
Interest	$124.00	$-

During the year ended December 31, 2023, operating leases with a discounted value of $1,743,731 were recorded as Right Of Use Assets and Lease liabilities.

See accompanying notes to the consolidated financial statements.

F-6

LITHIUM HARVEST INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023

1. Organization and Nature of Operations

Sustainable Projects Group Inc. (the “Company”) was incorporated in the State of Nevada, USA on September 4, 2009 as Blue Spa Incorporated. On December 19, 2016, the Company amended its name from “Blue Spa Incorporated” to “Sustainable Petroleum Group Inc.” On September 6, 2017, the Company obtained a majority vote from its shareholders to amend the Company’s name from “Sustainable Petroleum Group Inc.” to “Sustainable Projects Group Inc.” to better reflect its business at the time. The name change was effective on October 20, 2017. Prior to the Exchange Transaction (as defined below), the Company was a multinational business development company that pursued investments and partnerships with companies across sustainable sectors. The Company also was involved in consulting services and collaborative partnerships.

The Company is a pure-play lithium company focused on supplying high performance lithium compounds to the fast-growing electric vehicle and broader battery markets. It has developed a proprietary technology to extract lithium from oilfield wastewater, which it believes will enable it to manufacture lithium compounds quickly, at an attractive cost, and with a minimal environmental footprint, which it expects to provide a competitive advantage over other lithium manufacturers.

On February 14, 2023, the Company entered into a Securities Exchange Agreement (the “Agreement”) with Lithium Harvest ApS (“Lithium Harvest”), and all the shareholders of Lithium Harvest (the “Shareholders”). Pursuant to the Agreement, the Company acquired all outstanding shares of capital stock of Lithium Harvest in exchange for issuing to the Shareholders 206,667,233 shares of the Company’s common stock (the “Exchange Transaction”). In addition, the lender of a convertible note payable exercised its conversion feature and received 71,797,703 shares of common stock in exchange for its debt and interest. The Exchange Transaction represents a change of control and was accounted for as a reverse acquisition with Lithium Harvest being the accounting acquirer and the Company being the accounting acquiree. As a result of the transaction, the number of shares of common stock outstanding was increased to 287,190,813.

The Company’s year-end is December 31.

2. Going Concern

These consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States or “GAAP,” which contemplate continuation of the Company as a going concern. However, the Company has limited revenue and has sustained operating losses resulting in a deficit. In view of these matters, realization of a major portion of the assets in the accompanying consolidated balance sheets is dependent upon the continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements, and the successful implementation of the Company’s planned strategy of supplying high performance lithium compounds to the electric vehicle and broader battery markets.

The Company has accumulated a deficit of $3,359,757 since inception and has yet to achieve profitable operations and further losses are anticipated in the development of its business. The Company’s ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company had $847,724 in cash as of December 31, 2023. The Company will need to raise additional cash in order to fund ongoing operations over the next 12 months. The Company may seek additional equity as necessary, and it expects to raise funds through private or public equity, as well as debt, if available, in order to support its existing operations and develop its first lithium extraction facility. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all.

F-7

3. Summary of accounting policies

Use of estimates and assumptions

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Reverse Acquisition

The Exchange Transaction between the Company and Lithium Harvest was accounted for as a “reverse acquisition” since, immediately following completion of the Exchange Transaction, the Shareholders effectuated control of the post-combination Company. For accounting purposes, Lithium Harvest was deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of Lithium Harvest (i.e., a capital transaction involving the issuance of shares by the Company for the shares of Lithium Harvest). Accordingly, the consolidated assets, liabilities and results of operations of Lithium Harvest became the historical financial statements of the Company and its subsidiaries, and the Company’s assets, liabilities and results of operations were consolidated with those of Lithium Harvest beginning on the acquisition date. No step-up in basis or intangible assets or goodwill were recorded in this Exchange Transaction. As a result of the Exchange Transaction, Lithium Harvest became a wholly owned subsidiary of the Company.

Consolidation

The accompanying consolidated financial statements include the accounts of Sustainable Projects Group Inc., Lithium Harvest ApS and YER Brands Inc. All significant intercompany transactions have been eliminated in the consolidation process.

Operating Leases – Right of Use Assets

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2016-02, Leases (“Topic 842”). The new standard establishes a right-of-use model that requires a lessee to record a right-of-use asset (“ROU asset”) and a lease liability on the balance sheet for all leases with terms longer than 12 months. For leases with an initial term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the term of the lease. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition. Similarly, lessors will be required to classify leases as sales-type, finance or operating, with classification affecting the pattern of income recognition. Classification for both lessees and lessors will be based on an assessment of whether risks and rewards as well as substantive control have been transferred through a lease contract.

F-8

The Company adopted the new standard as of April 1, 2023. The Company has elected not to recognize lease assets and lease liabilities for leases with an initial term of 12 months or less. There are no other material asset leases, whether operating or finance, except as indicated below.

Lithium Harvest has one office lease. The lease conveys no ownership at the end of the lease term and contains no purchase option nor any guarantee of residual value. The lease does not contain renewal periods at the end of the term. The lease is amortized straight line over the entire term of the office lease agreement. The Company uses an annual interest rate of 10%, or a rate of 2.50% per quarter. This operating lease is classified as an ROU asset under the new standard (Topic 842). The office lease commenced April 1, 2023.

Lithium Harvest has one software lease. The lease conveys no ownership at the end of the lease term and contains no purchase option nor any guarantee of residual value. The lease has one renewal period of one year at the end of the term. The lease is amortized straight line over the entire term of the software lease. The Company uses an annual interest rate of 10%, or a rate of 2.50% per quarter. This operating lease was classified as an ROU asset under the new standard (Topic 842). The software lease commenced May 1, 2023.

Lithium Harvest has one equipment lease. The lease conveys no ownership at the end of the lease term and contains no purchase option nor any guarantee of residual value. The lease does not contain renewal periods at the end of the term. The lease is amortized straight line over the entire term of the equipment lease. The Company uses an annual interest rate of 10%, or a rate of 2.50% per quarter. This operating lease is classified as an ROU asset under the new standard (Topic 842). The equipment lease commenced June 1, 2023.

Lithium Harvest has one service equipment lease. The lease conveys no ownership at the end of the lease term and contains no purchase option nor any guarantee of residual value. The lease does not contain renewal periods at the end of the term. The lease is amortized straight line over the entire term of the service equipment lease. The Company uses an annual interest rate of 10%, or a rate of 2.50% per quarter. This operating lease was classified as an ROU asset under the new standard (Topic 842). The service equipment lease commenced May 10, 2023.

Stock Based Compensation

The Company follows the guideline under Accounting Standards Codification (“ASC”) 718, “Compensation—Stock Compensation”. The standard provides that for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, all share-based payments to both employees and directors are recognized in the statements of operations and consolidated loss based on their fair values. For non-employee stock-based compensation, the Company applies ASC 505-50, “Equity—Equity-Based Payments to Non-Employees.” This standard provides that all stock-based compensation related to non-employees be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever can be most reliably measured or determinable.

F-9

Segment Reporting

The Company reports segment information based on the “management” approach. The management approach designates the internal reporting used by management for making decisions and assessing performance of its various businesses on a corporation-wide basis. As of December 31, 2023, the Company has three reportable segments: YER Brands, Sustainable Projects Group and Lithium Harvest. The segments are determined based on several factors including the nature of products and services, nature of production processes and delivery channels and consultancy services. Each operating segment’s performance is evaluated based on its segment income. Segment income is defined as gross sales and miscellaneous income. For the year ended December 31, 2023 and the year ended December 31, 2022, segment income and total assets were reported as follows:

	For the Year Ended	For the Year Ended
	December 31, 2023	December 31, 2022

Sales and miscellaneous income
Sustainable Projects Group	$-	$-
YER Brands	-	-
Lithium Harvest	251,089	-
Total Sales	$251,089	$-

Total Assets at End of Period
Sustainable Projects Group	$6,090	$-
YER Brands	-	-
Lithium Harvest	3,063,514	42,269
Total Assets	$3,069,604	$42,269

Revenue Recognition

The Company adopted ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). The Company recognizes revenue when the Company transfers promised services to the customer. The performance obligation is the monthly services rendered. The Company has one main revenue source at the moment from Lithium Harvest, which is sub-leasing office space with and/or without furniture. Accordingly, the Company recognizes revenue when services are provided. This revenue is billed in advance, arrears and/or is prepaid. The performance obligation is the monthly services rendered. Where there is a sub-leasing contract for office space with and/or without furniture, the Company bills monthly for its services as rendered. Where there is no contract, the revenue is recognized when received.

The Company recognizes revenue in accordance with ASC 606 using the following five steps to identify revenues:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

F-10

Sub-leasing office

The Company recognizes revenue when the Company transfers promised services to the customer. The performance obligation is the monthly services rendered. The Company has one main revenue source at the moment from Lithium Harvest, which is sub-leasing office space with and/or without furniture. Accordingly, the Company recognizes revenue when services are provided. This revenue is billed in advance, arrears and/or is prepaid. The performance obligation is the monthly services rendered. Where there is a sub-leasing contract for office space with and/or without furniture, the Company bills monthly for its services as rendered.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in the new revenue standard. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when or as the performance obligation is satisfied.

Advances from client’s deposits are contract liabilities with customers that represent the Company’s obligation to either transfer goods or services in the future, or refund the amount received. Where possible, the Company obtains retainers to lessen risk of non-payment by customers. Advances from client’s deposits are recognized as revenue as the Company meets specified performance obligations as detailed in the contract.

The income earned from sub-leasing office space is recognized as “miscellaneous income”.

Accounts Receivable and Concentration of Risk

Accounts receivable, net is stated at the amount the Company expects to collect, or the net realizable value. The Company provides a provision for allowances that includes returns, allowances and doubtful accounts equal to the estimated uncollectible amounts. The Company estimates its provision for allowances based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the provision for allowances will change.

Intangible assets

Intangible assets are non-monetary identifiable assets, controlled by the Company that will produce future economic benefits, based on reasonable and supportable assumptions about conditions that will exist over the life of the asset. An intangible asset that does not meet these attributes will be recognized as an expense when it is incurred. Intangible assets that do, are capitalized and initially measured at cost. Those with a determinable life will be amortized on a systematic basis over their future economic life. Those with an indefinite useful life shall not be amortized until its useful life is determined to be longer indefinite. An intangible asset subject to amortization shall be periodically reviewed for impairment. A recoverability test will be performed and, if applicable, unscheduled amortization is considered.

License agreements have been capitalized, recorded at cost and amortized over the life of the contracts. Website costs have been capitalized and will be subject to amortization once the website is operational. They will be amortized over the life of the license to which it supports.

Equipment

Equipment represents purchases made for assets, whose useful life was determined to be greater than one year. The assets are initially recorded at cost and depreciated over their estimated useful lives on a 3 year straight line basis.

Loss per share

The Company reports basic loss per share in accordance with ASC Topic 260, Earnings Per Share (“ASC 260”). Basic loss per share is based on the weighted average number of common shares outstanding and diluted loss per share is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic loss per share is computed by dividing net loss (numerator) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. Loss per share presented in the financial statements is basic loss per share as defined by ASU 260. There is no diluted net loss per share on the potential exercise of the equity-based financial instruments; thus, a state of anti-dilution has occurred.

F-11

Website development costs

The Company recognized the costs associated with developing a website in accordance with ASC 350-50, “Website Development Cost” that codified the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) NO. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. Relating to website development costs, the Company follows the guidance pursuant to the Emerging Issues Task Force (EITF) NO. 00-2, “Accounting for Website Development Costs”. The website development costs are divided into three stages, planning, development and production. The development stage can further be classified as application and infrastructure development, graphics development and content development. In short, website development cost for internal use should be capitalized except content input and data conversion costs in content development stage.

Costs associated with the website consist primarily of website development costs paid to third parties. These capitalized costs will be amortized based on their estimated useful life over three years upon the website becoming operational. Internal costs related to the development of website content will be charged to operations as incurred. Website development costs related to the customers are charged to cost of sales.

Concentration of credit risk

The Company places its cash and cash equivalents with a high credit quality financial institution. The Company maintains United States Dollars. The Company minimizes its credit risks associated with cash by periodically evaluating the credit quality of its primary financial institution.

Financial instruments

The Company’s financial instruments consist principally of cash, accounts payable, accrued liabilities and notes payable. The carrying amounts of such financial instruments in the accompanying financial statements approximate their fair values due to their relatively short-term nature or the underlying terms are consistent with market terms. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Fair value measurements

The Company follows the guidelines in ASC Topic 820 “Fair Value Measurements and Disclosures”. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement. All financial instruments approximate their fair value.

Level 1 — Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3 — Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

F-12

Advertising and Promotion Costs

The Company follows ASC 720, “Advertising Costs” and expenses costs as incurred.

Credit Losses

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses”. The ASU sets forth a “current expected credit loss” (CECL) model which requires the Company to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost and applies to some off-balance sheet credit exposures. This ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, with early adoption permitted. The Company adopted this ASU with no impact on its financial statements.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes”. Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Recently issued accounting pronouncements

The Company adopts new pronouncements relating to GAAP applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncements not included above will have a material effect on the Company’s consolidated financial statements.

4. Other Receivables/Payables

Other receivables/payables pertain to VAT (value added taxes) receivables/payables of Lithium Harvest. The standard VAT rate in Denmark is 25%.

F-13

5. Equipment

	Cost	Accumulated Depreciation	Net

Computer	$21,088	$8,461	$12,627
Equipment	5,000	5,000	-
Office Furniture & Equipment	95,320	26,260	69,060
Machinery under construction	21,220	-	21,220
	$142,628	$39,721	$102,907

6. Reverse Acquisition

On February 14, 2023, the Company entered into the Agreement with Lithium Harvest and all the Shareholders. Pursuant to the Agreement, the Company acquired all outstanding shares of capital stock of Lithium Harvest in exchange for issuing to the Shareholders 206,667,233 shares of the Company’s common stock. The lender of a convertible note payable exercised its conversion feature and received 71,797,703 shares of common stock in exchange for its debt and interest. The Exchange Transaction represents a change of control and was accounted for as a reverse acquisition with Lithium Harvest being the accounting acquirer and the Company being the accounting acquiree. As a result of the Exchange Transaction, the number of shares of common stock outstanding increased to 287,190,813. The purchase price of Lithium Harvest was valued at $10,333,362 using the fair market value of the Company’s common stock price on the date of the Exchange Transaction, February 14, 2023.

7. Intangible Assets

	Cost	Accumulated Depreciation	Net

Patent - Denmark	$35,967	$3,064	$32,903

8. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities as of December 31, 2023 and December 31, 2022 are summarized as follows:

Accounts Payable:	December 31, 2023	December 31, 2022

Accounting fee	$25,597	$-
Audit fee	750	-
Consulting fee	73,266	-
Rental expenses	63,992	-
Professional fees	176,767	117,199
Others	42,330	-
	$382,702	$117,199

Accrued liabilities:	December 31, 2023	December 31, 2022
Audit fee	$67,250	$-

F-14

9. Right of Use Assets and Lease Liability

The Company has entered into lease agreements with various third parties. The terms of the Company’s operating leases range from 12 to 94 months. These operating leases are included in “Right of Use Assets” on the Company’s Consolidated Balance Sheets and represent the Company’s right to use the underlying asset for the lease term. The Company’s obligation to make lease payments are included in “Lease liability” on the Company’s Consolidated Balance Sheets. Additionally, the Company has entered into various short-term operating leases with an initial term of 12 months or less. These leases are not recorded on the Company’s Consolidated Balance Sheets. All operating lease expense is recognized on a straight-line basis over the lease term.

December 31, 2023
Right-of-use asset
Right-of-use asset, net	$1,688,003

Lease liability
Current lease liability	$183,913
Non-current lease liability	1,559,818
Total lease liability	$1,743,731

Remaining lease term and discount rate
Weighted average remaining lease term	84 months
Discount rate used	10%

Commitments

The following table summarizes the future minimum lease payments due under the Company’s operating leases as of December 31, 2023:

2024	$351,532
Thereafter	2,099,565
Less: imputed interest	(707,366)
Total	$1,743,731

10. Notes Payable, Convertible Notes Payable and Obligation to Issue Shares

On March 1, 2019, the Company entered into an unsecured loan agreement for $50,000 with an interest rate of 3.5% per annum. The loan was originally due on or before April 15, 2022. On March 28, 2022, the term of the loan agreement was extended to April 15, 2024. At December 31, 2023, there was $8,462 in accrued interest under the loan.

On July 12, 2019, the Company entered into an unsecured convertible loan agreement with a relative of the Company’s CEO in the amount of $20,000 with an interest rate of 3.0% per annum. The loan was due on or before July 12, 2022. The lender had the option to convert the whole loan and the accrued interest into shares of common stock of the Company at the price of $1.45 per share. On May 10, 2021, the Company agreed to a debt settlement arrangement whereby it would issue 640,000 shares of common stock in settlement of the principal amount outstanding under the loan of $20,000 as well as accrued interest and fees valued at $1,098. The transaction value was calculated to be $0.033 per share. The shares were issued during the year ended December 31, 2022.

F-15

On July 23, 2021, the Company borrowed $100,000 pursuant to a two-year unsecured convertible promissory note, bearing interest at 10% per annum. The loan could be renewed at the option of the lender and was secured by a security agreement with collateral consisting of the Company’s present and future assets. The outstanding principal and unpaid accrued interest would automatically convert into shares of the Company’s common stock on or before the maturity date upon the closing of a “Qualified Transaction” in an amount equal to 25% of the fully diluted capitalization of the Company on a post-money basis. In the event that a Qualified Transaction was not consummated on or prior to the maturity date, the lender had the right to convert the principal and unpaid accrued interest of the note into shares of the Company’s common stock in an amount equal to 25% of the fully diluted capitalization of the Company. A Qualified Transaction is defined as the reverse acquisition of the Company with a target company. On June 22, 2022, the Company received an additional loan advance of $25,000. On February 14, 2023, the lender exercised the convertible feature of the debt, and the outstanding principal and accrued interest under the loan was converted into 71,797,703 shares of common stock valued at a total amount of $3,589,885.

During the year ended December 31, 2023, Lithium Harvest entered into two notes payable with a company controlled by the CEO of the Company, with one note in the principal amount of $17,173 (DKK 118,000) and the other in the principal amount of $2,183 (DKK 15,000), and each with a 3% interest rate per annum that was due on or before May 1, 2023. These loans have been repaid. (See Note 12)

On March 29, 2023, the Company entered into a $10,000 note payable with a 15% interest rate per annum with a related party. The loan repayment due date has been extended to December 31, 2024. At December 31, 2023, the accrued interest was $1,142.

On April 28, 2023, a company controlled by a director and the Chief Technology Officer of the Company loaned the Company $14,506 (DKK 99,000). The loan had a 3% interest rate that was due on or before June 30, 2023. During the year ended December 31, 2023, the loan was repaid.

11. Common Stock

The following stock transactions occurred with respect to the Company’s common stock during the year ended December 31, 2023:

a)	On February 14, 2023, 206,667,233 shares of common stock valued at $10,333,362 were issued to the shareholders of Lithium Harvest pursuant to the Agreement with Lithium Harvest with respect to the Exchange Transaction.
b)	On February 14, 2023, 71,979,703 shares of common stock valued at $3,589,885 were issued to a lender pursuant to a convertible loan settlement in connection with the Exchange Transaction.
c)	On August 18, 2023, 1,500,000 shares of common stock valued at $375,000 were issued to an investor pursuant to a private placement subscription at $0.25 per share.
d)	On August 18, 2023, an aggregate of 4,006,000 shares of common stock valued at $1,402,100 were issued to investors pursuant to private placement subscriptions at $0.35 per share.
e)	On December 22, 2023, an aggregate of 3,341,000 shares of common stock valued at $1,169,350 were issued to investors pursuant to private placement subscriptions at $0.35 per share.

As of December 31, 2023, the Company had 296,037,813 shares of common stock issued and outstanding.

F-16

12. Related-Party Transactions

Related party transactions as of December 31, 2023 and December 31, 2022 are summarized as follows:

	December 31, 2023	December 31, 2022

Accounts payable	$205,558	$146,402
Accrued liabilities	296,839	-
	$502,397	$146,402

Stefan Muehlbauer resigned as a director of the Company on February 14, 2023 and is currently the Chief Financial Officer (“CFO”) of the Company. During the year ended December 31, 2023, the Company incurred management fees to the CFO totaling an aggregate of $120,625. At December 31, 2023, $140,875 was owing to the CFO for management fees, consisting of current and past due amounts, and $2,020 for reimbursement of out of pocket expenses. The Company entered into an Employment Agreement with the CFO on February 14, 2023. His annual salary is $125,000, payable on a monthly basis with other benefits. The employment agreement is for a period of one year and at such time the CFO will be eligible to receive a one-time, lump sum bonus of $25,000, subject to other conditions and terms.

On February 14, 2023, Tiffany Muehlbauer resigned as Chief Technology Officer of the Company. At December 31, 2023, $12,766 was owing to Ms. Muehlbauer for past due salaries and $25,500 for management fees.

At December 31, 2023, the Company owed a company controlled by Stefan Muehlbauer and Tiffany Muehlbauer the amount of $20,647 for office expenses.

On February 14, 2023, Sune Mathiesen became a director and Chief Executive Officer (“CEO”) of the Company. During the year ended December 31, 2023, Lithium Harvest incurred management fees payable to the CEO totaling an aggregate of $285,020 (DKK 1,925,000). At December 31, 2023, $151,764 (DKK 1,025,000) was owing to the CEO for salaries, and $2,771 (DKK 18,714) for reimbursement of out of pocket expenses. Lithium Harvest entered into an Employment Agreement with Mr. Mathiesen on February 14, 2023. His annual salary is approximately $300,000 (DKK 2,200,000), payable on a monthly basis with other benefits. The employment agreement is non-terminable until December 31, 2025. Subject to other conditions and terms, the CEO may be eligible to receive an annual bonus of up to 150% of his current annual salary.

At December 31, 2023, a company controlled by the director and CEO was owed $40,425 (DKK 273,027) for out of pocket expenses, current and past due. During the year ended December 31, 2023, Lithium Harvest entered into two notes payable with a company controlled by the CEO of the Company, with one note in the principal amount of $17,173 (DKK 118,000) and the other in the principal amount of $2,183 (DKK 15,000), and each with a 3% interest rate per annum that was due on or before May 1, 2023. During the year ended December 31, 2023, the loans were repaid.

On February 14, 2023, Paw Juul became the Chief Technology Officer (“CTO”) of the Company. During the year ended December 31, 2023, Lithium Harvest incurred management fees from the CTO totaling an aggregate of $285,020 (DKK 1,925,000). At December 31, 2023, $143,895 (DKK 971,850) was owing to the CTO for salaries. Lithium Harvest entered into an Employment Agreement with Mr. Juul on February 14, 2023. His annual salary is approximately $300,000 (DKK 2,200,000), payable on a monthly basis with other benefits. The employment agreement is non-terminable until December 31, 2025. Subject to other conditions and terms, the CTO may be eligible to receive an annual bonus up to 150% of the current annual salary.

F-17

On April 28, 2023, a Company controlled by a director and CTO of the Company, Paw Juul, loaned the Company $14,506 (DKK 99,000). The loan had a 3% interest rate that was due on or before June 30, 2023. During the year ended December 31, 2023, the loan was repaid.

13. Stock Based Compensation

On May 10, 2023, the Company granted restricted stock unit (“RSU”) awards to certain key employees and directors under the Company’s 2023 Equity Incentive Plan (the “Incentive Plan”). The settlement of these RSU awards is subject to stockholder approval. The Company is authorized to grant options and other stock-based awards to executive officers, directors, employees and consultants enabling them to acquire up to 45,000,000 shares of common stock of the Company. The exercise price of each option equals the market price of the Company’s shares of common stock as calculated on the date of the grant. The maximum term and/or vesting period shall not be more than ten years from the grant date. The vesting period for all options is at the discretion of the board of directors of the Company and shall not be more than ten years from the grant date. The options are non-transferable.

Restricted stock and RSU awards are subject to vesting spread over time at the discretion of the committee administering the Incentive Plan. Upon the vesting of RSUs and the Company’s determination that any necessary conditions precedent to the release of vested shares have been satisfied, such vested shares will then be made available to the participants. Except as otherwise provided in the Incentive Plan or award agreement, the participants with a restricted stock award shall have all the rights of a stockholder, including the right to vote the shares of restricted stock. The RSU awards granted on May 10, 2023 provide that the recipients do not have rights of a stockholder prior to vesting. The fair value of the Company’s common stock on the grant date was $0.072 per share. At December 31, 2023, the stock based compensation expense was $492,708. The table below sets forth the vesting schedule with respect to the RSUs granted on May 10, 2023.

			Vesting Schedule (Number of Shares)
Name	Title	Total RSUs	May 10, 2024	May 10, 2025	May 10, 2026
Sune Mathiesen	CEO, Director	6,111,111	2,037,037	2,037,037	2,037,037
Paw Juul	CTO, Director	5,625,000	1,875,000	1,875,000	1,875,000
Stefan Muehlbauer	CFO	1,736,111	578,704	578,704	578,703
Kristian Jensen	Director	1,458,333	486,111	486,111	486,111
			4,976,852	4,976,852	4,976,851

14. Commitments and Contingencies

At December 31, 2023, there was no commitment and contingency to report other than what has been disclosed in this report.

F-18

15. Income Taxes

The Company and its subsidiaries file separate income tax returns.

Income tax recovery differs from that which would be expected from applying the effective tax rates to the net loss for the year ended December 31, 2023 and 2022 for the Company as follows:

	For the Year Ended Dec 31, 2023	For the Year Ended Dec 31, 2022

Net loss for the year	$(2,747,952)	$(222,944)

Statutory and effective tax rate	21%	22%
Income tax recovery at the effective rate	(577,100)	(49,048)
Change in statutory, foreign tax, foreign exchange rates and other	(6,600)	-
Permanent differences	103,400	-
Tax benefit deferred	480,300	49,048

Income tax recovery	$-	$-

The Company has accumulated net operating losses for income tax purposes of $2,049,049 of which $1,340,280 will expire beginning in 2029 and the balance of $708,769 is indefinite. The components of the net deferred tax asset at December 31, 2023 and December 31, 2022, the statutory tax rate and the effective tax rate, and the amount of the valuation, are scheduled below:

	Dec 31, 2023	Dec 31, 2022

Tax losses carried forward	$4,089,500	$224,419
Intangible Assets and Goodwill temporary differences	211,900	-
Leases	49,500	-
Net timing differences	4,350,900	224,419

Statutory and effective tax rate	21%	22%
Deferred tax assets	913,700	49,372
Valuation allowance	(913,700)	(49,372)

Net deferred asset	$-	$-

The change in the valuation allowance for the period ended December 31, 2023 was $480,300. The 2022 income tax figures include only those of Lithium Harvest and accordingly, are not comparable to the 2023 income tax numbers.

The Company files income tax returns in the United States of America and in the States of Florida and Indiana for Sustainable Projects Group Inc. and YER Brands Inc., respectively, and is subject to a U.S. federal corporate income tax rate of 21%. The Company generated a taxable loss for the year ended December 31, 2023 and 2022. Lithium Harvest is subject to a Denmark corporate income tax rate of 22%. The Company is current with all its tax filings.

16. Legal Matters

The Company has no known legal issues pending.

17. Subsequent Events

None.

F-19

LITHIUM HARVEST INC.

CONSOLIDATED INTERIM BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2024	2023
As at
ASSETS
Current Assets:
Cash	$399,945	$847,724
Other receivables – Note 4	15,490	-
Prepaid expenses and deposits	239,738	398,067
	655,173	1,245,791

Right of Use Asset – Note 9	1,589,453	1,688,003
Equipment – Note 5	117,508	102,907
Intangible assets – Note 7	31,223	32,903

TOTAL ASSETS	$2,393,357	$3,069,604

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
CURRENT LIABILITIES:
Accounts payable and accrued liabilities – Note 8	$488,096	$449,952
Amounts due to related parties – Note 12	687,660	502,397
Other payable – Note 4	-	19,334
Payroll liabilities	24,566	149,148
Notes and interest payable – Note 10	70,415	69,605
Deposits received	74,257	76,545
Deferred revenues	2,071	-
Lease liability, current portion – Note 9	184,135	183,913
TOTAL CURRENT LIABILITIES	1,531,200	1,450,894

NON-CURRENT LIABILITIES
Lease Liability obligation, long term – Note 9	1,475,858	1,559,818
TOTAL NON-CURRENT LIABILITIES	1,475,858	1,559,818

TOTAL LIABILITIES	3,007,058	3,010,712

STOCKHOLDERS’ DEFICIT
Common Stock – Note 11 Par Value: $0.0001 Authorized 500,000,000 shares Common Stock Issued: 296,037,813 (Dec 31, 2023 – 296,037,813)	29,604	29,604
Additional Paid In Capital	3,586,468	3,438,273
Accumulated Deficit	(4,232,365)	(3,359,757)
Other Accumulated Comprehensive Gain (Loss)	2,592	(49,228)
TOTAL STOCKHOLDERS’ DEFICIT	(613,701)	58,892

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,393,357	$3,069,604

See accompanying notes to the unaudited interim consolidated financial statements.

F-20

LITHIUM HARVEST INC.

CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2024	March 31, 2023

Operating Expenses
Administrative and other operating expenses	101,030	19,064
Advertising and marketing	2,147	-
Depreciation	10,212	770
Amortization of ROU Assets	59,516	-
Management fees	267,581	201,591
Professional fees	77,942	83,308
Rent expense	-	49,607
Operating expenses	42,889	-
Wages and salaries	145,329	53,476
Travel expenses	29,718	7,018
Vehicle expenses	23,953	-
Lease liability expense	42,688	-
Research and development expense	7,770	-
Stock based payments	148,195	-
	958,970	414,834

Operating loss before other items	(958,970)	(414,834)
Miscellaneous income	87,172	21,574
Interest (expense) income	(810)	1,228

Net loss	(872,608)	(392,032)
Comprehensive gain (loss) - translation	51,820	(4,898)

Net loss and comprehensive loss attributed to shareholders	$(820,788)	$(396,930)

Loss per share of common stock
-Basic and diluted	$(0.003)	$(0.003)
Weighted average no. of shares of common stock
-Basic and diluted	296,037,813	147,958,345

See accompanying notes to the unaudited interim consolidated financial statements.

F-21

LITHIUM HARVEST INC.

CONSOLIDATED INTERIM STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Three Months Ended March 31, 2024 and 2023

(Unaudited)

					Accumulated
		Par Value	Additional		Other
	Common	at $0.0001	Paid-in	Accumulated	Comprehensive
For March 31, 2024	Shares	Amount	Capital	Deficit	Loss	Total

Balance, December 31, 2023	296,037,813	$29,604	$3,438,273	$(3,359,757)	$(49,228)	$58,892
Stock based payments	-	-	148,195	(148,195)	-	-
Net loss and comprehensive loss	-	-	-	(724,413)	51,820	(672,593)
Balance, March 31, 2024	296,037,813	$29,604	$3,586,468	$(4,232,365)	$2,592	$(613,701)

			Par Value		Accumulated Other
	Common	Share	at $0.0001	Accumulated	Comprehensive
For March 31, 2023	Shares	Capital	Amount	Deficit	Loss	Total

Balance, December 31, 2022	50,000	$7,940	$-	$(224,419)	$(4,853)	$(221,332)
Common stock issued in reverse acquisition*	287,140,813	(7,940)	28,719	(387,386)	-	(366,607)
Net loss and comprehensive loss	-	-	-	(392,032)	(4,898)	(396,930)

Balance, March 31, 2023	287,190,813	$-	$28,719	$(1,003,837)	$(9,751)	$(984,869)

*	Including 71,979,703 shares of common stock issued pursuant to a convertible loan settlement, as disclosed in Note 11.

See accompanying notes to the unaudited interim consolidated financial statements.

F-22

LITHIUM HARVEST INC.

CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2024	March 31, 2023
Cash Flows from operating activities:
Net loss	$(872,608)	$(392,032)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,212	770
ROU amortization	59,516	-
Stock based compensation	148,195	-
Interest on lease payments	42,688	-
Changes in current assets and liabilities
Prepaid expenses	158,329	3,562
Accounts receivable	-	(7,879)
Other receivables	(15,490)	6,774
Accounts payable and accrued expenses	38,144	400,730
Interest payable	810	-
Payroll liabilities	(124,582)	16,993
Other payables	(19,334)	-
Deposits received	(2,289)	9,560
Deferred revenue	2,071	2,247
Amount due to related parties	185,263	352,773
Net cash (used in) provided by operating activities	(389,075)	393,498

Cash Flows from investing activities:
Office equipment	(2,012)	(11,885)
Filtration equipment	(23,599)	(24,887)
Intangible assets	-	(10,468)
Net cash used in investing activities	(25,611)	(47,240)

Cash Flows from financing activities:
Proceeds from note and interest payable, related party	-	19,413
Proceeds from note payable	-	67,156
Common stock issued in reverse acquisition	-	(366,607)
Lease payments	(85,843)	-
Net cash used in financing activities	(85,843)	(280,038)

Effect of foreign exchange on cash	52,750	(5,519)

Net (decrease) increase in cash	(447,779)	60,701
Cash at beginning of period	847,724	-
Cash at end of period	$399,945	$60,701

Supplemental Disclosures
Cash paid for:
Interest	$-	$-

See accompanying notes to the unaudited interim consolidated financial statements.

F-23

LITHIUM HARVEST INC.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2024

1. Organization and Nature of Operations

Sustainable Projects Group Inc. (the “Company”) was incorporated in the State of Nevada, USA on September 4, 2009 as Blue Spa Incorporated. On December 19, 2016, the Company amended its name from “Blue Spa Incorporated” to “Sustainable Petroleum Group Inc.” On September 6, 2017, the Company obtained a majority vote from its shareholders to amend the Company’s name from “Sustainable Petroleum Group Inc.” to “Sustainable Projects Group Inc.” to better reflect its business at the time. The name change was effective on October 20, 2017. Prior to the Exchange Transaction (as defined below), the Company was a multinational business development company that pursued investments and partnerships with companies across sustainable sectors. The Company also was involved in consulting services and collaborative partnerships.

The Company is a pure-play lithium company focused on supplying high performance lithium compounds to the fast-growing electric vehicle and broader battery markets. It has developed a proprietary technology to extract lithium from oilfield wastewater, which it believes will enable it to manufacture lithium compounds quickly, at an attractive cost, and with a minimal environmental footprint, which it expects to provide a competitive advantage over other lithium manufacturers.

On February 14, 2023, the Company entered into a Securities Exchange Agreement (the “Agreement”) with Lithium Harvest ApS (“Lithium Harvest”), and all the shareholders of Lithium Harvest (the “Shareholders”). Pursuant to the Agreement, the Company acquired all outstanding shares of capital stock of Lithium Harvest in exchange for issuing to the Shareholders 206,667,233 shares of the Company’s common stock (the “Exchange Transaction”). In addition, the lender of a convertible note payable exercised its conversion feature and received 71,797,703 shares of common stock in exchange for its debt and interest. The Exchange Transaction represents a change of control and was accounted for as a reverse acquisition with Lithium Harvest being the accounting acquirer and the Company being the accounting acquiree. As a result of the transaction, the number of shares of common stock outstanding was increased to 287,190,813.

The Company’s year-end is December 31.

2. Going Concern

These consolidated interim financial statements have been prepared in conformity with generally accepted accounting principles in the United States or “GAAP,” which contemplate continuation of the Company as a going concern. However, the Company has limited revenue and has sustained operating losses resulting in a deficit. In view of these matters, realization of a major portion of the assets in the accompanying consolidated interim balance sheets is dependent upon the continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements, and the successful completion of the Company’s planned lithium production facility.

The Company has accumulated a deficit of $4,232,365 since inception and has yet to achieve profitable operations and further losses are anticipated in the development of its business. The Company’s ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company had $399,945 in cash as of March 31, 2024. The Company will need to raise additional cash in order to fund ongoing operations over the next 12 months. The Company may seek additional equity as necessary, and it expects to raise funds through private or public equity investment in order to support its existing operations and expand the range of its business. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all.

F-24

3. Summary of accounting policies

Basis of presentation

While the information presented is unaudited, it includes all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cashflows for the interim period presented in accordance with GAAP. All adjustments are of a normal recurring nature. These consolidated interim financial statements should be read in conjunction with the Company’s audited December 31, 2023 year-end financial statements. Operating results for the three months ended March 31, 2024 are not necessarily indicative of the results that can be expected for the year ending December 31, 2024.

Reverse Acquisition

The Exchange Transaction between the Company and Lithium Harvest was accounted for as a “reverse acquisition” since, immediately following completion of the Exchange Transaction, the Shareholders effectuated control of the post-combination Company. For accounting purposes, Lithium Harvest was deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of Lithium Harvest (i.e., a capital transaction involving the issuance of shares by the Company for the shares of Lithium Harvest). Accordingly, the consolidated assets, liabilities and results of operations of Lithium Harvest became the historical financial statements of the Company and its subsidiaries, and the Company’s assets, liabilities and results of operations were consolidated with those of Lithium Harvest beginning on the acquisition date. No step-up in basis or intangible assets or goodwill was recorded in this Exchange Transaction. As a result of the Exchange Transaction, Lithium Harvest became a wholly owned subsidiary of the Company.

Restatement of Previously Issued Consolidated Financial Statements

The Company has restated its Consolidated Interim Balance Sheets as of March 31, 2023 and December 31, 2022, Consolidated Interim Statements of Operations and Comprehensive Loss, Consolidated Interim Statements of Stockholders’ Deficit, Consolidated Interim Statements of Cash Flows and its Notes to the Interim Consolidated Financial Statements for each of the three months ended March 31, 2023 and 2022, which was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 19, 2023 (the “Original Form 10-Q”). These consolidated interim financial statements have been restated to reflect the identification of impairment of goodwill, intellectual property and inventories associated with the Company’s intellectual property related to its YER Brands subsidiary in the three months ended March 31, 2023 and 2022. These financial statements include the impairment of inventory, intellectual properties and intangible assets of YER Brands Inc.

1. Restatement of Financial Statements:

The Company is restating its financial statements as of and for the three months ended March 31, 2023 and 2022, included in its Original Form 10-Q, due to the identification of impairment of goodwill associated with the Company’s intellectual property related to its YER Brands subsidiary. This impairment occurred subsequent to the filing of the Original Form 10-Q, retroactively, and has resulted in material adjustments to the consolidated interim financial statements. The impairment assessment was performed in accordance with auditing standards generally accepted in the United States (“US GAAP”).

2. Change in Accounting Treatment of Reverse Acquisition:

The Company has revised its accounting treatment for a reverse acquisition that was previously reported in its Original Form 10-Q. Upon further evaluation, the Company determined that prior year adjustments were necessary. The Company impaired goodwill and intellectual property and wrote-off inventory of YER Brands Inc. as of the year ended December 31, 2021.

Consolidation

The accompanying consolidated unaudited interim financial statements include the accounts of the Sustainable Projects Group Inc., Lithium Harvest ApS and YER Brands Inc. All significant intercompany transactions have been eliminated in the consolidation process.

F-25

Operating Leases – Right of Use Assets

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2016-02, Leases (“Topic 842”). The new standard establishes a right-of-use model that requires a lessee to record a right-of-use asset (“ROU asset”) and a lease liability on the balance sheet for all leases with terms longer than 12 months. For leases with an initial term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the term of the lease. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition. Similarly, lessors will be required to classify leases as sales-type, finance or operating, with classification affecting the pattern of income recognition. Classification for both lessees and lessors will be based on an assessment of whether risks and rewards as well as substantive control have been transferred through a lease contract.

The Company adopted the new standard as of April 1, 2023. The Company has elected not to recognize lease assets and lease liabilities for leases with an initial term of 12 months or less. There are no other material asset leases, whether operating or finance, except as indicated below.

Lithium Harvest has one office lease. The lease conveys no ownership at the end of the lease term and contains no purchase option nor any guarantee of residual value. The lease does not contain renewal periods at the end of the term. The lease is amortized straight line over the entire term of the office lease agreement. The Company uses an annual interest rate of 10%, or a rate of 2.50% per quarter. This operating lease is classified as an ROU asset under the new standard (Topic 842). The office lease commenced April 1, 2023.

Lithium Harvest has one software lease. The lease conveys no ownership at the end of the lease term and contains no purchase option nor any guarantee of residual value. The lease has one renewal period of one year at the end of the term. The lease is amortized straight line over the entire term of the software lease. The Company uses an annual interest rate of 10%, or a rate of 2.50% per quarter. This operating lease was classified as an ROU asset under the new standard (Topic 842). The software lease commenced May 1, 2023.

Lithium Harvest has one equipment lease. The lease conveys no ownership at the end of the lease term and contains no purchase option nor any guarantee of residual value. The lease does not contain renewal periods at the end of the term. The lease is amortized straight line over the entire term of the equipment lease. The Company uses an annual interest rate of 10%, or a rate of 2.50% per quarter. This operating lease is classified as an ROU asset under the new standard (Topic 842). The equipment lease commenced June 1, 2023.

Lithium Harvest has one service equipment lease. The lease conveys no ownership at the end of the lease term and contains no purchase option nor any guarantee of residual value. The lease does not contain renewal periods at the end of the term. The lease is amortized straight line over the entire term of the service equipment lease. The Company uses an annual interest rate of 10%, or a rate of 2.50% per quarter. This operating lease was classified as an ROU asset under the new standard (Topic 842). The service equipment lease commenced May 10, 2023.

Significant Accounting Policies

There have been no material changes in the Company’s significant accounting policies previously disclosed in the December 31, 2023 annual report.

F-26

Use of estimates

The preparation of the consolidated interim financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Segment Reporting

The Company reports segment information based on the “management” approach. The management approach designates the internal reporting used by management for making decisions and assessing performance of its various businesses on a corporation-wide basis. As of March 31, 2024, the Company has three reportable segments: YER Brands, Sustainable Projects Group and Lithium Harvest. The segments are determined based on several factors including the nature of products and services, nature of production processes and delivery channels and consultancy services. Each operating segment’s performance is evaluated based on its segment income. Segment income is defined as gross sales and miscellaneous income. For the three months ended March 31, 2024 and the year ended December 31, 2023, segment income and total assets were reported as follows:

	For the Three	For the Year
	Months Ended	Ended
	March 31, 2024	December 31, 2023

Sales and miscellaneous income
Sustainable Projects Group	$-	$-
YER Brands	-	-
Lithium Harvest	87,172	251,089
Total Sales	$87,172	$251,089

Total Assets
Sustainable Projects Group	$3,730	$6,090
YER Brands	-	-
Lithium Harvest	2,389,627	3,063,514
Total Assets	$2,393,357	$3,069,604

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers” (“ASC 606”). The Company recognizes revenue when the Company transfers promised services to the customer. The performance obligation is the monthly services rendered. The Company has one main revenue source at the moment from Lithium Harvest, which is sub-leasing office space with and/or without furniture. Accordingly, the Company recognizes revenue when services are provided. This revenue is billed in advance, arrears and/or is prepaid. The performance obligation is the monthly services rendered. Where there is a sub-leasing contract for office space with and/or without furniture, the Company bills monthly for its services as rendered. Where there is no contract, the revenue is recognized when received.

The Company recognizes revenue in accordance with ASC 606 using the following five steps to identify revenues:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

Sub-leasing office

The Company recognizes revenue when the Company transfers promised services to the customer. The performance obligation is the monthly services rendered. The Company has one main revenue source at the moment from Lithium Harvest, which is sub-leasing office space with and/or without furniture. Accordingly, the Company recognizes revenue when services are provided. These revenues are billed in advance, arrears and/or are prepaid. The performance obligation is the monthly services rendered. Where there is a sub-leasing contract for office space with and/or without furniture, the Company bills monthly for its services as rendered.

F-27

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in the new revenue standard. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when or as the performance obligation is satisfied.

Advances from clients’ deposits are contract liabilities with customers that represent our obligation to either transfer goods or services in the future, or refund the amount received. Where possible, we obtain retainers to lessen our risk of non-payment by our customers. Advances from clients’ deposits are recognized as revenue as we meet specified performance obligations as detailed in the contract.

The income earned from sub-leasing office space is recognized as “miscellaneous income”.

Accounts Receivable and Concentration of Risk

Accounts receivable, net is stated at the amount the Company expects to collect, or the net realizable value. The Company provides a provision for allowances that includes returns, allowances and doubtful accounts equal to the estimated uncollectible amounts. The Company estimates its provision for allowances based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the provision for allowances will change.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Recently issued accounting pronouncements

The Company adopts new pronouncements relating to GAAP applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncements not included above will have a material effect on the Company’s consolidated financial statements.

4. Other Receivables/Payables

Other receivables/payables pertain to VAT (value added taxes) receivables/payables of Lithium Harvest. The standard VAT rate in Denmark is 25%.

5. Equipment

Equipment as of March 31, 2024 and December 31, 2023 is summarized as follows:

		Accumulated
As of March 31, 2024	Cost	Depreciation	Net

Computer	$23,354	$9,870	$13,484
Equipment	5,000	5,000	-
Office Furniture & Equipment	93,108	33,410	59,698
Machinery under construction	44,326	-	44,326
	$165,788	$48,280	$117,508

		Accumulated
As of December 31, 2023	Cost	Depreciation	Net

Computer	$21,088	$8,461	$12,627
Equipment	5,000	5,000	-
Office Furniture & Equipment	95,320	26,260	69,060
Machinery under construction	21,220	-	21,220
	$142,628	$39,721	$102,907

Machinery under construction has not been depreciated as it is not yet available for use.

6. Reverse Acquisition

On February 14, 2023, the Company entered into the Agreement with Lithium Harvest and all the Shareholders. Pursuant to the Agreement, the Company acquired all outstanding shares of capital stock of Lithium Harvest in exchange for issuing to the Shareholders 206,667,233 shares of the Company’s common stock. The lender of a convertible note payable exercised its conversion feature and received 71,797,703 shares of common stock in exchange for its debt and interest. The Exchange Transaction represents a change of control and was accounted for as a reverse acquisition with Lithium Harvest being the accounting acquirer and the Company being the accounting acquiree. As a result of the Exchange Transaction, the number of shares of common stock outstanding increased to 287,190,813. The purchase price of Lithium Harvest was valued at $10,333,362 using the fair market value of the Company’s common stock price on the date of the Exchange Transaction, February 14, 2023.

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7. Intangible Assets

Intangible assets as of March 31, 2024 and December 31, 2023 are summarized as follows:

		Accumulated
As of March 31, 2024	Cost	Depreciation	Net

Patent - Denmark	$35,132	$3,909	$31,223

		Accumulated
As of December 31, 2023	Cost	Depreciation	Net

Patent - Denmark	$35,967	$3,064	$32,903

8. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities as of March 31, 2024 and December 31, 2023 are summarized as follows:

Accounts Payable:	Mar 31, 2024	Dec 31, 2023
Accounting fee	$31,346	$25,597
Audit fee	50,750	750
Consulting fee	73,266	73,266
Purchase of property, plant and equipment	29,171	-
Rental expenses	63,992	63,992
Professional fees	129,435	176,767
Others	71,750	42,330
	$449,710	$382,702

Accrued liabilities:	Mar 31, 2024	Dec 31, 2023
Professional fees	$11,000	$-
Audit fees	26,589	67,250
General and Administrative	797	-
	$38,386	$67,250

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9. Right of Use Assets and Lease Liability

The Company has entered into lease agreements with various third parties. The terms of the Company’s operating leases range from 12 to 94 months. These operating leases are included in “Right of Use Assets” on the Company’s Consolidated Interim Balance Sheets and represent the Company’s right to use the underlying asset for the lease term. The Company’s obligation to make lease payments are included in “Lease liability” on the Company’s Consolidated Interim Balance Sheets. Additionally, the Company has entered into various short-term operating leases with an initial term of 12 months or less. These leases are not recorded on the Company’s Consolidated Interim Balance Sheets. All operating lease expense is recognized on a straight-line basis over the lease term.

	March 31,	December 31,
	2024	2023
Right-of-use asset
Right-of-use asset, net	$1,589,453	$1,688,003

Lease liability
Current lease liability	$184,135	$183,913
Non-current lease liability	1,475,858	1,559,818
Total lease liability	$1,659,993	$1,743,731

Remaining lease term and discount rate
Weighted average remaining lease term	81 months	84 months
Discount rate used	10%	10%

Commitments

The following table summarizes the future minimum lease payments due under the Company’s operating leases as of March 31, 2024:

Remainder of 2024	$257,529
Thereafter	2,050,829
Less: imputed interest	(648,365)
Total	$1,659,993

10. Notes Payable, Convertible Notes Payable and Obligation to Issue Shares

On March 1, 2019, the Company entered into an unsecured loan agreement for $50,000 with an interest rate of 3.5% per annum. The loan was originally due on or before April 15, 2022. On March 28, 2022, the term of the loan agreement was extended to April 15, 2024. At March 31, 2024, there was $8,899 (March 31, 2023 - $7,144) in accrued interest under the loan. As of the date of this report, the loan is in default. The Company is negotiating new terms.

F-30

On July 23, 2021, the Company borrowed $100,000 pursuant to a two-year unsecured convertible promissory note, bearing interest at 10% per annum. The loan could be renewed at the option of the lender and was secured by a security agreement with collateral consisting of the Company’s present and future assets. The outstanding principal and unpaid accrued interest would automatically convert into shares of the Company’s common stock on or before the maturity date upon the closing of a “Qualified Transaction” in an amount equal to 25% of the fully diluted capitalization of the Company on a post-money basis. In the event that a Qualified Transaction was not consummated on or prior to the maturity date, the lender had the right to convert the principal and unpaid accrued interest of the note into shares of the Company’s common stock in an amount equal to 25% of the fully diluted capitalization of the Company. A Qualified Transaction is defined as the reverse acquisition of the Company with a target company. On June 22, 2022, the Company received an additional loan advance of $25,000. On February 14, 2023, the lender exercised the convertible feature of the debt, and the outstanding principal and accrued interest under the loan was converted into 71,797,703 shares of common stock valued at a total amount of $3,589,885.

During the year ended December 31, 2023, Lithium Harvest entered into two notes payable with a company controlled by the CEO of the Company, with one note in the principal amount of $17,173 (DKK 118,000) and the other in the principal amount of $2,183 (DKK 15,000), and each with a 3% interest rate per annum that was due on or before May 1, 2023. These loans have been repaid. (See Note 12)

On March 29, 2023, the Company entered into a $10,000 note payable with a 15% interest rate per annum with a related party. The loan repayment due date has been extended to December 31, 2024. At March 31, 2024, the accrued interest was $1,516 (March 31, 2023 - $12).

On April 28, 2023, a company controlled by a director and the Chief Technology Officer of the Company loaned the Company $14,506 (DKK 99,000). The loan had a 3% interest rate that was due on or before June 30, 2023. During the year ended December 31, 2023, the loan was repaid.

11. Common Stock

There were no stock transactions during the period ended March 31, 2024. At March 31, 2024, the Company had 296,037,813 shares of common stock issued and outstanding.

The following stock transactions occurred with respect to the Company’s common stock during the year ended December 31, 2023:

a)	On February 14, 2023, 206,667,233 shares of common stock valued at $10,333,362 were issued to the shareholders of Lithium Harvest pursuant to the Agreement with Lithium Harvest with respect to the Exchange Transaction.

b)	On February 14, 2023, 71,979,703 shares of common stock valued at $3,589,885 were issued to a lender pursuant to a convertible loan settlement in connection with the Exchange Transaction.

c)	On August 18, 2023, 1,500,000 shares of common stock valued at $375,000 were issued to an investor pursuant to a private placement subscription at $0.25 per share.

d)	On August 18, 2023, an aggregate of 4,006,000 shares of common stock valued at $1,402,100 were issued to investors pursuant to private placement subscriptions at $0.35 per share.

e)	On December 22, 2023, an aggregate of 3,341,000 shares of common stock valued at $1,169,350 were issued to investors pursuant to private placement subscriptions at $0.35 per share.

As of December 31, 2023, the Company had 296,037,813 shares of common stock issued and outstanding.

12. Related Party transactions

Related party transactions as of March 31, 2024 and December 31, 2023 are summarized as follows:

	Mar 31, 2024	Dec 31, 2023

Accounts payable	$260,290	$205,558
Accrued liabilities	427,370	296,839
	$687,660	$502,397

Stefan Muehlbauer resigned as a director on February 14, 2023 and is currently the Chief Financial Officer (“CFO”). During the three months ended March 31, 2024, the Company incurred management fees to the CFO totaling an aggregate of $31,250 (March 31, 2023 - $15,625). At March 31, 2024, $140,875 (March 31, 2023 - $110,465) was owing to the CFO for management fees, both current and past due, and $2,742 (March 31, 2023 - $1,180) for reimbursement of out of pocket expenses. The Company entered into an Employment Agreement with the CFO on February 14, 2023. His annual salary is $125,000, payable on a monthly basis with other benefits. The employment agreement is for a period of one year and at such time, the CFO will be eligible to receive a one-time, lump sum bonus of $25,000, subject to other conditions and terms. The Company is currently re-negotiating a new employment agreement with Mr. Muehlbauer.

F-31

On February 14, 2023, Tiffany Muehlbauer resigned as Chief Technology Officer. At March 31, 2024, $12,766 (March 31, 2023 - $12,766) was owing to the prior officer for past due salaries and $25,500 (March 31, 2023 - $25,500) for management fees.

At March 31, 2024, the Company owed a company controlled by the above two related parties $20,647 (March 31, 2023 - $20,647) for office expenses.

On February 14, 2023, Sune Mathiesen became a director and Chief Executive Officer (“CEO”) of the Company. During the three months ended March 31, 2024, Lithium Harvest incurred management fees payable to the CEO totaling an aggregate of $79,744 (DKK 550,000) (March 31, 2023 - $40,023 (DKK 275,000)). At March 31, 2024, $227,785 (DKK 1,575,000) (March 31, 2023 - $40,023 (DKK 275,000)) was owing to the CEO for salary, and $1,390 (DKK 9,614) (March 31, 2023 - $1,915 (DKK 13,157)) for out of pocket expenses. At March 31, 2024, an aggregate of $nil (March 31, 2023 - $2,195 (DKK 15,088)) was owed to the CEO for a note payable and accrued interest. The loan had a 3% interest rate and was due on or before May 1, 2023., The loan was repaid on April 17, 2023. (See Note 9) Lithium Harvest entered into an Employment Agreement with Mr. Mathiesen on February 14, 2023. His annual salary is approximately $300,000 (DKK 2,200,000), payable on a monthly basis with other benefits. The employment agreement is non-terminable until December 31, 2025. Subject to other conditions and terms, the CEO may be eligible to receive an annual bonus of up to 150% of his current annual salary.

At March 31, 2024, a company controlled by a director and CEO was owed $95,815 (DKK 662,500) (March 31, 2023 - $284,243 (DKK 1,953,067)) for management fees and out of pocket expenses, both current and past due. An aggregate of $Nil (March 31, 2023 - $17,217 (DKK 118,300)) was also owed to a company controlled by the director and CEO for notes payable and accrued interest. The loan had a 3% interest rate that was due on or before May 1, 2023., The loan was repaid on April 19, 2023. (See Note 9)

On February 14, 2023, Paw Juul became the Chief Technology Officer (“CTO”) of the Company. During the three months ended March 31, 2024, Lithium Harvest incurred management fees from the CTO totaling an aggregate of $79,744 (DKK 550,000) (March 31, 2023 - $40,023 (DKK 275,000). At March 31, 2024, $198,405 (DKK 1,371,850) (March 31, 2023 - $40,023 (DKK 275,000)) was owing to the CTO for salaries. Lithium Harvest entered into an Employment Agreement with Mr. Juul on February 14, 2023. His annual salary is approximately $300,000 (DKK 2,200,000), payable on a monthly basis with other benefits. The employment agreement is non-terminable until December 31, 2025. Subject to other conditions and terms, the CTO may be eligible to receive an annual bonus up to 150% of his current annual salary.

On April 28, 2023, a Company controlled by a director and CTO of the Company, Paw Juul, loaned the Company $14,506 (DKK 99,000). The loan had a 3% interest rate that was due on or before June 30, 2023. The loan was repaid on August 24, 2023.

F-32

13. Stock Based Compensation

On May 10, 2023, the Company granted restricted stock unit (“RSU”) awards to certain key employees and directors under the Company’s 2023 Equity Incentive Plan (the “Incentive Plan”). The settlement of these RSU awards is subject to stockholder approval. The Company is authorized to grant options and other stock-based awards to executive officers, directors, employees and consultants enabling them to acquire up to 45,000,000 shares of common stock of the Company. The exercise price of each option equals the market price of the Company’s shares of common stock as calculated on the date of the grant. The maximum term and/or vesting period shall not be more than ten years from the grant date. The vesting period for all options is at the discretion of the board of directors of the Company and shall not be more than ten years from the grant date. The options are non-transferable.

Restricted stock and RSU awards are subject to vesting spread over time at the discretion of the committee administering the Incentive Plan. Upon the vesting of RSUs and the Company’s determination that any necessary conditions precedent to the release of vested shares have been satisfied, such vested shares will then be made available to the participants. Except as otherwise provided in the Incentive Plan or award agreement, the participants with a restricted stock award shall have all the rights of a stockholder, including the right to vote the shares of restricted stock. The RSU awards granted on May 10, 2023 provide that the recipients do not have rights of a stockholder prior to vesting. The fair value of the Company’s common stock on the grant date was $0.072 per share. At March 31, 2024, the stock based compensation expense was $640,902.

The table below sets forth the vesting schedule with respect to the RSUs granted on May 10, 2023.

			Vesting Schedule (Number of Shares)
Name	Title	Total RSUs	May 10, 2024	May 10, 2025	May 10, 2026
Sune Mathiesen	CEO, Director	6,111,111	2,037,037	2,037,037	2,037,037
Paw Juul	CTO, Director	5,625,000	1,875,000	1,875,000	1,875,000
Stefan Muehlbauer	CFO, Secretary	1,736,111	578,704	578,704	578,703
Kristian Jensen	Director	1,458,333	486,111	486,111	486,111
			4,976,852	4,976,852	4,976,851

On February 1, 2024, the Company received the resignation of Kristian Jensen as director. In accordance with the Incentive Plan, the unvested RSU award granted to Mr. Jensen in the amount of 1,458,333 units was forfeited. Below is the updated vesting schedule as at March 31, 2024:

			Vesting Schedule (Number of Shares)
Name	Title	Total RSUs	May 10, 2024	May 10, 2025	May 10, 2026
Sune Mathiesen	CEO, Director	6,111,111	2,037,037	2,037,037	2,037,037
Paw Juul	CTO, Director	5,625,000	1,875,000	1,875,000	1,875,000
Stefan Muehlbauer	CFO, Secretary	1,736,111	578,704	578,704	578,703
		13,472,222	4,490,741	4,490,741	4,490,740

14. Commitments and Contingencies

At March 31, 2024, there were no commitments or contingencies to report other than what has been disclosed in this report.

15. Income Taxes

The Company and its subsidiaries file separate income tax returns.

The Company files income tax returns in the United States of America and in the States of Florida and Indiana for Sustainable Projects Group Inc. and YER Brands Inc., respectively, and is subject to a U.S. federal corporate income tax rate of 21%. The Company generated a taxable loss for the three months ended March 31, 2023 and 2022. Lithium Harvest is subject to a Danish corporate income tax rate of 22%.

16. Legal Matters

The Company has no known legal issues pending.

F-33

                  Shares

Sustainable Projects Group Inc.

Common Stock

PROSPECTUS

                 , 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable solely by us in connection with the sale of the securities being registered hereby. All amounts, other than the SEC registration fee, are estimates.

	Amount
SEC registration fee		$2,952
Accounting fees and expenses
Legal fees and expenses
Transfer agent fees and expenses
Printing and related fees
Advisory fees
Miscellaneous fees and expenses
Total	$

Item 14. Indemnification of Directors and Officers.

The Nevada Revised Statutes (“NRS”)

Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she:

(a)	is not liable pursuant to NRS § 78.138; or

(b)	acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS § 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Under our By-laws, we indemnify every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, because he or a person whom he legally represents is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, is indemnified and held harmless to the fullest legally permissible under Chapter 78 of the NRS from time to time against all expenses, liability, and loss (including attorney’s fees, judgments, fines, and amounts paid or to be paid in settlements) reasonably incurred or suffered by him in connection with his acting.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The right of indemnification is a contract right that may be enforced in any manner desired by the person. The right of indemnification does not extinguish any other right that the directors, officers, or representatives may have or later acquire and, without limiting the generality of the statement, they are entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under Article 12 of our By-laws.

II-1

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers, or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We intend to enter into separate, but substantively identical, indemnification agreements with each of our directors and executive officers. The indemnification agreements will allow us to indemnify each of them to the fullest extent permitted by Nevada law.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we issued the following securities, which were not registered under the Securities Act. Except as otherwise provided below, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act or under Regulation D promulgated pursuant to the Securities Act.

Convertible Notes

During the year ended December 31, 2022, the Company issued 640,000 shares of common stock in a debt settlement transaction, settling a convertible note payable with a principal balance of $20,000 and accrued interest of $1,098.

Kestrel Flight Fund LLC loaned the Company $100,000 pursuant to a Loan Agreement dated July 21, 2021, by and between the Company and Kestrel Flight Fund LLC, which was subsequently amended on June 22, 2022, to increase the Loan amount by $25,000 to a total of $125,000. The Loan accrued interest at the rate of 10% per annum and converted into the Company’s common stock upon the effectiveness of the Exchange Transaction.

Exchange Transaction

The following stock transactions occurred with respect to the Company’s common stock in regards to the reverse acquisition of Legacy Lithium Harvest.

a)	On February 14, 2023, 206,667,233 shares of common stock valued at $10,333,362 were issued to the shareholders of Legacy Lithium Harvest pursuant to the Exchange Agreement with Legacy Lithium Harvest with respect to the Exchange Transaction.

b)	On February 14, 2023, 71,979,703 shares of common stock valued at $3,589,885 were issued to Kestrel Flight Fund LLC pursuant to settlement of the Loan in connection with the Exchange Transaction.

2023 Private Placements

Between March 30, 2023 and December 4, 2023, the Company entered into Purchase Agreements with the Investors, pursuant to which the Company issued 1,500,000 shares of common stock at $0.25 per share on August 18, 2023, 4,006,000 shares of common stock at $0.35 per share on August 18, 2023 and 3,341,000 shares of common stock at $0.35 per share on December 22, 2023. In total, 8,847,000 Private Placement Shares were purchased by the Investors, resulting in aggregate gross proceeds to the Company of $2,946,450.

II-2

Item 16. Exhibits.

(a) Exhibits

The exhibits listed in the following exhibit index are filed as part of this report.

Exhibit	Description
1.1*	Form of Underwriting Agreement

2.1	Securities Exchange Agreement, among the Company, Lithium Harvest ApS and, for certain limited purposes, its shareholders, dated as of February 14, 2023, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed February 14, 2023.

3.1	Articles of Incorporation and Certificate of Amendment, dated September 4, 2009, incorporated herein by reference to Exhibit 3.1 to the Company’s registration statement on Form S-1 filed on September 13, 2010.

3.2	By-Laws, incorporated herein by reference to Exhibit 3.2 to the Company’s registration statement on Form S-1 filed on September 13, 2010.

3.3	Certificate of Amendment to Articles of Incorporation, dated August 16, 2010, incorporated herein by reference to Exhibit 3.3 to the Company’s registration statement on Form S-1 filed on September 13, 2010.

3.4	Certificate of Amendment to Articles of Incorporation, dated November 9, 2016, incorporated herein by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed December 19, 2016.

3.5	Certificate of Amendment to Articles of Incorporation, dated October 18, 2017 incorporated herein by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed October 26, 2017.

5.1*	Opinion of Faegre Drinker Biddle & Reath LLP with respect to the legality of the common stock registered hereby

10.1	Executive Service Agreement, by and between the Company and Sune Mathiesen, dated as of February 14, 2023, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 14, 2023.

10.2	Form of Employment Agreement, by and between the Company and Sune Mathiesen, incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed February 14, 2023.

10.3	Employment Agreement, by and between the Company and Stefan Muehlbauer, dated as of May 17, 2024, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 21, 2024.

10.4	Executive Service Agreement, by and between the Company and Paw Juul, dated as of February 14, 2023, incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed February 14, 2023.

10.5	Form of Employment Agreement, by and between the Company and Paw Juul, incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed February 14, 2023.

10.6	Sustainable Projects Group Inc. 2023 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 22, 2023).

10.7	Form of Restricted Stock Unit Award Agreement. (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 22, 2023).

10.8	Form of Subscription Agreement of Sustainable Projects Group Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on December 26, 2023).

10.9	Employment Agreement, by and between the Company and Stefan Muehlbauer, dated May 17, 2024 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 21, 2024).

21.1	Subsidiaries of the Registrant, incorporated herein by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K, filed February 14, 2023.

23.1*	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)

23.2	Consent of Centurion ZD CPA & Co., Independent Registered Public Accounting Firm (included)

24.1	Powers of Attorney (included on the signature pages of this registration statement)

107	Filing Fee Table

*To be filed by amendment.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that it will:

(1) For purposes of determining any liability under the Securities Act, of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 10, 2024.

Sustainable Projects Group Inc.

By:	/s/ Sune Mathiesen
Sune Mathiesen
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sune Mathiesen and Stefan Muehlbauer, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and redistribution, for him and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Sune Mathiesen	Chairman, President and Chief Executive Officer	June 10, 2024
Sune Mathiesen	(principal executive officer)

/s/ Stefan Muehlbauer	Chief Financial Officer and Secretary	June 10, 2024
Stefan Muehlbauer	(principal financial and accounting officer)

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